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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACTIVISION BLIZZARD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3100 Ocean Park Boulevard
Santa Monica, California 90405

July 29, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Activision Blizzard, Inc. The meeting will be held on Wednesday, September 24, 2008, beginning at 9:00 a.m., Pacific Daylight Time, at The Peninsula Hotel, 9882 South Santa Monica Boulevard, Beverly Hills, California 90212.

        Information about the meeting and the matters on which stockholders will act is included in the accompanying proxy statement.

        The purposes of this year's Annual Meeting are to:

          (1)   elect eleven directors;

          (2)   act on a proposal to approve the Activision Blizzard, Inc. 2008 Incentive Plan;

          (3)   act on a stockholder proposal regarding diversity on the Board of Directors of Activision Blizzard, Inc.; and

          (4)   act on a stockholder proposal regarding a stockholder advisory vote on executive compensation.

        The Board of Directors of Activision Blizzard, Inc. has fixed July 28, 2008 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

        It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading "Procedural Matters" in the proxy statement that follows. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Robert A. Kotick President and Chief Executive Officer

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 24, 2008

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 24, 2008

PROCEDURAL MATTERS

General

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Activision Blizzard, Inc., a Delaware corporation, formerly known as Activision, Inc. (the "Company"), of proxies from holders of the Company's issued and outstanding shares of common stock, par value $0.000001 per share ("Common Stock"). The proxies being solicited will be used at the Annual Meeting of Stockholders to be held on Wednesday, September 24, 2008, at The Peninsula Hotel, 9882 South Santa Monica Boulevard, Beverly Hills, California 90212, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement of such meeting (the "Annual Meeting"). The Company will be mailing a notice regarding the Internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the Internet) to stockholders on or prior to August 14, 2008.

Record Date and Quorum

        Stockholders of record at the close of business on July 28, 2008 are entitled to notice of, and to vote at, the Annual Meeting. There were 657,890,893 shares of Common Stock outstanding on the record date. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented for action at the Annual Meeting. A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Annual Meeting in order for a quorum to be present. Proxies representing abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting. A "broker non-vote" occurs when a broker, bank or other nominee who holds shares for a beneficial owner to be represented at the meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received instructions on point from such beneficial owner.

Required Votes

        In the election of directors (Proposal 1), you may either vote "for" all nominees as a group, withhold your vote with respect to all nominees as a group or expressly withhold your vote with respect to any nominee. Election of any nominee as a director, approval of the Activision Blizzard, Inc. 2008 Incentive Plan (the "2008 Plan") (Proposal 2) and adoption of stockholder proposals (Proposals 3 and 4) each require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Accordingly, shares not present will have no effect on the voting outcome with respect to the election of directors or proposals 2 through 4. Shares present but not voted (either because of an express abstention, withheld vote or broker non-vote or because such vote is not cast) will have the same effect as a vote against a director nominee or proposals 2 through 4, as the case may be.

        Because the election of directors (Proposal 1) is a "routine" proposal, if you hold your shares in "street name" and do not give your broker or other nominee instructions as to how to vote your shares with respect to this proposal, your broker or other nominee will have discretionary authority to vote your shares under applicable rules. Because approval of the 2008 Plan (Proposal 2) and each of the stockholder proposals (Proposals 3 and 4) are "non-routine" proposals, if you hold your shares in "street name" and do not give your broker or other nominee instructions as to how to vote your shares with respect to any of these proposals, under applicable rules your broker or other nominee will not have discretionary authority to vote your shares, in which case such shares will be considered a broker non-vote with respect to such proposal.

Proxies

        Whether or not you are able to attend the Annual Meeting, you are urged to vote your shares by proxy. Stockholders of record may vote online at www.continentalstock.com, by calling (866) 894-0537 or, if such holders receive the Proxy Statement by mail, by completing and mailing the enclosed proxy card. If you are a stockholder of record and you choose to vote by mail, please complete, sign and date the proxy card as soon as possible. If you hold shares in "street name" through a bank, broker or other nominee record holder, your bank, broker or other nominee record holder will send you separate instructions describing the procedure for voting your shares. "Street-name" holders who wish to vote in person at the special meeting will need to obtain a proxy from the bank, broker or other nominee record holder that holds their shares.

        The Common Stock represented by all proxies received by the Company prior to the Annual Meeting, and not properly revoked prior to being voted at the Annual Meeting, will be voted at the Annual Meeting as directed. If no directions are specified, such proxies will be voted FOR each of the director nominees named in this Proxy Statement, FOR approval of the 2008 Plan (Proposal 2) and AGAINST adoption of each stockholder proposal (Proposals 3 and 4). Any stockholder may revoke or change such stockholder's proxy at any time before the proxy is voted at the Annual Meeting by (1) sending a written notice of revocation of the proxy to the Secretary of the Company at the Company's principal executive offices, (2) delivering a subsequently dated proxy by telephone or the Internet or (3) voting in person at the Annual Meeting.

Costs of Proxy Solicitation

        The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, the notice regarding the Internet availability of proxy materials and any additional solicitation materials sent by the Company to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding the proxy materials to such beneficial owners. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, personally or by telephone.

 PROPOSAL 1—
ELECTION OF DIRECTORS

General

        Stockholders will elect eleven directors at the Annual Meeting. Those elected will serve until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

        Each of the persons listed below has been nominated to stand for election at the Annual Meeting.

        Each nominee currently serves as a director of the Company and was appointed to the Board effective as of the consummation of the combination of the respective businesses of the Company (then known as Activision, Inc.) and Vivendi Games, Inc. ("Vivendi Games") and the purchase of Common Stock by VGAC LLC ("VGAC") pursuant to the Business Combination Agreement (the "Business Combination Agreement"), dated as of December 1, 2007, by and among the Company, Sego Merger Corporation, Vivendi S.A. ("Vivendi"), VGAC and Vivendi Games (together, the "Combination"). Upon the closing of the Combination, the Company was renamed Activision Blizzard, Inc. For more information about the Combination, see "Certain Relationships and Related Transactions—Transactions with Related Persons—Combination of the Company and Vivendi Games" below. Each of the nominees has consented to be named in this Proxy Statement and to continue to serve as a director if elected at the Annual Meeting.

        Each nominee has been nominated to stand for election in accordance with the Company's amended and restated bylaws (the "Bylaws"). Pursuant to the Bylaws, the Board is currently comprised of 11 members, consisting of six Vivendi directors (the "Vivendi Directors"), two executive directors (the "Executive Directors") and three independent directors (the "Independent Directors"). Three subcommittees of the Company's Nominating and Corporate Governance Committee select nominees for each of the three classes of directors:

  •
  the Vivendi Nominating Committee selects the Vivendi Director nominees; Messrs. Capron, Crépin, Hack, Lévy, Morris and Pénisson are the Vivendi Director nominees for election at the Annual Meeting;

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  the Executive Nominating Committee selects the Executive Director nominees; Messrs. Kelly and Kotick are the Executive Director nominees for election at the Annual Meeting; and

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  the Independent Nominating Committee selects the Independent Director nominees; Messrs. Corti, Morgado and Sarnoff are the Independent Director nominees for election at the Annual Meeting.

        Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each such nominee. However, if any nominee shall become unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with the Bylaws.

        Pursuant to an investor agreement among Vivendi, VGAC, Vivendi Games and the Company (the "Investor Agreement") and the Bylaws, VGAC, which holds a majority of the outstanding shares of Common Stock, has agreed to vote its shares in a manner that ensures that all of the nominees are elected. For more information about the composition of the Board, the nominating subcommittees, the Bylaws and the Investor Agreement, see "Corporate Governance" and "Certain Relationships and Related Transactions" below.

Nominees

        The following table sets forth the names of the nominees and certain information about them (including their terms of service).

Name of Nominee	Age	Principal Occupation	Director Since
Philippe G. H. Capron	50	Chief Financial Officer of Vivendi	2008
Robert J. Corti(1)(2)	58	Chairman of the Board of Avon Products Foundation	2003
Frédéric R. Crépin(2)	38	Senior Vice President, Head of Legal Department of Vivendi	2008
Bruce L. Hack	59	Vice-Chairman of the Board and Chief Corporate Officer of the Company	2008
Brian G. Kelly	45	Co-Chairman of the Board of the Company	1995
Robert A. Kotick	45	President and Chief Executive Officer of the Company	1991
Jean-Bernard Lévy(2)(3)(4)(5)	53	Chairman of the Management Board and Chief Executive Officer of Vivendi	2008
Robert J. Morgado(1)(2)(3)(5)(6)	65	Chairman of Maroley Media Group	1997
Douglas P. Morris(3)(4)	69	Chairman and Chief Executive Officer of Universal Music Group	2008
René P. Pénisson(2)(3)(4)(5)	66	Chairman of the Board of the Company and Member of the Management Board of Vivendi	2008
Richard Sarnoff(1)(3)(5)(6)	49	Executive Vice President of Random House, Inc. and President of Bertelsmann Digital Media Investments	2005

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

(4)
Member of the Vivendi Nominating Committee.

(5)
Member of the Executive Nominating Committee.

(6)
Member of the Independent Nominating Committee.

        Mr. Capron became a director of the Company in July 2008 in connection with the Combination. He has served as Chief Financial Officer and as a Member of the Management Board of Vivendi since April 2007. He joined Vivendi as Executive Vice-President in January 2007. From 2006 until 2007, Mr. Capron served as Executive Vice President Finance and as a member of the Management Board of the Arcelor Group, a steel manufacturer (now part of Arcelor Mittal), and from 2002 until 2006 Mr. Capron was Executive Vice-President of Arcelor. Mr. Capron is a member of the Supervisory Boards of each of Canal+ Group, a film and television studio and distributor controlled by Vivendi, Canal+ France, a French premium pay television channel controlled by Vivendi, and Maroc Telecom, a Moroccan telecommunications provider and subsidiary of Vivendi. Mr. Capron is a graduate of the École des Hautes Études Commerciales, the Institut d'Études Politiques de Paris and the École Nationale d'Administration.

        Mr. Corti has been a director of the Company since December 2003 and serves as Chairperson of the Audit Committee. Mr. Corti has more than 25 years of experience at Avon Products, Inc., a global manufacturer and marketer of beauty and related products. Mr. Corti joined Avon Products, Inc.'s tax department as a tax associate in 1976 and held positions of increasing responsibility in Avon Products, Inc.'s finance department throughout his tenure there, serving as the Executive Vice President and Chief Financial Officer of Avon Products, Inc. from 1998 until he retired from his positions as Chief Financial Officer in November 2005 and Executive Vice President in March 2006. Mr. Corti has served on the Board of Directors of Bacardi Limited, a wine and spirits group, since June 2006, and on the Board of Directors of ING Direct, a U.S. subsidiary of ING Group, a Dutch insurance conglomerate, since January 2008. Mr. Corti also serves as Chairman of the Board of Directors of the Avon Products Foundation. Mr. Corti holds a B.A. degree in Accounting from Queens College and an M.B.A. degree in Taxation from St. John's University. Mr. Corti is also a certified public accountant.

        Mr. Crépin became a director of the Company in July 2008 in connection with the Combination. He has served as Senior Vice-President, Head of Legal Department of Vivendi since August 2005. Mr. Crépin joined Vivendi's office of the General Counsel and Legal Department in July 2000. Prior to joining Vivendi, Mr. Crépin served as an associate at several law firms in each of Paris and New York and is a member of both the Paris and the New York bars. He is a graduate of the Institut d'Etudes Politiques de Paris, holds an L.L.M. degree from New York University School of Law, a Masters Degree in European business law from the Université Paris II Panthéon-Assas and a Masters Degree in employment and labor law from the Université Paris X Nanterre.

        Mr. Hack became a director and Vice-Chairman and Chief Corporate Officer of the Company in July 2008 in connection with the Combination and was Chief Executive Officer and served on the Board of Directors of Vivendi Games from January 2004 until July 2008, when the businesses of the Company and Vivendi Games were combined. Mr. Hack was previously Executive Vice President—Strategy and Development for Vivendi. From 1998 to 2001, Mr. Hack was Vice Chairman of Universal Music Group (then a subsidiary of Seagram Company Ltd.), and from 1995 to 1998, he served as Executive Vice President and Chief Financial Officer of Universal Studios. From 1982 through 1994 Mr. Hack held various positions of responsibility with what was then the Seagram Company Ltd., including Chief Financial Officer of Tropicana Products, Inc. Mr. Hack joined Seagram Company Ltd. after serving as a trade negotiator at the U.S. Treasury in Washington, D.C. Mr. Hack has also served on the Board of Directors of iSuppli Corporation, an electronics research firm, since September 2007, and as a member of its Board's Compensation Committee since October 2007. Mr. Hack holds a B.A. degree from Cornell University and an M.B.A. degree from the University of Chicago.

        Mr. Kelly has held various positions of responsibility with the Company since 1991, including serving as a director of the Company since July 1995 and Co-Chairman of the Company since October 1998. Mr. Kelly holds a B.A. degree in accounting from Rutgers University and a J.D. degree from Fordham University School of Law.

        Mr. Kotick has been a director and Principal Executive Officer of the Company since February 1991 and was Chairman and Chief Executive Officer of the Company from February 1991 until July 2008, when he became President and Chief Executive Officer of the Company in connection with the Combination. Since March 2003, Mr. Kotick has served on the Board of Directors of Yahoo! Inc., an Internet content and service provider, and as a member of its Board's Nominating and Corporate Governance Committee. Mr. Kotick is expected to resign from the Board of Directors of Yahoo! Inc. on August 1, 2008. Mr. Kotick is also a member of the Board of Trustees for The Center for Early Education, is Chairman of the Committee of Trustees at the Los Angeles County Museum of Art and is a member of the Board of Directors of the Tony Hawk Foundation.

        Mr. Lévy became a director of the Company in July 2008 in connection with the Combination and serves as Chairperson of the Compensation Committee. He has served as the Chairman of the Management Board of Vivendi and Chief Executive Officer of Vivendi since April 2005 and was Chief Operating Officer of Vivendi from August 2002 until April 2005. Mr. Lévy currently serves as the

Vice-Chairman of the Supervisory Board of Maroc Telecom, a Moroccan telecommunications provider and subsidiary of Vivendi, and as the Chairman of the Supervisory Board of each of Canal+ France, a French premium pay television channel controlled by Vivendi, and Viroxis, a French pharmaceutical and biotechnology company. Mr. Lévy is also a member of the Supervisory Board of Canal+ Group, a film and television studio and distributor controlled by Vivendi, and a director of each of SFR, a French mobile phone company controlled by Vivendi, NBC Universal, Inc., a media and entertainment company in which Vivendi has a minority investment, VINCI, a French integrated concessions and construction group, and l'Institut Pasteur, a private foundation dedicated to the prevention and treatment of diseases. Mr. Lévy previously served as Chairman and Chief Executive Officer of VU Net and VTI and as a director of each of UGC, Cegetel, Oddo Pinatton Group and HCA. Mr. Lévy has degrees from the École Polytechnique and the École Nationale Supérieure des Télécommunications.

        Mr. Morgado has been a director of the Company since February 1997. Mr. Morgado is Chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as Chairman and Chief Executive Officer of the Warner Music Group, Inc. from 1985 to 1995. Mr. Morgado serves on the boards of directors of the Maui Arts & Cultural Center and New Milford Hospital in Connecticut. He is also a member of the board of managers of Nest Top, LLC, the controlling shareholder of Nest Family and Nest Learning Systems, a children's entertainment company. Mr. Morgado holds a B.A. degree from Chaminade University of Honolulu and an M.P.A. degree from The State University of New York.

        Mr. Morris became a director of the Company in July 2008 in connection with the Combination. He has served on Vivendi's Management Board since April 2005. Mr. Morris is currently the Chairman and Chief Executive Officer of Universal Music Group, the largest music content company in the world (comprised of recorded music and music publishing businesses) and a subsidiary of Vivendi, a position he has held since November 1995. Mr. Morris also currently serves as a director for various subsidiaries of Universal Music Group and for CBS Corporation, as well as serving on the Board of Directors of the Robin Hood Foundation, a charitable organization which attempts to alleviate problems caused by poverty in New York City, and the Rock and Roll Hall of Fame. He is also a Trustee of the Cold Spring Harbor Laboratory, a private, non-profit institution with research programs focusing on cancer, neurobiology, plant genetics, genomics and bioinformatics. Mr. Morris holds a B.A. degree from Columbia University.

        Mr. Pénisson became a director and Chairman of the Company in July 2008 in connection with the Combination and serves as Chairperson of the Nominating and Corporate Governance Committee. He has served as a member of the Management Board of Vivendi since April 2005 and served as Chairman of Vivendi Games from January 2004 until July 2008, when the businesses of the Company and Vivendi Games were combined. Mr. Pénisson has also served as Senior Executive Vice-President, Human Resources, of Vivendi since April 2004. Prior to holding these positions, Mr. Pénisson served as adviser to the Chairman and Chief Executive Officer, Social Relations and Organization of Vivendi beginning in September 2002. Mr. Pénisson previously served as a member of the Executive Committee of Aventis, a French pharmaceutical company (now part of Sanofi-Aventis), and as Chairman of the Board of each of Aventis Animal Nutrition and RP Industrialisation, a French chemical and pharmaceutical company (now part of Sanofi-Aventis), both of which are subsidiaries of Aventis. Mr. Pénisson has an engineering degree from the École Supérieure de Chimie Industrielle de Lyon, a doctorate degree in chemical engineering from the Université de Lyon and a degree from the French Management Institute.

        Mr. Sarnoff has been a director of the Company since August 2005, and is employed by Bertelsmann AG, a diversified media and services company, where he serves as Executive Vice President of Random House, Inc. and as President of Bertelsmann Digital Media Investments (formerly Random House Ventures). Mr. Sarnoff has also served as a member of the Supervisory Board of Bertelsmann AG since 2002. Previously, Mr. Sarnoff served as Executive Vice President and Chief

Financial Officer of Random House, Inc. Mr. Sarnoff also currently serves on the Board of Directors of The Princeton Review, Inc. and is currently Chairman of the Board of the American Association of Publishers. Mr. Sarnoff holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard Business School.

Required Vote and Board Recommendation

        Each director is elected by the affirmative vote of a majority of the shares represented in person or represented by proxy at the Annual Meeting. At the Annual Meeting, VGAC is expected to vote its shares FOR the election of each nominee for director in accordance with the Investor Agreement and the Bylaws.

The Board recommends that you vote FOR the election
of each nominee for director.

 PROPOSAL 2—
APPROVAL OF THE 2008 PLAN

General

        As previously disclosed, due to an error with respect to the record date for the Company's 2007 annual meeting, in connection with the Combination, VGAC agreed to ratify and re-approve by written consent all actions approved by the Company's stockholders at the 2007 annual meeting, including the stockholders' approval of the Activision, Inc. 2007 Incentive Plan (the "2007 Plan"), and such written consent has been delivered to the Company. In addition, the Board has determined that it is in the best interests of the Company and its stockholders to adopt a new plan and has proposed that the Company's stockholders adopt the 2008 Plan, which is substantially identical to the 2007 Plan. Accordingly, based on the recommendation of the Compensation Committee, on July 28, 2008, the Board, subject to stockholder approval, adopted the 2008 Plan. If the 2008 Plan is approved by stockholders, the Company will cease to make awards under the 2007 Plan.

Effect on Existing Equity Incentive Plans

        Pursuant to the terms of the 2007 Plan, the Company no longer makes awards under the following incentive plans (together with the 2007 Plan, the "Prior Plans"), although each remains in effect and continues to govern outstanding awards thereunder:

  •
  Activision, Inc. 1998 Incentive Plan, as amended (the "1998 Plan");

  •
  Activision, Inc. 1999 Incentive Plan, as amended (the "1999 Plan");

  •
  Activision, Inc. 2001 Incentive Plan, as amended (the "2001 Plan");

  •
  Activision, Inc. 2002 Incentive Plan, as amended (the "2002 Plan");

  •
  Activision, Inc. 2002 Executive Incentive Plan, as amended (the "2002 Executive Plan");

  •
  Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended (the "2002 Studio Plan"); and

  •
  Activision, Inc. 2003 Incentive Plan, as amended (the "2003 Plan").

If stockholders approve the 2008 Plan, the Company will cease to make awards under the 2007 Plan, although the 2007 Plan will remain in effect and continue to govern outstanding awards thereunder.

Roll Up of Shares Available under the 2007 Plan

        The Board has reserved a number of shares of Common Stock for issuance under the 2008 Plan that is equal to 15 million shares, plus the number of shares that were reserved for issuance under the Prior Plans (other than the 2007 Plan) that were not subject to outstanding awards on September 27, 2007, plus the number of shares subject to outstanding awards under the Prior Plans (other than the 2007 Plan) on September 27, 2007 that subsequently became available for issuance pursuant to the terms of the 2007 Plan, plus the number of shares subject to awards made under the 2007 Plan that subsequently became available for issuance pursuant to the terms of the 2007 Plan, minus the number of shares subject to awards issued under the 2007 Plan since September 27, 2007.

        The following table sets forth for the Prior Plans as of July 14, 2008:

  •
  the number of shares of Common Stock reserved for issuance thereunder and not subject to outstanding awards;

  •
  the number of shares of Common Stock reserved for issuance thereunder in respect of outstanding awards of options and restricted share units;

  •
  the number of restricted shares of Common Stock issued thereunder, including performance shares of Common Stock, which are outstanding but subject to forfeiture; and

  •
  the total number of all such shares as a percentage of the outstanding shares of Common Stock on a fully diluted basis (see footnote 1 to the table below).

	Number of Shares of Common Stock Reserved for Issuance
Plan or Arrangement	Not Subject to Outstanding Option or Restricted Share Unit Awards (#)	Subject to Outstanding Option or Restricted Share Unit Awards (#)	Restricted Shares of Common Stock Outstanding But Subject to Forfeiture (#)	All Such Shares as a Fully Diluted Percentage of Common Stock Outstanding(1) (%)
Prior Plans	8,536,156	44,426,243	1,501,342	7.6

(1)
The fully diluted percentage of outstanding Common Stock was calculated by dividing (a) the sum of (i) the number of shares reserved for issuance under the Prior Plans and (ii) the number of restricted shares of Common Stock outstanding but subject to forfeiture (including performance Shares of Common Stock), by (b) 721,277,269, the sum of (i) 657,779,121, the total number of shares outstanding as of July 14, 2008, including the 1,501,342 restricted shares of Common Stock outstanding but subject to forfeiture, (ii) 8,536,156, the number of shares reserved for issuance but not subject to outstanding awards under the Prior Plans as of July 14, 2008, (iii) 44,426,243, the number of shares reserved for issuance and subject to outstanding awards under the Prior Plans as of July 14, 2008, (iv) 350,162, the number of shares reserved for issuance and subject to outstanding awards under the 1991 Plan as of July 14, 2008, (v) 8,304,789, the number of shares reserved for issuance in respect of options held by certain individuals that were not issued under a plan as of July 14, 2008, (vi) 980,798, the number of shares remaining available for issuance under the Company's employee stock purchase plans as of July 14, 2008, and (vii) 900,000, the number of shares reserved for issuance pursuant to certain warrants issues to the Company's vendors, suppliers or customers as of July 14, 2008.

        The number of shares reserved for issuance under the 2008 Plan will be increased from time to time by:

  •
  the number of shares relating to awards outstanding under the Prior Plans at the time the 2008 Plan is approved by stockholders that:
  •
  expire, or are forfeited, terminated or cancelled, without the issuance of shares;

  •
  are settled in cash in lieu of shares; or

  •
  are exchanged, prior to the issuance of shares of Common Stock, for awards not involving Common Stock; and

  •
  if the exercise price of any option outstanding under any Prior Plan at the time the 2008 Plan is approved by stockholders is, or the tax withholding requirements with respect to any award outstanding under any Prior Plan at the time the 2008 Plan is approved by stockholders are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares.

Importance of Stockholder Approval

        Stockholder approval of the 2008 Plan is necessary in order for the Company to (1) meet the stockholder approval requirements of the NASDAQ Stock Market ("NASDAQ"), (2) take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the "Code") and (3) grant incentive stock options ("ISOs") thereunder.

Summary of the 2008 Plan

        The following summary of the principal terms and provisions of the 2008 Plan is qualified in its entirety by the terms of the 2008 Plan, which is included as Appendix A attached to this Proxy Statement and incorporated herein by reference.

  Shares Available Under the 2008 Plan

        Subject to adjustment as provided in the 2008 Plan in the event of stock splits, stock dividends, the issuance of rights and certain other events, the number of shares of Common Stock that may be issued or transferred under the 2008 Plan will not exceed that number of shares equal to the number of shares available for grant under the 2007 Plan at the time the 2008 Plan is approved by stockholders as such number is increased as described under "—Roll Up of Shares Available under the 2007 Plan" above.

        Under the 2008 Plan:

  •
  shares relating to awards that expire, or are forfeited, terminated or cancelled, without the issuance of shares, awards that are settled in cash in lieu of shares and awards that are exchanged, with the Compensation Committee's permission, prior to the issuance of shares of Common Stock, for awards not involving Common Stock, will again be available for issuance or transfer under the 2008 Plan;

  •
  if the exercise price of any option is, or the tax withholding requirements with respect to any award granted under the 2008 Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, a number of shares equal to the withheld or transferred shares will again be available for issuance or transfer under the 2008 Plan; and

  •
  if a share appreciation right ("SAR") is exercised and settled in shares, a number of shares equal to the difference between the total number of shares exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the 2008 Plan, with the result being that only the number of shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of shares of Common Stock available for issuance or transfer under the 2008 Plan.

Shares utilized under the 2008 Plan may be newly issued shares, treasury shares or a combination of the foregoing.

        The 2008 Plan contains the following aggregate and individual annual grant limitations:

  •
  Limits on ISOs.    The number of shares that may be issued or transferred by the Company upon the exercise of ISOs may not exceed that number of shares equal to the number of shares available for grant under the 2007 Plan at the time the 2008 Plan is approved by stockholders in the aggregate;

  •
  Limits on Awards Other than Options and SARs.    The number of shares that may be issued or transferred by the Company as or pursuant to awards other than options or SARs may not exceed 7,500,000 in the aggregate, including no more than 3,000,000 in the aggregate as or pursuant to custom awards (i.e., awards not explicitly contemplated by the 2008 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock or factors that may influence the value of Common Stock or that are valued based on the performance of the Company or any of its subsidiaries or business units or factors designated by the Compensation Committee);

  •
  Limits on Options and SARs.    The number of shares issuable or transferable in respect of options and SARs granted to any one participant in a single fiscal year may not exceed 2,000,000 in the aggregate;

  •
  Limits on Restricted Shares and Restricted Share Units.    The number of (1) restricted shares granted to any one participant in a single fiscal year and (2) shares issuable or transferable in respect of restricted share units granted to such participant in such year, may not exceed 1,000,000 in the aggregate;

  •
  Limits on Performance Shares.    The number of performance shares granted to any one participant in a single fiscal year may not exceed 1,500,000 in the aggregate;

  •
  Limits on Performance Units.    The value of performance units granted to any one participant in a single fiscal year may not exceed $2 million in the aggregate (with the value of any such grant to be determined as of the date of such grant);

  •
  Limits on Incentive Bonuses.    The amount of any incentive bonus payable under the 2008 Plan to any one participant for a single fiscal year may not exceed $4 million; and

  •
  Limits on Custom Awards.    The number of shares issuable or transferable in respect of custom awards granted to any one participant in a single fiscal year may not exceed 1,500,000 in the aggregate and the value of any custom award that does not involve the issuance or transfer of shares may not exceed $2 million in the aggregate (with the value of any such award to be determined as of the date of such award).

  Eligibility

        Directors, officers and other employees of and consultants to the Company and its subsidiaries are eligible to participate in the 2008 Plan. The Company currently estimates that approximately 7,100 individuals will be eligible to be selected by the Compensation Committee to receive awards under the 2008 Plan. This group of eligible participants currently includes 19 directors and executive officers.

  Types of Awards Authorized

        The 2008 Plan provides for the granting of stock options, SARs, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and custom awards. Awards granted under the 2008 Plan will be upon such terms as may be approved by the Compensation Committee and set forth in an award agreement. An award will contain such terms and provisions, consistent with the 2008 Plan, as the Compensation Committee may approve, including provisions for the acceleration of vesting or the lapse, expiration or termination of restrictions or other conditions upon the occurrence of certain events, including change of control events.

        The 2008 Plan also provides that the Compensation Committee may from time to time authorize payment of an incentive bonus to a participant who is, or is determined by the Compensation Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (generally, the chief executive officer and the three other highest paid officers other than the chief financial officer), which incentive compensation will become payable upon the achievement of specified Management Objectives, as described below. Such incentive bonuses will be payable upon such terms and conditions as the Compensation Committee may determine in accordance with the terms of the 2008 Plan. The payment of an incentive bonus under the 2008 Plan that becomes payable to a participant may be made in cash, in shares of Common Stock or a combination thereof, as determined by the Compensation Committee.

  Management Objectives

        The 2008 Plan contemplates that the Compensation Committee will establish "Management Objectives" for purposes of any grants of performance shares, performance units or incentive bonuses. Under the 2008 Plan, the Compensation Committee may also establish Management Objectives in connection with grants of stock options, SARs, restricted shares, restricted share units, dividend credits and custom awards. For example, the Compensation Committee may specify Management Objectives that must be achieved as a condition to exercising options or SARs or to result in termination or early termination of the restrictions applicable to restricted shares or restricted share units.

        Subject to the limits described below, Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department, region or function. The Compensation Committee may provide, in connection with the setting of Management Objectives, that any evaluation of performance may include or exclude certain items, including, without limitation, asset write downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Forms 10-K for the applicable year, acquisitions or divestitures and foreign exchange gains and losses. To the extent such inclusions or exclusions affect the awards to "covered employees" within the meaning of Section 162(m) of the Code, they will be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        Management Objectives applicable to any award to a participant who is, or is determined by the Compensation Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code, will be limited to specified levels of or relative peer company performance in any one or more of the following objectives, or any combination thereof, as determined by the Compensation Committee in its sole discretion: adjusted net earnings; appreciation in and/or maintenance of the price of Common Stock (or any other publicly traded securities of the Company), including, without limitation, comparisons with various stock market indices; attainment of strategic and operational initiatives; budget; cash flow (including, without limitation, free cash flow); cost of capital; cost reduction; earnings and earnings growth (including, without limitation, earnings per share, earning before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization); market share; market value added; net income; net sales; operating profit and operating income; pretax income before allocation of corporate overhead and bonus; quality; recruitment and development of associates; maintenance of internal controls over financial reporting and corporate governance practices; reductions in costs; return on assets and return on net assets; return on equity; return on invested capital; sales and sales growth; successful acquisition/divestiture; and total stockholder return and improvement of stockholder return.

        If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or the minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a "covered employee" where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Compensation Committee may not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such "covered employee."

  Administration and Amendments

        The 2008 Plan is to be administered by the Compensation Committee. The Compensation Committee will have sole discretion to interpret any provision of the 2008 Plan or an award thereunder, make any determination necessary or advisable for the administration of the 2008 Plan and awards thereunder, and waive any condition or right of the Company under an award or discontinue or terminate an award. Without intending to limit the generality or effect of the foregoing, any decision or determination made by the Compensation Committee with respect to the 2008 Plan or an award thereunder will be made by the Compensation Committee in its sole and absolute discretion, subject to the terms of the 2008 Plan. The interpretation and construction by the Compensation Committee of any provision of the 2008 Plan or of any award, and any determination by the Compensation Committee pursuant to any provision of the 2008 Plan or of any such award, will be final and conclusive.

        The Compensation Committee may amend the 2008 Plan from time to time without further approval by stockholders, except where the amendment must be approved by stockholders in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which Common Stock is listed or quoted. Without intending to limit the generality or effect of the foregoing, if an amendment to the 2008 Plan would increase the number of shares of Common Stock that may be issued or transferred upon the exercise of ISOs, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

        Subject to the foregoing, the Compensation Committee may amend the terms of any award granted under the 2008 Plan prospectively or retroactively, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. No amendment to any award may materially and adversely affect the rights of any participant taken as a whole without his or her consent.

  Change of Control

        Awards under the 2008 Plan may provide that, upon a change of control of the Company, such awards will become vested or earned, in whole or in part. For example, an award of options or SARs may provide that unvested options or SARs will become vested and immediately exercisable, either in whole or in part, upon a change of control. Similarly, awards of restricted shares, restricted share units, performance shares and performance units, custom awards and incentive bonuses may provide that the restrictions or other conditions prescribed by the Compensation Committee, if any, with respect thereto will automatically lapse, expire and terminate, and such awards will be deemed to be earned, in whole or in part, upon a change of control.

  Transferability

        The 2008 Plan expressly provides that, with the Company's consent, which may be granted or withheld in its sole and absolute discretion, a participant may transfer an award for estate planning purposes or pursuant to a domestic relations order, provided the transferee executes an agreement, in form satisfactory the Company, to be bound by the terms and conditions of the 2008 Plan and the award being transferred. Unless otherwise permitted by the Compensation Committee, except as described in the immediately preceding sentence (1) no award or other derivative security granted under the 2008 Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution and (2) stock options and SARs are exercisable during the optionee's lifetime only by him or her or by his or her guardian or legal representative.

  Adjustments

        The number of shares authorized under the 2008 Plan, the number of, and, if applicable, amounts payable for, shares subject to outstanding awards and the various limits contained in the 2008 Plan will be adjusted in the event of stock dividends, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event or in the event of a change of control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2008 Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee will also make or provide for such adjustments in the number of shares available under the 2008 Plan and the other limitations contained in the 2008 Plan as is appropriate to reflect any transaction or event described above. The 2008 Plan also provides that, without limiting the generality of the foregoing, in the event that the Company issues warrants or other rights to acquire common shares on a pro-rata basis to all stockholders, the Compensation Committee will make such adjustments in the number of shares authorized under the 2008 Plan and in the limits contained in the 2008 Plan as it may determine to be equitable, including proportionately increasing the number of authorized shares or any such limit.

  Withholding Taxes

        To the extent that the Company or a subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2008 Plan and the amounts available to the Company or subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit.

  Termination

        No award will be made under the 2008 Plan more than 10 years after the date on which the 2008 Plan is first approved by stockholders, but all awards made on or prior to the tenth anniversary of stockholder approval will continue in effect thereafter subject to the terms of such awards and of the 2008 Plan.

Federal Income Tax Consequences

        The following discussion of the principal U.S. federal income tax consequences with respect to awards under the 2008 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following discussion is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion assumes that awards granted under the 2008 Plan are exempt from, or comply with, the provisions of Section 409A of the Code. This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

  Non-Qualified Stock Options

        In general, no income will be recognized by an optionee at the time a non-qualified stock option is granted. At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  Incentive Stock Options

        No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares are issued to the optionee pursuant to the exercise of an ISO and no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares any amount realized in excess of the exercise price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as capital gain (or loss).

  Stock Appreciation Rights

        Generally, no income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.

  Restricted Shares

        A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

  Restricted Share Units

        No income generally will be recognized upon the award of restricted share units. The recipient of a restricted share unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted share units), and the capital gains/loss holding period for such shares will also commence on such date.

  Performance Shares and Performance Units

        No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

  Incentive Bonuses

        The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of Common Stock received as payment of a bonus.

  Tax Consequences to the Company or Subsidiary

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain compensation of "covered employees" under Section 162(m) of the Code.

  Section 409A of the Code

        To the extent that any award granted under the 2008 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A. If an award does not comply with the requirements of Section 409A, penalty taxes and interest may be imposed on the participant receiving the award.

Registration with the SEC

        The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2008 Plan with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2008 Plan by stockholders.

New Plan Benefits

        Awards under the 2008 Plan are discretionary. As a consequence, the Company cannot currently determine the number or type of awards that may be granted in the future under the 2008 Plan.

Required Vote and Board Recommendation

        The affirmative vote of a majority of the shares represented in person or represented by proxy at the Annual Meeting is required for the approval of Proposal 2.

The Board recommends that you vote FOR the approval of the 2008 Plan.

 PROPOSAL 3—
STOCKHOLDER PROPOSAL—DIVERSITY ON THE BOARD OF DIRECTORS

Stockholder Proposal

        Prior to the consummation of the Combination, the General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201, which purports to own 86,130 shares of Common Stock, notified the Company in writing that it intends to present a resolution for action by stockholders at the Annual Meeting. The text of the resolution and the supporting statement submitted by this stockholder are as follows:

"DIVERSITY ON THE BOARD OF DIRECTORS—2008
Activision

  WHEREAS

        Activision currently has a distinguished board of eight people, all of whom are white and one of whom is female.

        We believe that our Board should take every reasonable step to ensure that women and persons from minority racial groups are in the pool from which Board nominees are chosen; therefore be it

        RESOLVED that the shareholders request the Board:

          1.     In connection with its search for suitable Board candidates ensure that women and persons from minority racial groups are among those it considers for nomination to the Board.

          2.     Publicly commit itself to a policy of board inclusiveness, including steps to be taken and a timeline for implementing that policy.

          3.     Report to shareholders, at reasonable expense, by December 2008:

            a.     On its efforts to encourage diversified representation on the board;

            b.     Whether, in the Nominating and Corporate Governance committee's procedures, diversity is included as a criterion in selecting the total membership of the Board.

Supporting Statement

        The charter for our company's Nominating and Corporate Governance Committee gives it the responsibility to "actively seek and evaluate individuals qualified to become board members for recommendation to the Board."

        In response to the recent corporate scandals, the U.S. Congress (Sarbanes-Oxley Act), the stock exchanges, and the SEC have each taken actions to enhance the independence, accountability and responsiveness of corporate boards, including requiring greater board and committee independence.

        As companies seek new board members to meet the new independence standards, there is a unique opportunity to enhance diversity on the board. We believe that the judgments and perspectives that women and members of minority groups bring to board deliberations improve the quality of board decision-making and will enhance business performance by enabling a company to respond more effectively to the needs of customers worldwide.

        Increasingly, institutional investors have supported a call for greater board diversity. For example, in 2002 the $21 billion Connecticut Retirement Plans and Trust Funds launched a Board Diversity Initiative. "It has been shown that added diversity and independence helps a company's bottom line, and increasing diversity in the boardroom to better reflect a company's workforce, customers and community is ultimately in the best interest of shareholders and our economy," said Connecticut State Treasurer, Denise Nappier.

        We urge the Board to enlarge its search for qualified members by casting a wider net."

Company's Statement in Opposition

        Prior to the consummation of the Combination, the Company provided the General Board of Pension and Health Benefits of the United Methodist Church with a statement of opposition to its proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in substantially the form set forth below:

The Board recommends that stockholders vote AGAINST Proposal 3 for the following reasons:

        As a result of stockholder-approved arrangements negotiated and established in connection with the Combination, the Board consists of six directors designated by Vivendi, two executive directors, and three independent directors. Vivendi selected the current "Vivendi directors" in connection with the Combination negotiations, the current executive directors were directors and officers of the Company before the Combination, and the current independent directors were directors of the Company before the Combination and qualify as "independent directors" under the rules of NASDAQ. The Nominating and Corporate Governance Committee maintains three subcommittees that respectively nominate the "Vivendi directors," the executive directors and the independent directors. See "Corporate Governance Matters—Board of Directors and Committees."

        As a general matter, the Company believes that director candidates should:

  •
  be leaders in their fields of business or expertise;

  •
  have broad experience and sound business judgment;

  •
  understand the Company's business; and

  •
  be able to contribute to the Company's success.

In furtherance of these objectives, the charter of the Nominating and Corporate Governance Committee provides for the committee to consider whether a candidate possesses the integrity, judgment, knowledge, experience, skills, expertise and viewpoints that are likely to enhance the Board's ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. In addition, the Company's Corporate Governance Principles and Policies provide that the assessment of potential outside directors "should include issues of diversity, age and skills, all in the context of an assessment of the perceived needs of the Board at that point in time."

        Subject to these general considerations and objectives, and subject to applicable legal, regulatory and securities exchange requirements, neither the Board, the Nominating and Corporate Governance Committee, nor the nominating subcommittees have specific fixed criteria for nominating directors, and the Company does not believe it would be in the interests of the Company or its stockholders to impose additional specific fixed criteria for recruiting or evaluating director candidates, particularly where a majority stockholder has a contractual right to control the appointment of a majority of the Board. Rather, the Company believes that it is important to preserve flexibility to consider available candidates in light of the Company's evolving needs and circumstances.

        The Company believes that providing reports relating to the process of nominating directors or establishing formalistic procedures and arbitrary deadlines would not enhance the process for selecting nominees. Rather, the Company believes that such measures would artificially limit the nominating subcommittees' ability to seek, recruit, consider and select the most qualified candidates, and would be expensive and time consuming without any commensurate benefits, and therefore would not be in the best interests of the Company or its stockholders. We note that a similar proposal was placed before the annual meeting of the Company's stockholders last year and received the support of only 10.5% of the votes cast.

Required Vote and Board Recommendation

        The affirmative vote of a majority of the shares represented in person or represented by proxy at the Annual Meeting is required for the approval of Proposal 3.

The Board recommends that you vote AGAINST the proposal
regarding diversity on the Board.

 PROPOSAL 4—
STOCKHOLDER PROPOSAL—STOCKHOLDER ADVISORY VOTE
ON EXECUTIVE COMPENSATION

Stockholder Proposal

        Prior to the consummation of the Combination, As You Sow, 311 California Street, Suite 510, San Francisco, California 94104, on behalf of Kristopher Morrison, who purports to own a number of shares of Common Stock having a value in excess of $2,000, notified the Company in writing that it intends to present a resolution for action by stockholders at the Annual Meeting. The text of the resolution and the supporting statement submitted by this stockholder are as follows:

"RESOLUTION ON EXECUTIVE COMPENSATION

        RESOLVED, that shareholders of Activision request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

        Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 "say on pay" resolutions with companies, averaging a 42% vote where voted upon. In fact, eight resolutions received majority votes.

        In addition, the advisory vote was endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareholders an advisory vote. A bill to provide for annual advisory votes on compensation passed in the House of Representatives by a 2-to-1 margin.

        Aflac decided to present such a resolution to investors in 2008, Verizon is adopting a policy in response to a majority vote and TIAA-CREF, the largest pension fund in the world, held its first Advisory Vote in 2007. As a result of discussions between investors and companies, a Working Group on the Advisory Vote was established to further study how such a practice would be implemented in the U.S.

        We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation.

        Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

        If investors wish to register opposition to a pay package(s) in the previous year, withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction.

        Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide our board with useful information about shareholder views on the company's senior executive compensation, as reported each year."

Company's Statement in Opposition

        Prior to the consummation of the Combination, the Company provided As You Sow with a statement of opposition to its proposal in accordance with Rule 14a-8 under the Exchange Act in substantially the form set forth below:

The Board recommends that stockholders vote AGAINST Proposal 4 for the following reasons:

        The Board recognizes stockholders' interest in executive compensation practices and is committed to responsible corporate governance. However, in light of the recent consummation of the Combination, and for the other reasons set forth below, the Board unanimously recommends that stockholders vote against Proposal 4.

        The Company now has a majority stockholder, VGAC, which appoints a majority of the Company's Board, which in turn appoints the Compensation Committee of the Board. This development fundamentally undercuts the arguments for a stockholder advisory vote on executive compensation. Through Vivendi's position as the Company's majority stockholder and its control of the Board and the Compensation Committee, stockholder interests have direct, immediate and ongoing representation in the deliberations of the Board and the Compensation Committee. As a result, the Company's stockholders already have a superior mechanism to express their views on executive compensation and to translate those views into specific action. An additional annual advisory vote is unnecessary and would be ineffectual.

        In addition to the direct influence that a majority stockholder will have on executive compensation matters, the Company allows all stockholders to communicate directly with the Board and the Compensation Committee, or with the independent directors or any individual director, as discussed below under "Corporate Governance Matters—Board of Directors and Committees—Stockholder Communications with the Board of Directors." The Company believes that such direct communication allows minority stockholders to provide comments or raise concerns regarding executive compensation in a more meaningful manner than an after-the-fact, up-or-down advisory vote. An annual advisory vote is unnecessary to communicate majority stockholder concerns, since those concerns will already have been raised in the deliberations of the Board and Compensation Committee by the directors appointed by the majority stockholder. An annual advisory vote would also not communicate meaningful information about minority stockholder concerns and it would not allow the Board to timely address those concerns. An advisory vote would force the Board to speculate about minority stockholder concerns and the Board could misinterpret the results of any such vote. A "no" advisory vote on executive compensation would not indicate whether stockholders were concerned about one or a few of the named executive officers or all of them, or about one element of compensation—salary, bonus or equity awards—or all of them. Unlike specific stockholder concerns communicated to the Board and Compensation Committee directly, a stockholder advisory vote cannot accomplish its stated purpose of providing the Company "with useful information about shareholder views on the company's senior executive compensation."

        The Compensation Committee annually reviews and approves the compensation of the Company's executive officers. The Compensation Committee is responsible for establishing competitive, fair and equitable compensation policies designed to attract, motivate and retain talented and experienced individuals. Executive compensation depends on a variety of complex factors, including changes in strategic goals, changing economic and industry conditions, accounting requirements, tax laws, evolving governance trends and compensation practices of other companies. As a result, the Compensation Committee should remain flexible to select incentives that balance these factors, allowing the Company to attract and retain executives of outstanding ability and motivate them to achieve superior performance. An advisory vote could limit this flexibility and interfere with the Company's ability to attract and retain executives.

        The Compensation Committee considers both public and confidential information about the Company's strategies and performance when assessing executive performance and determining compensation. If the Company provided confidential information to its stockholders in a public document, it would also share such information with competitors. Therefore, an advisory vote would require the Company either to ask stockholders to endorse or reject compensation decisions without complete information or to publicly disclose competitively sensitive information.

        Under SEC rules regarding disclosure of compensation information, the Company fully and fairly discloses extensive information and details regarding executive compensation in each annual Proxy Statement, allowing stockholders to evaluate the Company's approach to compensating executives. The Company maintains a disciplined and thorough process for determining executive compensation, as outlined in the Company's Compensation Discussion and Analysis. See "Executive Compensation—Compensation Discussion and Analysis" below. If, however, stockholders are concerned about the Company's compensation policies and practices, the Company's public disclosure regarding compensation and the ability of stockholders to communicate directly with the Board, the Compensation Committee, the independent directors or any individual director (as described above) permit stockholders to review and comment on those policies and practices.

        Contrary to the proponent's position, the Company believes comparisons of compensation practices in the United States to those in the United Kingdom are inappropriate. Given the differences between corporate governance policies in the United States and those in the United Kingdom, the experience of stockholder advisory votes in the United Kingdom offers little or no guidance with respect to the Company.

        The Board believes that adopting this proposal is unnecessary and not in the best interests of the Company or its stockholders.

Required Vote and Board Recommendation

        The affirmative vote of a majority of the shares represented in person or represented by proxy at the Annual Meeting is required for the approval of Proposal 4.

The Board recommends that you vote AGAINST the proposal
for a stockholder advisory vote on executive compensation.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information, as of March 31, 2008, with respect to shares of Common Stock that may be issued under our existing equity compensation plans.(1)

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(2)		Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by Stockholders:
Activision, Inc. 1991 Stock Option and Stock Award Plan, as amended	356,321		$6.47	—	(4)
Activision, Inc. 1998 Incentive Plan, as amended	1,081,698		$5.58	—	(5)
Activision, Inc. 2001 Incentive Plan, as amended	2,134,278		$9.39	—	(5)
Activision, Inc. 2002 Executive Incentive Plan	5,238,224		$5.40	—	(5)
Activision, Inc. 2003 Incentive Plan	20,063,382		$15.26	—	(5)
Activision, Inc. 2007 Equity Incentive Plan	3,641,436		$24.69	16,117,760	(6)
Third Amended and Restated 2002 Employee Stock Purchase Plan and Second Amended and Restated 2002 Employee Stock Purchase Plan For International Employees	N/A		N/A	980,798

All stockholder approved plans	32,515,339		$13.92	17,098,558

Equity compensation plans not approved by Stockholders:
Activision, Inc. 1999 Incentive Plan, as amended(7)	1,306,019		$4.93	—	(5)
Activision, Inc. 2002 Incentive Plan, as amended(8)	6,824,265		$8.05	—	(5)
Activision, Inc. 2002 Studio Employee Retention Incentive Plan(9)	263,332		$5.53	—	(5)
Other Employee Stock Options	8,304,789	(10)	$2.05	—
Warrants issued to vendors, suppliers or customers(11)	900,000		$4.65	—

All non-stockholder approved plans	17,598,405		$4.78	—

Total	50,113,744		$10.71	17,098,558

(1)
This table amends and restates the table appearing in Item 5 of the Company's annual report on Form 10-K for the fiscal year ended March 31, 2008 ("fiscal 2008"), as filed with the SEC on May 30, 2008, under the heading, "Securities Authorized for Issuance under Equity Compensation Plans."

(2)
Reflects options to purchase shares of Common Stock and, in the case of the 2003 Plan and the 2007 Plan, 75,333 restricted share units and 483,235 restricted share units, respectively, each reflecting the right to receive a share of Common Stock.

(3)
As there is no exercise price for restricted share units, the values in this column represent the weighted-average exercise price of any outstanding options under the relevant plan.

(4)
Pursuant to the terms of the Activision, Inc. 1991 Stock Option and Stock Award Plan, as amended (the "1991 Plan"), the Company no longer makes awards thereunder.

(5)
Upon adoption of the 2007 Plan, pursuant to the terms thereof, the Company ceased making awards under each of the 1998 Plan, the 1999 Plan, the 2001 Plan, the 2002 Plan, the 2002 Executive Plan, the 2002 Studio Plan and the 2003 Plan (collectively, the "Rolled-Up Plans"), although each Rolled-Up Plan remains in effect and continues to govern outstanding awards thereunder.

(6)
The number of shares reserved for issuance under the 2007 Plan may be increased from time to time by (a) the number of shares relating to awards that were outstanding under any Rolled-Up Plan at the time the 2007 Plan was approved by stockholders (i.e., September 27, 2007) that (x) expire, or are forfeited, terminated or cancelled, without the issuance of shares; (y) are settled in cash in lieu of shares; or (z) are exchanged, prior to the issuance of shares of Common Stock, for awards not involving Common Stock; and (b) if the exercise price of any option which was outstanding under any Rolled-Up Plan at the time the 2007 Plan was approved by stockholders is, or the tax withholding requirements with respect to any award which was outstanding under any Rolled-Up Plan at the time the 2007 Plan was approved by stockholders are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares. If the 2008 Plan is approved by the Company's stockholders, the Company will cease to make awards under the 2007 Plan, although the plan would remain in effect and continue to govern outstanding awards thereunder. As described in "Proposal 2—Approval of the 2008 Plan," in such circumstances the number of shares available under the 2008 Plan will be increased at and after the time of stockholder approval of such plan based on the number of shares reserved for issuance, but not ultimately issued, under the 2007 plan at that time.

(7)
On April 26, 1999, the Board approved the 1999 Plan. The 1999 Plan permits the granting of non-qualified stock options, ISOs, SARs, restricted share awards, deferred share awards and other equity-based awards to directors, officers, key employees, consultants, representatives and other consultants and agents of the Company or any of its subsidiaries. Only non-qualified stock options have been granted under the 1999 Plan. All such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier acceleration if certain performance objectives are satisfied). The 1999 Plan expires on May 31, 2009; however, the Company ceased making awards under the 1999 Plan upon adoption of the 2007 Plan.

(8)
On April 4, 2002, the Board approved the 2002 Plan. The 2002 Plan permits the granting of non-qualified stock options, ISOs, SARs, restricted share awards, deferred share awards and other equity-based awards to officers (other than executive officers), employees, consultants and advisors of the Company or any of its subsidiaries or affiliates. Only non-qualified stock options have been granted under the 2002 Plan. All such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier acceleration if certain performance objectives are satisfied). The 2002 Plan expires on April 3, 2012; however, the Company ceased making awards under the 2002 Plan upon adoption of the 2007 Plan.

(9)
On December 16, 2002, the Board approved the 2002 Studio Plan. The 2002 Studio Plan permits the granting of non-qualified stock options and restricted share awards to key studio employees (other than executive officers and directors) of the Company and its subsidiaries and affiliates. Only non-qualified stock options have been granted under the 2002 Studio Plan. All such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier acceleration if certain performance objectives are satisfied). The 2002 Studio Plan expires on December 18, 2012; however, the Company ceased making awards under the 2002 Studio Plan upon adoption of the 2007 Plan.

(10)
Options to purchase Common Stock granted to Robert A. Kotick and Brian G. Kelly, specifically: (a) options to purchase 3,626,460 shares of Common Stock at a price of $2.06 per share to Mr. Kelly which expire on April 18, 2010; (b) options to purchase 130,281 shares of Common Stock at a price of $1.02 per share to Mr. Kotick which expire on May 22, 2010 and options to purchase 4,303,913 shares of Common Stock at a price of $2.06 per share to Mr. Kotick which expire on April 18, 2010; and (c) options to purchase 244,135 shares of Common Stock at a price of $2.06 per share to Mr. Kotick which expire on April 18, 2010, which are currently held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children as to which Mr. Kotick disclaims beneficial ownership. All of these options were vested in full as of March 31, 2008.

(11)
Consists of warrants to purchase 900,000 shares of Common Stock at a price of $4.65 per share, which were issued to Viacom International Inc. on September 16, 1998 pursuant to a merchandise licensing agreement between Viacom and the Company and were subsequently assigned by Viacom to Merrill Lynch on September 21, 2005. The warrants are fully vested and expire on September 16, 2009.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of July 14, 2008 (unless otherwise noted), with respect to the beneficial ownership of Common Stock by: (i) each executive officer named in the Summary Compensation Table below (the "named executive officers"); (ii) each director and each nominee for election as director; (iii) all current executive officers and directors as a group; and (iv) each stockholder (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of Common Stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

	Shares Beneficially Owned
Beneficial Owner	Shares Owned		Right to Acquire(1)		Percent of Outstanding Shares(2)
Philippe Capron	—		—		—
Robert J. Corti	17,000	(3)(4)	135,765		*
Frédéric Crépin	—		—		—
Michael J. Griffith	182,009	(5)	666,113		*
Bruce L. Hack	—		—		—
Brian Hodous	37,777	(6)	80,000		*
Robin Kaminsky	30,366	(7)	53,000		*
Brian G. Kelly	1,992,617	(8)	8,355,162		1.55
Robert A. Kotick	6,103,119	(9)	8,750,020	(10)	2.23
Jean-Bernard Lévy	—		—		—
Robert J. Morgado	70,666	(11)	469,630		*
Douglas Morris	—		—		—
René Pénisson	—		—		—
Richard Sarnoff	16,000	(4)	73,542		*
Thomas Tippl	96,712	(12)(13)	344,446	(12)	*
All directors and executive officers as a group (19 persons)	8,584,031	(14)	19,355,597		4.13
VGAC	358,254,545	(15)			54.46
FMR LLC	33,407,496	(16)	—		5.08

(*)
Percent of class less than 1%.

(1)
Consists of shares of Common Stock that may be acquired within 60 days of July 14, 2008 through the exercise of stock options.

(2)
The percentage of outstanding shares was calculated by dividing the number of shares of Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of July 14, 2008 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 657,779,121, the total number of shares of Common Stock outstanding on that date (including 251,342 restricted shares of Common Stock, which were issued but subject to forfeiture on that date), and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)
Includes 12,000 shares held jointly by Mr. Corti and his spouse, who share voting and investment power with respect to such shares.

(4)
Includes 5,000 restricted share units, each representing the conditional right to receive one share of Common Stock, that were granted to such director on October 1, 2007, one-fourth of which vested on each of January 1, 2008, April 1, 2008 and July 1, 2008 and one-fourth of which will vest on October 1, 2008.

(5)
Includes: (a) 103,842 restricted shares of Common Stock that were granted to Mr. Griffith on June 15, 2005 in connection with his employment agreement, the restrictions with respect to which lapse on June 15, 2009; and (b) 50,000 restricted share units, each representing the right to receive one share of Common Stock, that were granted to Mr. Griffith on July 11, 2008 in connection with his employment agreement, which vest on June 30, 2010.

(6)
Includes 23,000 of the 46,000 restricted shares of Common Stock that were granted to Mr. Hodous in two tranches on November 3, 2006 in connection with his employment agreement. The restrictions with respect to one-half of the first tranche of 25,000 shares lapsed on November 3, 2007, and the restrictions with respect to the remaining shares lapse on November 3, 2008. The restrictions with respect to one-half of the second tranche of 21,000 shares lapsed on May 15, 2008, and the restrictions with respect to the remaining shares lapse on November 3, 2009, subject to the possible earlier lapse following the Company's fiscal 2009 if the Company were to meet or exceed corporate operating income targets established by the Compensation Committee for such year.

(7)
Includes 21,388 of the 35,000 restricted shares of Common Stock that were granted to Ms. Kaminsky in two tranches on October 19, 2006 in connection with her employment agreement. The restrictions with respect to one-third of the first tranche of 23,333 shares lapsed on October 19, 2007, and the restrictions with respect to the remaining shares lapse with respect to one-third of the tranche on each of October 19, 2008 and 2009. The restrictions with respect to one-fourth of the second tranche of 11,667 shares lapsed on each of May 15, 2007 and May 15, 2008, and the restrictions lapse with respect to the remaining shares on October 19, 2009.

(8)
Includes: (a) 112,440 shares of Common Stock owned by Delmonte Investments, L.L.C., an entity controlled by Messrs. Kotick and Kelly; and (b) 400,010 shares held jointly by Mr. Kelly and his spouse, who share voting and investment power with respect to such shares; (c) 145,538 shares held in Mr. Kelly's individual retirement account; and (d) 363,637 restricted share units, each representing the conditional right to receive one share of Common Stock, that were granted to Mr. Kelly on July 9, 2008 and which vest on December 31, 2010.

(9)
Includes: (a) 112,441 shares of Common Stock owned directly by Delmonte Investments, L.L.C., an entity controlled by Messrs. Kotick and Kelly; (b) 363,637 restricted share units, each representing the right to receive one share of Common Stock, that were granted to Mr. Kotick on July 9, 2008, one-third of which vest on each of December 31, 2008, 2009 and 2010; (c) 1,250,000 performance shares of Common Stock that were granted to Mr. Kotick on July 9, 2008 in connection with his employment agreement and which vest in accordance therewith; (d) 1,798 shares of Common Stock held in the 1022N Trust; (e) 80,305 shares of Common Stock held in the 10122CP Trust; (f) 538,299 shares held in the 1011 Foundation, Inc.; and (f) an aggregate of 7,200 shares held in UTMA for the benefit of Mr. Kotick's minor relatives.

(10)
Consists of: (a) 7,759,533 shares of Common Stock that may be acquired pursuant to options held in Mr. Kotick's name; and (b) 990,487 shares of Common Stock that may be acquired pursuant to options held by the 75260G Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick exercises voting and investment power.

(11)
Includes 10,000 shares of restricted share units, each representing the conditional right to receive one share of Common Stock, that were granted to such director on October 1, 2007, one-eighth of which vested on each of January 1, 2008, April 1, 2008 and July 1, 2008 and one-eighth of which will vest on each of October 1, 2008, January 1, 2009, April 1, 2009, July 1, 2009 and October 1, 2009.

(12)
Consists of equity held by the Thomas and Laura Tippl Family Trust. Thomas and Laura Tippl are co-trustees of such trust and share voting and investment power with respect thereto.

(13)
Consists of 96,712 restricted shares of Common Stock that were granted to Mr. Tippl on October 3, 2005 in connection with his employment agreement and that vest ratably over three years commencing on October 3, 2008.

(14)
Includes 224,881 shares of Common Stock owned by Delmonte Investments, L.L.C., an entity controlled by Messrs. Kotick and Kelly.

(15)
Acquired upon the consummation of the Combination. VGAC is a wholly owned subsidiary of Vivendi. The address for VGAC and Vivendi is 42, avenue de Friedland, 75380 Paris cedex 08, France.

(16)
FMR LLC ("FMR") had sole voting power over 1,003 shares of Common Stock and sole dispositive power over 33,407,496 shares of Common Stock as of December 31, 2007. Fidelity Management & Research Company ("FMRC"), a wholly owned subsidiary of FMR, may be deemed the beneficial owner of 33,393,893 shares of Common Stock in its capacity as an investment advisor. Each of Edward C. Johnson III, Chairman of FMRC, and FMR, through its control of FMRC and, in turn, the funds controlled by FMRC, has sole power to dispose of the 33,393,893 shares owned by such funds. Strategic Advisors, Inc., a wholly owned subsidiary of FMR, in its capacity as an investment advisor, beneficially owns 1,003 shares of Common Stock. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly owned subsidiary of FMR, beneficially owns 12,600 shares of Common Stock as a result of its serving as investment manager of institutional accounts holding such shares. Each of Edward C. Johnson III and FMR, through its control of PGATC, has sole dispositive power over the 12,600 shares of Common Stock owned by the institutional accounts managed by PGATC. This information is based on a Schedule 13G/A filed with the SEC by FMR on February 14, 2008. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 CORPORATE GOVERNANCE MATTERS

        This section summarizes certain matters related to the corporate governance of the Company. This section describes:

  •
  the Board and its committees, including their composition and meetings during fiscal 2008;

  •
  certain Board matters that must be approved by a majority of the independent directors;

  •
  certain restrictions on the manner in which the Company may amend the Bylaws and the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation");

  •
  certain restrictions on Vivendi's pursuit of corporate opportunities and the fiduciary duties of directors; and

  •
  certain other related matters.

Board of Directors and Committees

  Controlled Company Exemption

        In this Proxy Statement, directors who qualify as "independent directors" pursuant to Rule 4200(15) of the NASDAQ Marketplace Rules are referred to as "independent directors." Since the consummation of the Combination, Vivendi, through its subsidiary VGAC, has held more than 50% of the voting power of the Company. Accordingly, the Company qualifies as a "controlled company" under Rule 4350(c)(5) of the NASDAQ Marketplace Rules and is exempt from the requirements under Rule 4350(c) to have:

  •
  a majority of independent directors;

  •
  a compensation committee composed solely of independent directors;

  •
  compensation of the Company's executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors;

  •
  a nominating committee composed solely of independent directors; and

  •
  director nominees selected, or recommended for the Board's selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

  Board Composition and Meetings

        The Board consists of eleven members. Pursuant to the Bylaws, provided that the percentage of outstanding shares of Common Stock owned by Vivendi together with its controlled affiliates ("Vivendi's voting interest") does not fall and remain below 50% for a period of 90 consecutive days, the Board will include:

  •
  six Vivendi Directors;

  •
  two Executive Directors; and

  •
  three Independent Directors.

Vivendi Directors, Executive Directors and Independent Directors are selected in the manner described under "—Special Nominating Subcommittees" below.

        If Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Board will include a number of Vivendi Directors proportional to Vivendi's voting interest. If, at any time while the

Company lists its securities on NASDAQ or any other U.S. stock exchange, applicable law or listing rules require that at least a majority of the Board be "independent" as defined by such law or listing rules, then (x) the size of the Board will be increased to add the number of additional directors required to satisfy such law or listing rules, and (y) such vacancies will be filled by individuals nominated by the Vivendi Directors and appointed by the affirmative vote of a majority of the directors then in office.

        All directors are expected to attend the Annual Meeting.

  Standing Board Committees

        The Board has three standing committees, each of which operates under a written charter approved by the Board: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Nominating and Corporate Governance Committee. In addition, pursuant to the Bylaws, there are three subcommittees of the Nominating and Corporate Governance Committee. See "—Special Nominating Subcommittees" below.

  Audit Committee

        The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. In connection with the Combination, on July 28, 2008, the Board amended the formal charter that describes the Audit Committee's composition and responsibilities. You can access the Audit Committee's charter on the Company's web site at http://investor.activision.com/documents.cfm.

        The charter provides, among other things, that:

  •
  all Audit Committee members must be independent directors;

  •
  no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other pubic companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee;

  •
  all Audit Committee members must understand financial statements;

  •
  at least one Audit Committee member must be an "audit committee financial expert" as defined in the applicable rules of the SEC; and

  •
  no Audit Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to the proposed appointment of such Audit Committee member.

        In accordance with the Bylaws and the Audit Committee's charter, all members of the Audit Committee are independent directors. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. The Audit Committee's responsibilities include, among others:

  •
  selecting, evaluating and overseeing the Company's independent registered public accounting firm, including such firm's compensation;

  •
  overseeing the Company's annual audit and quarterly reviews; and

  •
  overseeing the Company's financial reporting process and internal controls.

        The Company's independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system.

        Before the Company or any of its subsidiaries engages an independent registered public accounting firm to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The chairperson of the Audit Committee may delegate to one or more members of the committee the authority to grant pre-approvals, provided such pre-approvals are reported to the Audit Committee at its next scheduled meeting.

        The members of the Audit Committee are Messrs. Corti (Chairperson), Morgado and Sarnoff. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that each member of the Audit Committee is an independent director and that each member of the Audit Committee understands financial statements and is financially literate as required under applicable NASDAQ rules. The Board has determined that Mr. Corti is an "audit committee financial expert" as defined in the applicable rules of the SEC.

        The Audit Committee meets at least quarterly.

  Compensation Committee

        In connection with the Combination, on July 28, 2008, the Board amended the formal charter that describes the Compensation Committee's composition and responsibilities. You can access the Compensation Committee's charter, as amended, on the Company's web site at http://investor.activision.com/documents.cfm.

        The charter provides that the Compensation Committee must have at least three members, at least two of whom must be:

  •
  "nonemployee directors" as defined in Rule 16b-3 under the Exchange Act;

  •
  "outside directors" as defined under Section 162(m) of the Code; and

  •
  independent directors.

So long as the Company continues to qualify for the "controlled company" exemption under the NASDAQ Marketplace Rules, the Compensation Committee will be exempt from the requirement that all of its members be independent directors.

        Furthermore, in accordance with the Bylaws, provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, the Compensation Committee will include at least one Independent Director and have a majority of Vivendi Directors, and the chairperson of the committee will be a Vivendi Director. If Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Compensation Committee will include at least a number of Vivendi Directors proportional to Vivendi's voting interest.

        The Compensation Committee discharges the Board's responsibilities relating to compensation paid to the Company's directors and executive officers and evaluates and makes recommendations to the Board regarding compensation under the Company's equity incentive plans and other compensation policies, programs, agreements and arrangements. The Compensation Committee's responsibilities include, among others:

  •
  reviewing and approving all compensation programs applicable to executive officers of the Company and its subsidiaries, including base salaries, bonuses, annual and long-term incentive compensation, equity-based compensation, perquisites and retirement benefits;

  •
  in consultation with senior management, establishing, reviewing and evaluating the long-term strategy of employee compensation and the forms of equity, incentive and other compensation paid by the Company and its subsidiaries;

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives, and determining the compensation of the Chief Executive Officer based on this evaluation;

  •
  annually reviewing the compensation payable to the Company's directors and recommending modifications to the Board;

  •
  exercising all authority of the Board under the Company's and its subsidiaries' long-term incentive or equity compensation plans, programs and arrangements and administering such plans;

  •
  reviewing and approving all new and amended employment, consulting, retirement, severance, change-in-control and similar plans, programs, agreements and arrangements applicable to any current or former executive officer of the Company or its subsidiaries;

  •
  overseeing the Company's policies on structuring compensation programs for executive officers to preserve tax deductibility; and

  •
  reviewing and discussing with management the compensation-related disclosure included in the Company's Proxy Statement and annual report on Form 10-K, including without limitation, the "Compensation Discussion and Analysis," and recommending to the Board whether the Compensation Discussion and Analysis should be included in the Company's annual report on Form 10-K and, as applicable, the Company's Proxy Statement.

        The Compensation Committee may delegate its authority and duties to subcommittees, individual committee members, or management, as it deems appropriate in accordance with applicable laws, rules and regulations, provided that no subcommittee shall consist of fewer than two members. As further described in "Executive Compensation—Compensation Discussion and Analysis," the Compensation Committee consults with management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in establishing the Company's executive compensation program.

        The Compensation Committee's charter also authorizes it to engage compensation consultants with respect to amounts or forms of director compensation and benefits and employee and executive compensation and benefits, provided the committee notifies the Board that it has engaged or terminated such consultant at the next Board meeting. The Company annually consults outside surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees and similar factors. These surveys include the Croner Entertainment Software Compensation Survey, Radford Executive Survey and Buck Consultants Total Direct Compensation Survey. These surveys help the Company understand the competitive market for the industries in which it competes for talent, including the gaming, media and consumer products sectors. In addition, in connection with the amendment and restatement of Mr. Kotick's employment agreement in December 2007, the Compensation Committee reviewed a peer-group analysis prepared by Frederic W. Cook & Co., Inc. ("Frederic Cook") with the goal of ensuring that the compensation and benefits provided to Mr. Kotick were in a competitive range for the marketplace for executive talent. See "Executive Compensation—Compensation Discussion and Analysis" below.

        The members of the Compensation Committee are Messrs. Lévy (Chairperson), Corti, Crépin, Morgado and Pénisson. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that Messrs. Corti and Morgado are both "nonemployee directors" as defined in Rule 16b-3 under the Exchange Act and independent directors.

        The Compensation Committee meets at least twice per year.

        For additional information regarding the Compensation Committee, see "Executive Compensation—Compensation Discussion and Analysis."

  Nominating and Corporate Governance Committee

        In connection with the Combination, on July 28, 2008, the Board amended the formal charter that describes the Nominating and Corporate Governance Committee's composition and responsibilities. You can access the Nominating and Corporate Governance Committee's charter, as amended, on the Company's web site at http://investor.activision.com/documents.cfm.

        The charter provides that the Nominating and Corporate Governance Committee must consist of at least three directors. So long as the Company continues to qualify for the "controlled company" exemption pursuant to the NASDAQ Marketplace Rules, the Nominating and Corporate Governance Committee will be exempt from the requirement that all of its members be independent directors.

        Furthermore, in accordance with the Bylaws, provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, the committee will include at least one Independent Director and have a majority of Vivendi Directors, and the chairperson of the committee will be a Vivendi Director. If Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Nominating and Corporate Governance Committee will include at least a number of Vivendi Directors proportional to Vivendi's voting interest.

        In accordance with the Bylaws, the Board maintains three subcommittees of the Nominating and Corporate Governance Committee (the "Special Nominating Committees") whose primary function is to assist the Nominating and Corporate Governance Committee in fulfilling its responsibilities with respect to Board candidates and nominees in accordance with the Bylaws. See "—Special Nominating Committees" below. The Nominating and Corporate Governance Committee's responsibilities, with the assistance of the Special Nominating Committees as appropriate, include, among others:

  •
  assisting in identifying, recruiting and recommending to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be, including persons suggested by stockholders or others;

  •
  periodically evaluating the size of the Board and recommending to the Board any appropriate increase or decrease;

  •
  making recommendations to the Board regarding the size and composition of each standing committee of the Board;

  •
  periodically reviewing the Certificate of Incorporation and the Bylaws as they relate to corporate governance matters and recommending changes to the Board;

  •
  overseeing the evaluation of the Board; and

  •
  assisting in management succession planning.

        The members of the Nominating and Corporate Governance Committee are Messrs. Pénisson (Chairperson), Lévy, Morgado, Morris and Sarnoff. Upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that Messrs. Morgado and Sarnoff are independent directors.

        The Nominating and Corporate Governance Committee meets at least twice per year.

  Special Nominating Subcommittees

        Pursuant to the Bylaws, the Board maintains the following Special Nominating Subcommittees of the Nominating and Corporate Governance Committee:

  •
  the Vivendi Nominating Committee;

  •
  the Independent Nominating Committee; and

  •
  the Executive Nominating Committee.

        The Bylaws provide that:

  •
  the Vivendi Nominating Committee shall include only Vivendi Directors;

  •
  the Independent Nominating Committee shall include only Independent Directors; and

  •
  the Executive Nominating Committee shall include two Vivendi Directors and two Independent Directors.

        Pursuant to the Bylaws, the Vivendi Nominating Committee and the Independent Nominating Committee will be maintained as long as Vivendi's voting interest does not fall and remain below 10% for a period of 90 consecutive days, and the Executive Nominating Committee will be maintained as long as Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days.

        The Vivendi Nominating Committee and Executive Nominating Committee designate the Vivendi Director nominees and the Executive Director nominees, respectively. The Independent Nominating Committee nominates Independent Director nominees. Stockholders may also nominate Independent Directors in accordance with the Bylaws. Pursuant to the Investor Agreement, provided that Vivendi's voting interest does not fall and remain below 10% for a period of 90 consecutive days, Vivendi and its affiliates will vote their shares of Common Stock in favor of the election of director nominees designated by each of the Independent Nominating Committee and the Executive Nominating Committee and against all proposals to remove Independent Directors or Executive Directors except for malfeasance. For more information about the Investor Agreement, see "Certain Relationships and Related Transactions—Transactions with Related Persons—Investor Agreement" below.

  Vacancies on the Board

        Pursuant to the Bylaws, provided that Vivendi's voting interest does not fall and remain below 10% for a period of 90 consecutive days:

  •
  a vacancy created by the resignation, death or removal of a Vivendi Director may only be filled by the affirmative vote of a majority of the Vivendi Nominating Committee; and

  •
  a vacancy created by the resignation, death or removal of an Independent Director may only be filled by the affirmative vote of a majority of the Independent Nominating Committee.

        In addition, provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, a vacancy created by the resignation, death or removal of an Executive Director may only be filled through the unanimous vote of the Executive Nominating Committee.

  Criteria Used in the Selection of Director Nominees

        Pursuant to its charter, among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee evaluates the following attributes and criteria of candidates: experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, independence and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board.

        Beyond the considerations described above, there are no specific criteria for the selection of nominees for director except to the extent required to meet applicable legal, regulatory and exchange requirements. However, as a general matter, the Board believes that nominees should show evidence of leadership in their particular field of business or expertise, have broad experience and the ability to exercise sound business judgment, have specific knowledge about the Company's business and have the ability to network in order to promote the Company's business.

        The Nominating and Corporate Governance Committee has the authority to retain or terminate a search firm provided that the committee notifies the Board that it has done so at the next Board meeting following any such retention or termination.

  Stockholder Recommendation of Directors

        The Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to the Board regarding, independent director candidates submitted to the Company by stockholders, and review and evaluate any stockholder proposals relating to the nomination by stockholders of any candidates to the Board or the right of any stockholder to do so.

        In addition, the chairperson of the committee (or a designee) will, in consultation with a corporate governance consultant, request that known holders of more than 1% of the Company's common stock (who have held such stock for at least the previous nine months) provide up to two names of potential independent director nominees. The committee will review each such proposed nominee and, to the extent the proposed nominees satisfy objective criteria established by the committee, recommend to the full Board a candidate from among those it considered.

        For a nominee submitted by any other stockholder, or group of stockholders, to be considered by the Nominating and Corporate Governance Committee, that recommendation must be in writing and must include the following information:

  •
  the name and address of the stockholder and evidence of such stockholder's ownership of Common Stock, including the number of shares beneficially owned and the length of time of ownership;

  •
  the name of the nominee, the nominee's resume or a list of his or her qualifications to be a director of the Company and the nominee's consent to be named a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board;

  •
  a representation that the stockholder is entitled to vote at the annual meeting of stockholders at which the directors will be elected and that the stockholder intends to appear in person or by proxy at such annual meeting to nominate the person specified in the notice; and

  •
  a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is made.

The stockholder recommendation and information described above must be sent to the Company's Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders.

  Fiscal 2008 Board and Committee Matters

  Board Composition and Meetings

        During fiscal 2008, the members of the Board were Robert A. Kotick, Brian G. Kelly, Ronald Doornink, Robert J. Corti, Barbara S. Isgur, Robert J. Morgado, Peter J. Nolan and Richard Sarnoff. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board determined that each of Messrs. Corti, Nolan, Morgado and Sarnoff and Ms. Isgur was an independent director. In making such determination, the Board considered the relationships that each of the directors had with the Company and other facts and circumstances the Board deemed relevant.

        The Board met nine times during fiscal 2008. All directors who served on the Board during fiscal 2008 attended at least 75% of the aggregate number of meetings held by the Board and each committee on which they served during fiscal 2008.

        All directors attended the 2007 annual meeting of stockholders.

  Audit Committee Composition and Meetings

        During fiscal 2008, the members of the Audit Committee were Mr. Corti (Chairperson), Ms. Isgur and Mr. Morgado. The Board determined that each member of the Audit Committee was an independent director and understood financial statements and was financially literate. The Board has determined that Mr. Corti was an "audit committee financial expert" as defined in the applicable rules of the SEC.

        The Audit Committee met four times during fiscal 2008.

  Compensation Committee Composition and Meetings

        During fiscal 2008, the members of the Compensation Committee were Mr. Morgado (Chairperson), Ms. Isgur and Mr. Nolan. The Board determined that each was an independent director and a "non-employee director" as defined in the applicable rules of the SEC.

        The Compensation Committee met 13 times during fiscal 2008.

  Nominating and Corporate Governance Committee Composition and Meetings

        During fiscal 2008, the members of the Nominating and Corporate Governance Committee were Mr. Morgado (Chairperson), Mr. Corti and Mr. Sarnoff. The Board determined that each was an independent director.

        The Nominating and Corporate Governance Committee met 11 times during fiscal 2008.

  Compensation Committee Interlocks and Insider Participation

        During fiscal 2008, the Compensation Committee consisted of Ms. Isgur, Mr. Morgado and Mr. Nolan. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K adopted by the SEC.

  Stockholder Communications with the Board of Directors

        To communicate directly with the full Board, the Vivendi Directors, the Executive Directors, the Independent Directors, any committee of the Board or any individual Board member, stockholders of record may send written correspondence addressed to such director or directors in care of the

Company's Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405.

        All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed. Communications to the full Board, the Independent Directors or any individual director that relate to the Company's accounting practices, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee.

Approval of Certain Matters by the Board

        Prior to July 9, 2013, the approval of certain matters by the Board will require (in addition to any approval required by law) the affirmative vote of (a) a majority of the votes present or otherwise able to be cast at a meeting of the Board and (b) at least a majority of the Independent Directors.

        These matters include:

  •
  the declaration and payment of any dividend on the Company's capital stock, provided that after July 9, 2009, this restriction will not apply if the Company's pro forma net debt, after giving effect to such dividend, does not exceed $400 million;

  •
  changing the Company's state of incorporation;

  •
  any transaction or agreement between the Company or any of its subsidiaries, on the one hand, and Vivendi or any of Vivendi's controlled affiliates, on the other hand;

  •
  any waiver of the provisions of Section 203 of the Delaware General Corporation Law with respect to any transaction involving Vivendi or any of Vivendi's controlled affiliates;

  •
  any change in the Company's corporate name;

  •
  any relocation of the Company's headquarters or principal offices to any location not in the Los Angeles, California area;

  •
  subject to certain limited exceptions, the creation of any committee of the Board;

  •
  provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, any increase in the size of the Board, except as otherwise required pursuant to the provisions relating to the composition of the Board outlined above; or

  •
  the appointment or election of the Company's Chief Financial Officer.

Prior to July 9, 2011, the affirmative vote of (a) a majority of the votes present or otherwise able to be cast, and (b) at least a majority of the Independent Directors will be required for:

  •
  the termination, with or without cause, of the Company's Chief Executive Officer; or

  •
  in the event the Company's Chief Executive Officer resigns for "good reason" (as defined in the Chief Executive Officer's employment agreement), the appointment or election of a new Chief Executive Officer.

Amendments to the Bylaws and Certificate of Incorporation

  Bylaws

        Subject to the exceptions specified below, amendments to the Bylaws may be made by either (a) the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of the Company's capital stock entitled to vote thereon or (b) the Board at any regular or special meeting without the assent or vote of the Company's stockholders.

        The following exceptions apply:

  •
  The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of the Company's capital stock entitled to vote thereon is required to amend bylaw provisions that protect the stockholders of the Company, including:

  •
  Section 2.4 (Special Meetings of Stockholders);

  •
  Section 2.6(a) (Quorum Requirements for Meetings of Stockholders);

  •
  Section 2.14 (Notice of Stockholder Business and Nominations); and

  •
  Section 8.4 (Amendment of Bylaws) as it relates to the aforementioned sections.

  •
  In addition, the affirmative vote of the holders of more than 66 2/3% of the voting power of the outstanding shares of the Company's capital stock entitled to vote thereon is required to amend:

  •
  Section 3.3 (Vivendi's Right to Proportional Representation); and

  •
  Section 8.4 (Amendment of Bylaws) as it relates to the aforementioned section.

  •
  Certain bylaw provisions protecting Vivendi or the minority stockholders may only be amended as follows:

  •
  provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, by the affirmative vote of (x) the holders of at least a majority of the voting power of the outstanding shares of the Company's capital stock entitled to vote thereon, and (y) the holders of at least a majority of the outstanding shares of the Company's capital stock other than shares of capital stock owned by Vivendi and its controlled affiliates; and

  •
  if Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days, then thereafter by the affirmative vote of the holders of more than 66 2/3% of the voting power of the outstanding shares of the Company's capital stock entitled to vote thereon. These provisions include:
  •
  Section 3.2(b) (Composition of the Board);

  •
  Section 3.4(b) (Vacancies on the Board);

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  Section 3.6 (Quorum and Action Requirements for the Board);

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  Section 3.10(c) (Creation of Special Nominating Committees);

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  Section 3.10(d) (Composition of Board Committees);

  •
  Section 3.10(f) (Quorum Requirements for Board Committees); and

  •
  Section 8.4 (Amendment of Bylaws) as it relates to the aforementioned sections.

  •
  The affirmative vote of the holders of (a) at least a majority of the voting power of the outstanding shares of the Company's capital stock, and (b) at least a majority of the voting power of the outstanding shares of Company's capital stock other than shares of the Company's capital stock owned by Vivendi and Vivendi's controlled affiliates is required to amend:

  •
  Section 2.3 (Purposes of Annual Meeting; Election of Directors); and

  •
  Section 8.4 (Amendment of Bylaws) as it relates to the aforementioned section.

  •
  Prior to July 9, 2013, Section 3.12 (Approval of Certain Matters by the Board), Section 4.3 (Chief Executive Officer) and Section 8.4 (Amendment of Bylaws) (as it relates to the foregoing sections) may only be amended by either:

  •
  the separate affirmative vote of (a) a majority of the votes present or otherwise able to be cast at a meeting of the Board, and (b) at least a majority of the Independent Directors; or

  •
  the separate affirmative vote of the holders of (a) at least a majority of the voting power of the outstanding shares of the Company's capital stock, and (b) at least a majority of the outstanding shares of the Company's capital stock other than shares of the Company's capital stock owned by Vivendi and Vivendi's controlled affiliates.

  •
  In addition to any vote required by law, the separate affirmative vote of the holders of (a) at least a majority of the shares of the Company's capital stock, and (b) at least a majority of the outstanding shares of the Company's capital stock other than shares of the Company's capital stock owned by Vivendi and Vivendi's controlled affiliates is required to amend:

  •
  Section 3.3(b) as to decrease the percentages in the definitions of "Triggering Event" and "Termination Event" set forth therein; or

  •
  any of the provisions of the Bylaws in a manner that would be beneficial to Vivendi and Vivendi's controlled affiliates in their capacities as stockholders, other than amendments that affect the rights of all stockholders in the same manner.

  Certificate of Incorporation

        Amendments to the Certificate of Incorporation may be made in accordance with Section 242 of the Delaware General Corporation Law, except that:

  •
  The affirmative vote of the holders of the Company's capital stock entitled to vote thereon representing more than 66 2/3% of the shares entitled to be voted thereon is required to amend:

  •
  Section 5.3(a)(i) (Amendment of Bylaw Provisions Protecting All Stockholders);

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  Section 5.3(a)(ii) (Amendment of Bylaw Provision Protecting Vivendi Stockholder's Right to Proportionate Representation);

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  Section 5.3(c) (Amendment of Bylaws by Stockholders); and

  •
  Articles VIII (Company's Relationship with Vivendi) and IX (Affiliate Transactions), subject to the requirements described below for the amendment of Sections 8.2, 8.3, 8.5 and 9.1(b).

  •
  Section 5.1(b) (Quorum Requirements for Committees) and Section 5.3(a)(iii) (Amendment of Certain Bylaw Provisions Protecting Vivendi) may only be amended as follows:

  •
  provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, by the affirmative vote of (x) the holders of at least a majority of the voting power of the outstanding shares of the Company's capital stock entitled to vote thereon, and (y) the holders of at least a majority of the outstanding shares of Company's capital stock other than shares of the Company's capital stock owned by Vivendi and its controlled affiliates; and

  •
  if Vivendi's voting interest does fall and remain below 50% for a period of 90 consecutive days, by the affirmative vote of the holders of more than 66 2/3% of the voting power of the outstanding shares of the Company's capital stock entitled to vote thereon.

  •
  The affirmative vote of (a) the holders of at least a majority of the voting power of the outstanding shares of the Company's capital stock entitled to vote thereon, and (b) the holders of at least a majority of the outstanding shares of the Company's capital stock other than shares of capital stock owned by Vivendi and Vivendi's controlled affiliates is required to amend:

  •
  Sections 5.3(a)(iv), 5.3(a)(v), 5.3(b) (Amendment of Certain Bylaw Provisions);

  •
  Section 8.2 (Business Activities);

  •
  Section 8.3 (Corporate Opportunities);

  •
  Section 8.5 (Purchase of Activision Blizzard Stock by Vivendi); and

  •
  Section 9.1(b) (Approval of Certain Business Combinations).

Corporate Opportunities: Fiduciary Duties of Directors

  Corporate Opportunities

        Neither Vivendi nor any of its controlled affiliates may engage, directly or indirectly, in any "competing business," as defined in the Certificate of Incorporation. However, the businesses conducted by Vivendi and its controlled affiliates as of the consummation of the Combination are not considered to be competing businesses.

        In the event that Vivendi acquires knowledge of a potential corporate opportunity for both Vivendi and the Company, Vivendi will have no duty to communicate or offer the corporate opportunity to the Company. In addition, Vivendi will not be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that Vivendi acquires or seeks the corporate opportunity for itself, directs the corporate opportunity to another person or entity, or otherwise does not communicate information regarding the corporate opportunity to the Company.

  Fiduciary Duties of Directors

        If a director or officer of the Company who is also a director or officer of Vivendi acts in a manner consistent with the Company's policy with respect to the allocation of a potential corporate opportunity for both the Company and Vivendi about which such director acquires knowledge, he or she will have fully satisfied and fulfilled his or her fiduciary duty to the Company and its stockholders with respect to the corporate opportunity. A corporate opportunity for both the Company and Vivendi offered to any person who is an officer or director of the Company and who is also an officer, director or employee of Vivendi, will belong to Vivendi unless such corporate opportunity was expressly offered to such person in his or her capacity as a director or officer of the Company.

Purchase of Company Stock by Vivendi

        In the event that Vivendi's voting interest equals or exceeds 90%, then, within 60 days following the date upon which Vivendi's voting interest first equals or exceeds 90%, either Vivendi or the Company will commence a tender offer to acquire all shares of Common Stock not owned by Vivendi as of that date, at a price not less than the volume-weighted average closing price per share of Common Stock for the 20 consecutive trading days immediately preceding the trading day immediately preceding the date on which Vivendi's voting interest first equals or exceeds 90%. In the alternative, at any time on or before the Vivendi's voting interest equals or exceeds 90%, Vivendi may, but is not obligated to, cause the Company to effect a merger or other business combination pursuant to which the holders of Common Stock, other than Vivendi, receive an amount calculated as described above.

        In lieu of such tender offer, at any time on or before the date upon which Vivendi's voting interest first equals or exceeds 90%, Vivendi may (but is not obligated to) cause the Company to effect a merger or other business combination pursuant to which the holders of shares of Common Stock not owned by Vivendi as of such date will receive, in exchange for their shares, an amount equal to a price not less than the volume-weighted average closing price per share of the Common Stock for the 20 consecutive trading days immediately preceding (but not excluding) the trading day immediately preceding the date upon which the Vivendi voting interest first equals or exceeds 90%.

Code of Ethics for Senior Executive and Senior Financial Officers

        The Company has a Code of Ethics for Senior Executive and Senior Financial Officers, which applies to the Company's Chairman, Co-Chairman, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, and Controller, and persons performing similar functions. You can access a copy of the Company's Code of Ethics for Senior Executive and Senior Financial Officers on the Company's web site at http://investor.activision.com/documents.cfm. Furthermore, the Company will post any amendments to, or waivers of, the Code of Ethics for Senior Executives and Senior Financial Officers on the Company's web site at http://investor.activision.com/documents.cfm.

 EXECUTIVE OFFICERS AND KEY EMPLOYEES

        None of the executive officers of the Company are related to any other executive officer or to any director of the Company, and each executive officer holds office at the discretion of the Board and subject to the terms of such executive officer's employment agreement. The following table sets forth the names, ages and positions of our executive officers as of July 29, 2008. Note that, as indicated in the biographical summaries that follow the table, certain of the Company's executive officers joined the Company in July 2008 in connection with the Combination and, as such, were not employed by the Company during fiscal 2008.

Name	Age	Office
Michael J. Griffith	51	President and Chief Executive Officer of Activision Publishing, Inc.
Jean-François Grollemund	63	Chief Merger Officer of the Company
Bruce L. Hack	59	Vice-Chairman and Chief Corporate Officer of the Company
Brian Hodous	45	Chief Customer Officer of the Company
Robin Kaminsky	42	Executive Vice President, Publishing of Activision Publishing, Inc.
Robert A. Kotick	45	President and Chief Executive Officer of the Company
Michael Morhaime	40	President and Chief Executive Officer of Blizzard Entertainment, Inc.
George L. Rose	46	Chief Legal Officer of the Company
Thomas Tippl	41	Chief Financial Officer of the Company
Ann Weiser	51	Chief Human Resources Officer of the Company

        The following are biographical summaries of our executive officers other than Messrs. Hack and Kotick, for whom biographical summaries are set forth under "Proposal 1—Election of Directors" above.

        Michael J. Griffith has been President and Chief Executive Officer of Activision Publishing, Inc. ("Activision Publishing"), a subsidiary of the Company and the Company's primary operating unit until the consummation of the Combination (when the business of Vivendi Games and its subsidiaries was combined with the Company), and Principal Executive Officer of the Company since June 2005. Prior to joining the Company, Mr. Griffith served in a number of executive level positions at The Procter & Gamble Company, a manufacturer of consumer goods products, from 1981 to 2005, including President of The Procter & Gamble Company's Global Beverage Division from 2002 to 2005, Vice President and General Manager, Coffee Products from 1999 to 2002 and Vice President and General Manager of Fabric & Home Care—Japan and Korea and Fabric & Home Care Strategic Planning—Asia for The Procter & Gamble Company from 1997 to 1999. Mr. Griffith holds a B.A. degree from Albion College and an M.B.A. degree from the University of Michigan.

        Jean-François Grollemund became the Chief Merger Officer of the Company in July 2008 in connection with the Combination. Mr. Grollemund was Executive Vice President and Chief Financial Officer, and a member of the Board of Directors, of Vivendi Games from January 2004 until July 2008, when the businesses of the Company and Vivendi Games were combined. Prior to that, Mr. Grollemund was Chief Operating Officer of VU Net (Europe & USA), an internet and technology company and subsidiary of Vivendi, and served as Chief Operating Officer and Chief Financial Officer

in a variety of positions in Vivendi Universal's publishing division in France and Latin America. Mr. Grollemund holds a degree from the Institut d'Études Politiques de Paris and a DESS in Law and Economic Science from the University Panthéon Sorbonne.

        Brian Hodous became Chief Customer Officer of the Company in July 2008 in connection with the Combination and was Chief Customer Officer of Activision Publishing from November 2006 until the transaction was consummated. Prior to joining the Company, Mr. Hodous was employed by Cadbury Schweppes plc, an international confectionery and beverage company, where he held the position of Group Director and Executive Vice President of Global Sales from 1999 to 2006. Prior to working at Cadbury Schweppes, Mr. Hodous served in various sales and senior management positions of increasing responsibility with Wyeth Pharmaceuticals, Pillsbury, Drackett Products and GlaxoSmithKline plc. Mr. Hodous holds a B.A. degree in Marketing and Management from Marquette University.

        Robin Kaminsky has been Executive Vice President, Publishing of Activision Publishing since June 2006. Prior to that, she served as the Head of Global Brand Management of Activision Publishing from May 2005 until June 2006. Ms. Kaminsky served in various marketing executive roles within PepsiCo, a snack and beverage company, from December 1997 to April 2005, including Vice President, National Promotions and Customer Marketing from April 2003 to April 2005, Director, Non Carbonated Beverages and Vice President of the water portfolio from 1999 to 2003 and Director, Mountain Dew from 1997 to 1999. Ms. Kaminsky has also held management and marketing executive positions of increasing responsibility at the Coca Cola Company, Revlon, Johnson & Johnson and D'Arcy Masius Benton & Bowles, an advertising agency. Ms. Kaminsky holds a B.A. degree from the University of North Carolina at Chapel Hill.

        Michael Morhaime became an executive officer of the Company in July 2008 in connection with the Combination. Mr. Morhaime co-founded Blizzard Entertainment, Inc., now an indirect subsidiary and, along with Activision Publishing, one of the two principal operating units of the Company, in February 1991 and transitioned to the role of President from Vice President in April 1998. Mr. Morhaime served on the Executive Committee of Vivendi Games from January 1999, when Blizzard Entertainment, Inc. became a subsidiary of Vivendi Games, until July 2008, when the businesses of the Company and Vivendi Games were combined. Mr. Morhaime holds a B.S. degree in electrical engineering from the University of California at Los Angeles.

        George L. Rose became Chief Legal Officer of the Company in July 2008 in connection with the Combination and was Chief Legal Officer of Activision Publishing from September 2007 until the transaction was consummated. Mr. Rose joined the Company in July 1995 and held various positions of increasing responsibility within the Business and Legal Affairs Department since that time, including serving as Senior Vice President, General Counsel and Secretary of the Company from April 2000 until September 2007. Prior to joining the Company, Mr. Rose was in private practice in Los Angeles from 1986 to 1995. Mr. Rose holds a B.B.A. degree from the University of Michigan and a J.D. degree from Harvard Law School.

        Thomas Tippl became Chief Financial Officer of the Company in July 2008 in connection with the Combination. He was Chief Financial Officer of Activision Publishing from October 2005 until July 2008 and has been the Principal Financial and Accounting Officer of the Company since January 2006. Prior to joining the Company, Mr. Tippl served as Head of Investor Relations and Shareholder Services at The Procter & Gamble Company from 2004 to 2005. Mr. Tippl also served as Finance Director of The Procter & Gamble Company, Baby Care, Europe and as a member of the Board of Directors of The Procter & Gamble Company's Fater Italy Joint Venture from 2001 to 2003. Mr. Tippl co-founded The Procter & Gamble Company's Equity Venture Fund in 1999 and also served as Associate Director of Acquisitions and Divestitures for The Procter & Gamble Company from 1999 to 2001. Prior to 1999, Mr. Tippl served in various financial executive positions for The Procter & Gamble Company in

Europe, China and Japan. Mr. Tippl holds a Masters degree in Economics & Social Sciences from the Vienna University of Economics and Business Administration.

        Ann Weiser became Chief Human Resources Officer of the Company in July 2008 in connection with the Combination and was Chief Human Resources Officer of Activision Publishing from September 2007 until the transaction was consummated. Prior to joining the Company, Ms. Weiser served in a number of executive level human resources positions at Royal Ahold, an international retail operator, from 2001 to 2007, most recently as Chief Human Resource Officer of Royal Ahold's U.S. Foodservice division. Prior to that, Ms. Weiser held a series of increasingly responsible human resources leadership positions at such companies as U.S. Office Products, Mainer Post-Acute Network and Kraft, Inc. Ms. Weiser holds a B.A. in sociology from California State University in Long Beach, CA.

 EXECUTIVE COMPENSATION

        The following discussion and tables set forth information with regard to compensation for services rendered in all capacities to the Company and its subsidiaries during fiscal 2008 by the named executive officers included in the Summary Compensation Table below (note that these named executive officers differ from our current executive officers listed in "Executive Officers and Key Employees" above, many of whom assumed their current positions following the Combination that occurred following the end of fiscal 2008).

Employment Agreements

        The Compensation Committee believes that to attract and retain the executive talent necessary to lead the Company, the Company should enter into an employment agreement with each of its executive officers. Accordingly, the Company entered into employment agreements with each of the named executive officers. The following is a summary of the material terms regarding compensation set forth in the employment agreements with the named executive officers, other than provisions regarding payments and benefits upon termination or a change in control. A description of the payments and benefits that would be provided to each of the named executive officers in connection with a termination of his or her employment or a change of control of the Company is set forth under "—Potential Payments upon Termination or Change of Control" below.

  Robert A. Kotick and Brian G. Kelly

        On December 1, 2007, the Company entered into an amended and restated employment agreement with Robert A. Kotick, pursuant to which Mr. Kotick serves as President and Chief Executive Officer of the Company. The employment agreement with Mr. Kotick is referred to in this Proxy Statement as the "Kotick employment agreement." Also on December 1, 2007, the Company entered into an amended and restated employment agreement with Brian G. Kelly, pursuant to which Mr. Kelly serves as Co-Chairman of the Board. The employment agreement with Mr. Kelly is referred to in this Proxy Statement as the "Kelly employment agreement."

        Both the Kotick employment agreement and the Kelly employment agreement superseded and replaced the previous employment agreements between the Company and each of Messrs. Kotick and Kelly, dated May 22, 2000, which were scheduled to expire on March 31, 2008. Pursuant to the amended and restated employment agreements, each of Messrs. Kotick and Kelly agreed to waive certain benefits they would have been entitled to receive under the prior employment agreements. The waived benefits include the right to (a) elect to receive a cash payment in respect of all stock options held by Messrs. Kotick and Kelly equal to (as to each share of Common Stock subject to such stock options) the excess of the closing price of the Common Stock on the date of the consummation of the Combination over the option exercise price; (b) accelerated vesting on the date of the consummation of the Combination of unvested stock options granted in June 2007; (c) resign for any reason during the six-month period following the three-month anniversary of the consummation of the Combination and receive severance of five times the sum of their base salary and most recent annual bonus, as well as a pro-rata annual bonus for the year of resignation and two years of health insurance continuation; and (d) enter into a four-year consulting arrangement with the Company in the event of a termination other than upon death or disability by the Company or upon a resignation not in connection with a change of control.

  Kotick Employment Agreement

        The Kotick employment agreement became effective on December 1, 2007 and Mr. Kotick's term thereunder will expire on December 31, 2012. The agreement provides for an annual base salary of $950,000 and annual base salary increases equal to the average percentage increase approved by the

Compensation Committee for members of the executive leadership team with respect to such year, excluding any increases guaranteed by contract or due to an executive's significant promotion or modification in duties. Mr. Kotick is also eligible to receive an annual bonus, with a target amount beginning with fiscal 2009 of 200% of his base salary, based on his achievement of mutually agreed objectives and goals and/or his contribution to the success of the Company's financial and business objectives, with the actual amount of any bonus being in the sole discretion of the Board or the Compensation Committee. For fiscal 2008, the Kotick employment agreement did not specify a target bonus amount. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Fiscal 2008 Compensation Program—Performance-Based Annual Bonuses" below. In addition, the Compensation Committee, in its sole discretion, may award Mr. Kotick a performance bonus at any time in such amount and in such form as the Compensation Committee may determine. Mr. Kotick is also entitled to participate in benefit plans standard for the Company's senior executive officers, including life insurance plans, and the Company is required to maintain an $8.55 million supplemental term life insurance policy for the benefit of his estate for a period of ten years following the effective date of the Kotick employment agreement.

        As an inducement to enter into the Kotick employment agreement, Mr. Kotick received an option to purchase 1,850,000 shares of Common Stock. In addition, upon the consummation of the Combination, Mr. Kotick received a grant of 1,250,000 performance shares, which will vest in 20% increments on each of the first, second, third and fourth anniversaries of the consummation of the Combination, with another 20% to vest on the last day of Mr. Kotick's term, in each case subject to the Company attaining the compound annual total shareholder return target specified in the employment agreement for that vesting period. If the Company does not achieve the performance target for a vesting period, none of Mr. Kotick's performance shares mentioned above will vest for that vesting period. If, however, the Company achieves a performance target for a subsequent vesting period, then all of such performance shares that would have vested on the previous vesting date will vest on the vesting date where the performance targets were achieved.

        The Kotick employment agreement also provided that all stock options granted to Mr. Kotick prior to January 1, 2007 would vest in full upon the consummation of the Combination. As a result, options to purchase 150,000 shares of Common Stock that would otherwise have vested on April 10, 2010 vested on July 9, 2009.

  Kelly Employment Agreement

        The Kelly employment agreement became effective on December 1, 2007 and Mr. Kelly's term thereunder will expire on March 31, 2011. Through March 31, 2008, Mr. Kelly received an annual base salary of $876,920. Beginning on April 1, 2008 and for the duration of the term of the Kelly employment agreement, Mr. Kelly is entitled to a reduced annual base salary of $450,000, with annual increases at the discretion of the Compensation Committee. For fiscal 2008, Mr. Kelly was eligible for an annual bonus, but beginning with fiscal 2009, Mr. Kelly is not entitled to an annual bonus unless otherwise determined by the Compensation Committee in its sole discretion. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Fiscal 2008 Compensation Program—Performance-Based Annual Bonuses" below. Mr. Kelly is also entitled to participate in benefit plans standard for the Company's senior executive officers, including life insurance plans, and the Company is required to maintain a $6 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

        In addition, the Kelly employment agreement provided that all stock options granted to Mr. Kelly prior to January 1, 2007 would vest in full upon the consummation of the Combination. As a result, options to purchase 150,000 shares of Common Stock that would otherwise have vested on April 10, 2010 vested on July 9, 2009.

  Replacement Bonus Agreements

        Messrs. Kotick's and Kelly's prior employment agreements provided for the payment of certain benefits upon a change of control of the Company. On December 29, 2006, these agreements were amended to remove certain of those benefits that may have imposed adverse tax consequences on Messrs. Kotick and Kelly under Section 409A of the Internal Revenue Code of 1986, as amended. In connection with these amendments, the parties agreed to negotiate in good faith to develop benefits reasonably comparable to those forgone by Messrs. Kotick and Kelly under their prior employment agreements.

        As a result of those negotiations, on December 1, 2007, the Company entered into replacement bonus agreements with each of Messrs. Kotick and Kelly providing for cash bonuses and an equity incentive award to each of Messrs. Kotick and Kelly. The first cash bonus of $5,000,000 was paid in a lump sum on December 28, 2007. The second cash bonus of $5,000,000 and the grant of 363,637 restricted share units were each contingent upon the occurrence of a change in control on or prior to June 30, 2009. The bonus was paid in a lump sum, and the equity award was granted, upon the consummation of the Combination.

  Michael J. Griffith

        Michael J. Griffith is party to an employment agreement with Activision Publishing, pursuant to which he serves as President and Chief Executive Officer of Activision Publishing. The agreement became effective June 15, 2005 and Mr. Griffith's initial term thereunder will expire on June 30, 2010. Activision Publishing has the option to extend his term for an additional period of up to three years if Mr. Griffith's total compensation exceeds $40 million during the initial term, where "total compensation" consists of his cumulative base salary, cumulative annual bonuses, realized and unrealized gains from all vested options issued to him, the market value of all restricted shares of Common Stock issued to him that have vested and the amounts realized by him from the sale of any such vested shares. The agreement provides for an annual base salary of $600,000 beginning July 15, 2005 and annual base salary increases of 8%, which occur automatically on July 1 of each year for the term of the agreement, and contemplates the possibility of additional annual base salary increases in the discretion of the Board or Compensation Committee. Mr. Griffith's annual base salary was $700,000 beginning July 1, 2007.

        Mr. Griffith is also eligible for an annual bonus, with a target amount of 100% of his base salary, based on his achievement of mutually agreed objectives and goals and/or his contribution to the success of Activision Publishing's financial and business objectives, with the actual amount of any bonus being in the sole discretion of the Board or the Compensation Committee. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Fiscal 2008 Compensation Program—Performance-Based Annual Bonuses" below. Mr. Griffith was reimbursed for certain relocation costs and incremental income taxes resulting therefrom, and is also entitled to mortgage assistance in the aggregate amount of $300,000, payable in increments of $8,333.33 a month for the first three years of his term. Mr. Griffith is also entitled to participate in benefit plans that are standard for Activision Publishing's senior executive officers, including life insurance plans.

        The Company recruits many of its top executives from larger, more stable consumer packaged goods companies. In many cases, the Company's employment arrangements must compete with the remuneration components of these larger organizations and compensate for the higher risk inherent in the more volatile entertainment software industry. In Mr. Griffith's case, the Company was also competing with other offers for his employment. Therefore, in order to attract and retain Mr. Griffith, the Company provided him with a guaranteed minimum level of compensation over the term of his employment agreement. The agreement provides that if, on May 15, 2010, Mr. Griffith's total compensation (as described above) plus any severance payments received by him has not exceeded

$20 million, Activision Publishing will pay Mr. Griffith the shortfall. Activision Publishing is required to make this shortfall payment whether or not Mr. Griffith is then employed by Activision Publishing, unless Mr. Griffith's employment is terminated by Activision Publishing for cause or performance failure or due to his death or disability or Mr. Griffith terminates his employment other than for good reason. As of March 31, 2008, (1) Mr. Griffith had received $4,503,408 attributable to cumulative base salary and cumulative annual bonuses, (2) none of Mr. Griffith's restricted stock had vested and he had no realized gains on vested options and (3) based on the $27.31 closing market price of Common Stock as reported on NASDAQ on March 31, 2008, Mr. Griffith's unrealized gains on vested options totaled $5,380,106. Consequently, his total compensation as of March 31, 2008, was $9,883,514.

        In recognition of Mr. Griffith's contributions with respect to the Combination and to provide Mr. Griffith with additional incentives to deliver superior results in connection with the integration of the Company and Vivendi Games, on December 1, 2007, the Company entered into an amendment to Mr. Griffith's employment agreement which became effective upon the consummation of the Combination. Pursuant to the amendment, upon the consummation of the Combination, Mr. Griffith received 50,000 stock options, which will vest in three equal installments on each of the first, second and third anniversaries of the consummation of the Combination, and 50,000 restricted share units, which will vest in full on June 30, 2010.

        In addition, the amendment reduced the vesting period of the equity awards granted to Mr. Griffith in connection with the commencement of his employment pursuant to his employment agreement. Mr. Griffith received options to purchase 1,000,000 shares of Common Stock (subsequently adjusted to 1,333,334 shares of Common Stock as a result of a split of the Common Stock) as an inducement to enter into the agreement, which were granted in three tranches. The first tranche, consisting of options to purchase 466,667 shares of Common Stock on a split-adjusted basis that originally vested ratably over five years beginning on June 15, 2006, was amended to provide that the options which were scheduled to vest on June 15, 2010 will vest on June 15, 2009 (in addition to the options already scheduled to vest on that date). The second tranche, consisting of options to purchase 466,667 shares of Common stock on a split-adjusted basis, was amended to provide that those options vest in full in June 15, 2009, subject to possible earlier vesting if Mr. Griffith were to attain certain performance objectives, rather than vesting in full on June 15, 2010, subject to such possible earlier vesting. The third tranche, consisting of options to purchase 400,000 shares of Common Stock on a split-adjusted basis, was amended to provide that those options vest in full on June 15, 2009 rather than June 15, 2010.

        Mr. Griffith also received 116,822 restricted shares of Common Stock (subsequently adjusted to 155,763 restricted shares as a result of a split of the Common Stock) in consideration for abandoning certain long-term compensation, pension benefits and related equity participations with his prior employer. The restricted shares were to vest in three equal annual installments on June 15, 2008, June 15, 2009 and June 15, 2010 and were amended so that the shares which were scheduled to vest on June 15, 2010 will vest on June 15, 2009 (in addition to the shares already scheduled to vest on that date).

  Thomas Tippl

        Thomas Tippl is party to an employment agreement with Activision Publishing, pursuant to which he served as Chief Financial Officer of Activision Publishing. Mr. Tippl currently serves as the Chief Financial Officer of the Company. The agreement became effective October 1, 2005 and Mr. Tippl's initial term thereunder will expire on September 30, 2010. Activision Publishing has the option to extend his term for an additional period of up to three years if Mr. Tippl's total compensation exceeds $15 million during the initial term, where "total compensation" consists of his cumulative base salary, cumulative annual bonuses, realized and unrealized gains from all vested options issued to him, the market value of all restricted shares of Common Stock issued to him that have vested and the amounts realized by him from the sale of any such vested shares. The agreement provides for an annual base salary of $450,000 beginning October 1, 2005 and annual base salary increases of 4%, which occur automatically on October 1 of each year for the term of the agreement, and contemplates the possibility of additional annual base salary increases in the discretion of the Board or Compensation Committee. Mr. Tippl's annual base salary was $500,000 as of March 31, 2008.

        Mr. Tippl is also eligible for an annual bonus with a target amount of 75% of his base salary, based on his achievement of mutually agreed objectives and goals and/or his contribution to the success of Activision Publishing's financial and business objectives, with the actual amount of any bonus being in the sole discretion of the Board or the Compensation Committee. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Fiscal 2008 Compensation Program—Performance-Based Annual Bonuses" below. As an inducement to enter into the employment agreement, in connection with the commencement of his employment Mr. Tippl was paid a signing bonus of $100,000 and granted an option to purchase an aggregate of 600,000 shares of Common Stock (subsequently adjusted to 800,000 shares of Common Stock as a result of a split of the Common Stock). In addition, in consideration for abandoning certain long-term compensation, pension benefits and related equity participations with his prior employer, in connection with the commencement of his employment Mr. Tippl was granted 72,534 restricted shares of Common Stock (subsequently adjusted to 96,712 restricted shares as a result of a split of the Common Stock). Mr. Tippl was reimbursed for certain relocation costs and incremental income taxes resulting therefrom and is also entitled to mortgage assistance in the aggregate amount of $420,000, payable in increments of $7,000 a month during the initial term of his employment, together with reimbursement for incremental income taxes resulting from such payments for the first 36 months of such term. Mr. Tippl is also entitled to participate in benefit plans standard for Activision Publishing's senior executive officers, including life insurance plans, and Activision Publishing is required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

  Robin Kaminsky

        Robin Kaminsky is party to an employment agreement with Activision Publishing, pursuant to which she serves as Executive Vice President, Publishing of Activision Publishing. The agreement became effective October 1, 2006 and Ms. Kaminsky's term thereunder will expire on October 31, 2008. The agreement provides for an annual base salary of $468,000 beginning October 1, 2006 and annual minimum base salary increases of 4%, which occur automatically on June 1 of each year for the term of the agreement, and contemplates the possibility of additional annual base salary increases in the discretion of the Board or Compensation Committee. Ms. Kaminsky's annual base salary was $495,000 as of March 31, 2008.

        Ms. Kaminsky is also eligible for an annual bonus with a target amount of 75% of her base salary based on her achievement of mutually agreed objectives and goals and/or her contribution to the success of Activision Publishing's financial and business objectives, with the actual amount of any bonus being in the sole discretion of the Board or the Compensation Committee. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Fiscal 2008 Compensation Program—Performance-Based Annual Bonuses" below. As an inducement to enter into the employment agreement, in connection with the commencement of her employment Ms. Kaminsky was (1) paid a signing bonus of $35,000, (2) granted an option to purchase an aggregate of 300,000 shares of Common Stock and (3) granted 35,000 restricted shares of Common Stock. Ms. Kaminsky is entitled to mortgage assistance in the aggregate amount of $187,500, payable in increments of $7,500 a month during the initial term of her employment, plus an amount sufficient to reimburse her for incremental income taxes resulting from such mortgage assistance payments. Ms. Kaminsky is also entitled to participate in benefit plans that are standard for Activision Publishing's senior executive officers, including life insurance plans, and Activision Publishing is required to maintain a $2 million supplemental term life insurance policy for the benefit of her estate through the term of her employment.

  Brian Hodous

        Brian Hodous is party to an employment agreement with Activision Publishing, pursuant to which he served as Chief Customer Officer of Activision Publishing. Mr. Hodous currently serves as the Chief Customer Officer of the Company. The agreement became effective November 3, 2006 and Mr. Hodous' initial term thereunder will expire on September 30, 2009. Activision Publishing has the option to extend his term for an additional period of up to one year if Mr. Hodous's total compensation exceeds $4 million during the initial term, where "total compensation" consists of his cumulative base salary, cumulative annual bonuses, realized and unrealized gains from all vested options issued to him, the market value of all restricted shares of Common Stock issued to him that have vested and the amounts realized by him from the sale of any such vested shares. He was initially located in the United Kingdom and relocated to the United States on November 1, 2007. The agreement provided for an annual base salary of $375,000 until the completion of his initial assignment in the United Kingdom, $450,000 upon his relocation to the United States, and contemplates the possibility of additional annual base salary increases in the discretion of the Board or Compensation Committee. Mr. Hodous' annual base salary was $475,000 as of March 31, 2008.

        Mr. Hodous is also eligible for an annual bonus with a target amount of 75% of his base salary, based on his achievement of mutually agreed objectives and goals and/or his contribution to the success of Activision Publishing's financial and business objectives, with the amount of the bonus being in the sole discretion of the Board or the Compensation Committee. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Fiscal 2008 Compensation Program—Performance-Based Annual Bonuses" below. As an inducement to enter into the employment agreement, in connection with the commencement of his employment Mr. Hodous was (1) paid a signing bonus of $150,000, (2) granted an option to purchase an aggregate of 240,000 shares of Common Stock, and (3) granted 21,000 restricted shares of Common Stock. In addition, in consideration for abandoning certain long-term compensation and pension benefits with his prior employer, in connection with the commencement of his employment Mr. Hodous was granted 25,000 restricted shares of Common Stock. In accordance with the Company's policy for executives serving outside of the United States, Activision Publishing also provided Mr. Hodous with certain perquisites and benefits in connection with his initial assignment in the United Kingdom. In connection with Mr. Hodous's relocation to the United States, Activision Publishing provided comprehensive relocation support, including mortgage assistance in the aggregate amount of $48,000, payable in increments of $2,000 a month for the first two years of his term, plus an amount sufficient to reimburse him for incremental income taxes resulting from such relocation support. Mr. Hodous is also entitled to participate in benefit plans that are standard for Activision Publishing's senior executive officers, including life insurance plans, and Activision Publishing is required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the material elements of compensation paid or awarded to the Company's named executive officers in fiscal 2008. This section:

  •
  describes the business environment in which the Company operates and the resulting requirements for talent, including:
  •
  the Company's belief about the type of executive talent needed to drive stockholder returns; and

  •
  the appropriate executive compensation philosophy to attract, retain and engage executive talent and ensure rewards are commensurate with performance.

  •
  outlines the Company's decision-making approach related to executive compensation, including:
  •
  the Compensation Committee's scope of authority;

  •
  the role of executive officers and independent compensation consultants in making compensation decisions; and

  •
  the factors considered when evaluating compensation design and levels, including competitive assessments, benchmarking and internal equity.

  •
  describes the elements and rationale behind the Company's compensation plans and policies for fiscal 2008, including:
  •
  employment agreements;

  •
  base salaries;

  •
  performance-based annual bonuses; and

  •
  long-term incentive and equity grants, including stock ownership requirements.

  •
  explains the other reward programs and noteworthy employment arrangements provided by the Company and the reasons in providing them, including:
  •
  retirement programs;

  •
  perquisites and other personal benefits; and

  •
  termination of employment and change of control arrangements.

  The Business Environment and Associated Talent Requirements

        The Company operates in the entertainment software industry, which sits at the convergence of the entertainment, media, high-technology and consumer products sectors. Our industry features a number of characteristics, including:

  •
  a high-growth, high-risk environment relative to more mature industries;

  •
  a dependence on "hit titles," which constitute a disproportionate level of revenues and profits;

  •
  rising costs of development partially due to increasingly complex technological requirements;

  •
  an increasing importance on building and growing key franchises with sustained game quality; and

  •
  a global customer and end-user demographic with a number of distribution channels.

  Talent Requirements

        The Company believes these characteristics require executive talent with the following characteristics:

  •
  significant global experience managing complex brands and franchises;

  •
  an in-depth knowledge of sophisticated strategies and operational models focused on brand management, finance, operations, sales and category management; and

  •
  an aptitude for and experience in managing entertainment and high-technology products and talent in a high-growth, high-risk environment.

In addition, the Company has recently expanded into areas of game development, such as the music-game genre, that require additional expertise in global sourcing, supply chain and hardware management.

        Finding top executives with these characteristics often requires recruitment of executives from larger and more mature industries, such as consumer products. For example, four of our named executive officers come from top-tier global consumer products companies. These industries feature well developed, sophisticated reward and recognition models.

  Compensation Philosophy and Objectives

        To respond to these requirements for top executive talent, the Compensation Committee follows several key principles in establishing compensation programs for named executive officers:

  •
  Competitive Requirements.    Compensation should reflect the competitive employment market for our industry and the market for the talent from which the Company recruits, while factoring in the Company's historical and expected future growth and significant related managerial and staffing needs. This often requires recruiting executives from stable, mature industries to a fast-growth, higher-risk environment. The Compensation Committee considers these market conditions as it develops compensation policies to attract, retain and motivate talented individuals who will make long-term commitments to the Company. Accordingly, the Company positions annual target total compensation between the 50th and 75th percentile of our industry (calculated based on the sum of salaries, target annual incentives and the annualized value of long-term incentive and equity awards).

  •
  Alignment with Stockholders' Interests.    The Company should align executive compensation with the interests of stockholders. To achieve this objective, the Compensation Committee grants options, restricted shares, performance shares and restricted share units. The Compensation Committee also emphasizes awarding annual bonuses based on the achievement of Company earnings per share and operating income targets at both the corporate and divisional levels. In order to align pay, performance and shareholder returns, more than 50 percent of named executive officer compensation is variable, tied to the metrics and results described above.

  •
  Accountability for Achieving Clearly Defined Short and Long-Term Goals Aligned with Company Strategy. The Company should establish clearly defined performance and business goals for named executive officers. The Compensation Committee measures the performance of named executive officers annually against financial and other goals established at the beginning of each fiscal year. These goals reflect the Company's annual targets and long-term operating plans.

  •
  Exercise of Independence.    Although the Compensation Committee uses internal and external data and occasionally retains compensation consultants and consults with senior management, ultimately the Compensation Committee exercises its independent judgment in developing the Company's compensation plans and policies.

  Decision-Making Approach To Executive Compensation

  Scope of Authority of the Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  overseeing general compensation practices;

  •
  reviewing and approving executive compensation for named executive officers and other employees;

  •
  reviewing and recommending director compensation policies;

  •
  setting annual guidelines for merit awards and equity awards; and

  •
  administering the Company's incentive plans and employee stock purchase plans.

        For additional information regarding the Compensation Committee and its charter, see "Corporate Governance Matters—Board of Directors and Committees—Compensation Committee."

  Role of Executive Officers in Compensation Decisions

        The Compensation Committee aims to align the executive compensation program with stockholders' interests and the Company's business strategy. The Compensation Committee believes this alignment can be best achieved by consulting with the Company's senior management because of their familiarity with the day-to-day operations of the Company. Senior management can provide the Compensation Committee with valuable insights into effective rewards and incentives for named executive officers and other employees. In fiscal 2008, the Compensation Committee consulted with Messrs. Kotick, Kelly, Griffith, Tippl and Rose and Ms. Weiser in formulating compensation plans. Members of senior management attended Compensation Committee meetings and made recommendations regarding the compensation of the named executive officers and other employees. Although the Compensation Committee used this information to make better informed decisions, the committee ultimately exercised its independent judgment in developing compensation plans and policies for named executive officers.

  Role of Independent Compensation Consultants in Compensation Decisions

        Pursuant to the Compensation Committee's charter, the Compensation Committee may engage compensation consultants to help formulate director and executive compensation. The Committee typically engages compensation consultants to advise on specific, non-routine issues. In December 2007, the Compensation Committee engaged Frederic Cook as compensation consultant to assess the compensation paid to Mr. Kotick pursuant to his amended employment agreement. See "—Employment Agreements—Robert A. Kotick and Brian G. Kelly—Kotick Employment Agreement" above for a description of this agreement. During fiscal 2008, Frederic Cook also provided benchmarking data with respect to non-employee director compensation. The Company did not otherwise engage a compensation consultant in fiscal 2008. Frederic Cook does not provide any other services to the Company.

  Factors Considered in Compensation Decisions, including Competitive Assessment, Benchmarking and Internal Equity

        In general, the Company's senior management and the Compensation Committee believe that benchmarking and competitive assessments comprise only one aspect of a larger decision-making framework to be considered when making compensation decisions. This framework includes:

  •
  peer benchmarking;

  •
  compensation survey analysis;

  •
  relative internal equity among the executive team; and

  •
  an individual's skill set, experience, historical performance and expected future value to the Company.

        The Company occasionally conducts peer benchmarking activities to determine yearly salary increases, annual incentive awards, long-term incentive or equity arrangements and terms of employment agreements. In reviewing competitive assessment studies, management believes there exist a limited number of publicly traded, direct peer companies with a similar size and scope in the video game industry, including:

  •
  Electronic Arts;

  •
  THQ; and

  •
  Take-Two.

        Specifically, in connection with the amendment to Mr. Kotick's employment agreement in December 2007, the Compensation Committee reviewed a peer-group analysis prepared by Frederic Cook with the goal of ensuring that the compensation and benefits provided to Mr. Kotick were in a competitive range for the marketplace for executive talent. The analysis included peer group companies that would match the Company's size and line of business following the Combination with Vivendi Games to create Activision Blizzard. The peer group consisted of the following publicly traded technology and software industry companies:

  •
  Autodesk, Inc.;

  •
  BMC Software, Inc.;

  •
  CA,  Inc. (Computer Associates);

  •
  Cadence Design Systems, Inc.;

  •
  Citrix Systems, Inc.;

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  eBay, Inc.;

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  Electronic Arts Inc.;

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  Intuit Inc.;

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  Motorola, Inc.;

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  Symantec Corporation;

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  VeriSign, Inc.;

  •
  Xerox Corporation; and

  •
  Yahoo! Inc.

        Based on its analysis of the compensation payable under Mr. Kotick's amended employment agreement, the Compensation Committee determined that the Company would compensate Mr. Kotick at approximately the 65th percentile of the peer group. Although the Compensation Committee determined that it was important to review benchmarking data in setting the amount and terms of Mr. Kotick's compensation under his employment agreement, this was not the only information used by the Compensation Committee to determine his compensation.

        The Company also annually consults outside industry and non-industry specific surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees and other similar factors. The surveys include the Croner Entertainment Software Compensation Survey, the Mercer Executive Compensation Survey, the Radford Executive Survey and the Buck Consultants Total Direct Compensation Survey. These surveys help the Company understand the competitive market for the industries in which it competes for talent, including the gaming, media and consumer products sectors.

  Elements of Fiscal 2008 Compensation Program

        The Company's compensation program for named executive officers in fiscal 2008 focused on aligning pay with performance and retaining executive talent. The program incorporated the following:

  •
  employment agreements;

  •
  base salaries;

  •
  performance-based annual bonuses;

  •
  long-term incentive and equity grants; and

  •
  stock ownership and retention guidelines.

        The Compensation Committee believes these elements remain essential in attracting, retaining and motivating talented executive officers. The Compensation Committee adjusts these elements based on trends in the entertainment software industry and other industries in which we compete for senior executive talent. The Compensation Committee also considers the Company's position in the industry, the Company's potential for growth and the market for available talent, among other factors.

  Employment Agreements

        We believe that the Company should enter into employment agreements with named executive officers to attract, retain and motivate talented executives. As stated earlier, the Company typically recruits top executive talent from larger organizations with well developed reward programs. Accordingly, attracting, retaining and motivating these talented executives often require a significant financial investment from the Company. Employment agreements provide assurance that the Company will receive the benefits of these executives' services during the defined term, as well as post-employment protections through non-compete, non-solicitation and other protective clauses. The typical employment agreement with a named executive officer:

  •
  has a two-to-five year term (subject, in many cases, to the Company's right to extend the term if the executive receives a stated minimum amount of compensation during the initial term);

  •
  establishes an initial base salary;

  •
  permits participation in a performance-based annual incentive program;

  •
  provides a one-time long-term incentive equity grant; and

  •
  provides certain payments upon termination.

        The Company entered into employment agreements with each named executive officer for fiscal 2008. In December 2007, the Company entered into amended and restated employment agreements with Messrs. Kotick and Kelly and entered into an amendment to Mr. Griffith's employment agreement. At approximately the same time, the Company also entered into replacement bonus agreements with Messrs. Kotick and Kelly. See "—Employment Agreements" above for a description of these agreements.

         Kotick Employment Agreement.    In June 2007, the Company commenced negotiations for a new employment agreement with Mr. Kotick. The need for a new employment agreement with Mr. Kotick arose because:

  •
  Mr. Kotick's existing employment agreement was scheduled to expire in early 2008;

  •
  amendments to his existing employment agreement were required to comply with Section 409A of the U.S. Internal Revenue Code; and

  •
  Mr. Kotick would be subject to enhanced duties resulting from the Combination.

Due to Mr. Kotick's position, the Compensation Committee determined that it was not advisable to involve other members of management in the negotiations process. As a result, the Compensation Committee directly negotiated the terms of the agreement with Mr. Kotick. In addition to consulting with the Compensation Committee's independent legal advisors, the Compensation Committee engaged Frederic Cook as independent compensation consultants. At the time the agreement was executed, Frederic Cook observed that the Compensation Committee's deliberations were thorough and well informed, that it exercised its judgment in reaching its conclusions, and that the compensation to be paid to Mr. Kotick under the agreement and the manner of its payment were reasonable in the context of competitive practice and related business considerations.

        In structuring the compensation for Mr. Kotick, the Compensation Committee sought to accomplish the following:

  •
  provide for a greater link between pay and performance;

  •
  eliminate or reduce certain costly legacy provisions of Mr. Kotick's prior employment agreement that were not consistent with a performance-oriented pay philosophy, including certain change in control benefits and post-employment compensation; and

  •
  retain Mr. Kotick and address competitive pressure from higher-paying market segments, such as entertainment and private equity, where he could potentially be employed.

        The Compensation Committee reviewed financial analyses prepared by Frederic Cook showing the estimated values of the compensation to be provided to Mr. Kotick pursuant to his agreement at different assumed dates and various assumed levels of Company financial performance during the employment period, upon a termination of employment and upon a change in control of the Company. In addition, the Compensation Committee took into account that the Combination was being considered, the consideration proposed to be paid in connection with the Combination and that by entering into the amended and restated employment agreement Mr. Kotick waived his right to significant amounts that would otherwise have been payable upon the consummation of the Combination pursuant to his existing agreement. As a result, the employment agreement provided for certain benefits, such as performance-based vesting restricted stock, that Mr. Kotick would receive only if the Combination were consummated.

         Griffith Employment Agreement.    In recognition of Mr. Griffith's contributions with respect to the Combination and to provide Mr. Griffith with additional incentives to deliver superior results in connection with the integration of the Company and Vivendi Games, on December 1, 2007, the Company entered into an amendment to Mr. Griffith's employment agreement which became effective upon the consummation of the Combination. See "—Employment Agreements—Michael J. Griffith."

         Replacement Bonus Agreements.    As a result of an investment in the Company by a third party in April 2000, Messrs. Kotick and Kelly were each entitled to receive a change in control payment from the Company. In consideration for the agreement by Messrs. Kotick and Kelly to waive their rights to these payments in 2000, the Company entered into an agreement with each of Messrs. Kotick and Kelly that provided for the automatic reduction in the exercise price of certain stock options held by the executive upon a future change in control transaction. In order to avoid potential adverse tax consequences under Section 409A of Internal Revenue Code, on December 29, 2006, the Company amended the employment agreements with each of Messrs. Kotick and Kelly to remove the option repricing provision in such agreements. In lieu of providing a specific replacement benefit at this time, the Company agreed to negotiate with the executives in good faith to promptly develop amendments to their employment agreements to provide benefits reasonably comparable to the removed provisions in a manner that satisfied the requirements of Section 409A.

        In early 2007, the Company commenced discussions with Messrs. Kotick and Kelly to value the benefits forgone pursuant to the December amendment and to formulate a replacement benefit. In the Fall of 2007, the Compensation Committee engaged Frederic Cook as an independent consultant to assist in the valuation of the forgone benefits and a proposed structure for the replacement payment. At this time, the Committee acknowledged that the option repricing provisions would be triggered upon the consummation of the Combination.

        In December 2007, the Company entered into replacement bonus agreements with each of Messrs. Kotick and Kelly. The replacement bonus agreements provided each executive with a $5 million cash payment on December 31, 2007 and a second $5 million payment upon the consummation of the Combination if the executive remained continuously employed through the date of consummation. In addition, each of Messrs Kotick and Kelly were eligible to receive a grant of 363,637 restricted share units upon the consummation of the Combination. The executives and the Company agreed that if the Combination was not consummated prior to June 30, 2009, the executives would have no rights to receive the second cash payment or the grant of restricted share units. Upon execution of the replacement bonus agreements, Messrs. Kotick and Kelly have no further rights with respect to the option repricing provision under their prior employment agreements.

  Base Salaries

        Employment agreements with named executive officers typically establish the annual base salaries for such officers. See "—Employment Agreements" above for the specific terms of employment agreements with named executive officers. At the time the Company hires an executive officer or renews or amends an executive officer's employment agreement, the Compensation Committee examines benchmarks, including selected peer companies to set base salaries at appropriate levels to attract and retain talented individuals. Base salaries ultimately result from negotiations between the Company and each named executive officer as part of their employment agreement. The Compensation Committee establishes base salaries, contract lengths and, in some cases, minimum annual salary increases at levels it believes are necessary to attract, retain and motivate talented executives and are consistent with market practice.

        In fiscal 2008, the Company increased the base salary of each of the named executive officers as indicated in the table below:

Name	Base Salary on March 31, 2007	Base Salary on March 31, 2008	Percentage Increase
Robert A. Kotick	$797,200	$950,000	19.1%
Brian G. Kelly	$797,200	$876,920	10.0%
Michael J. Griffith	$648,000	$700,000	8.0%
Thomas Tippl	$468,000	$500,000	6.8%
Robin Kaminsky	$468,000	$495,000	5.8%
Brian Hodous	$450,000	$475,000	5.6%

         Mr. Kotick's Base Salary.    On April 1, 2007, Mr. Kotick's annual base salary increased from $797,200 to $876,920, or 10%, pursuant to his employment agreement then in effect. On December 1,

2007, the Company increased Mr. Kotick's base salary an additional 8.3% to $950,000 under an amended and restated employment agreement.

         Mr. Kelly's Base Salary.    On April 1, 2007, Mr. Kelly's annual base salary increased from $797,200 to $876,920, or 10%, pursuant to his employment agreement then in effect.

         Mr. Griffith's Base Salary.    Mr. Griffith's annual base salary increased from $648,000 to $700,000, or 8%, in fiscal 2008 pursuant to his employment agreement.

         Mr. Tippl's Base Salary.    Although Mr. Tippl's employment agreement specified an annual base salary increase of 4%, the Company increased Mr. Tippl's base salary from $468,000 to $500,000 in fiscal 2008, or 6.8%, due to his exceptional performance in the previous year.

         Ms. Kaminsky's Base Salary.    Although Ms. Kaminsky's employment agreement specified an annual base salary increase of 4%, the Company increased Ms. Kaminsky's base salary from $468,000 to $495,000 in fiscal 2008, or 5.8%, an increase generally consistent with the average salary increases for Company employees for fiscal 2008.

         Mr. Hodous's Base Salary.    Mr. Hodous's employment agreement provided that his base salary plus salary equivalent items, such as a cost of living allowance, would equal $450,000 until the completion of his initial assignment in the United Kingdom ($375,000 base salary and $75,000 in expatriate salary equivalent items). Mr. Hodous' employment agreement further provides that upon his relocation to the United States, which occurred on November 1, 2007, his base salary would increase to $450,000 and the expatriate salary equivalent items would cease. Accordingly, Mr. Hodous' base salary increase to $475,000 upon his return to the United States reflects the Compensation Committee's desire to establish a new base salary approximately equal to his base salary and accompanying expatriate perquisites and benefits while assigned in the United Kingdom, plus a $25,000 merit-based increase from the previous year.

  Performance-Based Annual Bonuses

        The Compensation Committee uses annual performance-based bonuses as the primary method of linking executive compensation to the Company's financial results and the individual performance of its executive officers. Annual bonuses may be paid in any form determined by the Compensation Committee, including cash, shares of Common Stock, stock options or other equity-based awards. A significant portion of the fiscal 2008 performance-based bonuses for the named executive officers depended on the Company's earnings per share, operating margin or operating income. Executive performance-based bonuses also depended on divisional, business unit or geographic operating income, which the Compensation Committee believes is critical to the Company's success. Accordingly, the fiscal 2008 performance-based bonuses for the named executive officers depended, on average, at least 70% on earnings per share or operating income at a corporate, divisional, business unit or geographic level.

        The Company believes this focus on earnings and profitability provides incentives to executives to achieve goals that contribute to increasing shareholder value. The remaining portion of the performance-based bonus depended on elements of the Company's short and long-term profitability, including game quality, franchise growth and market share expansion. Because these other objectives focus on leading indicators of, rather than actual, profitability, they received a lower weighting.

        The table below sets forth the following information for each named executive officer:

  •
  the performance goals that the Compensation Committee established for that executive officer;

  •
  the percentage weight given each performance goal;

  •
  the target bonus, in dollars, for each performance goal;

  •
  the maximum bonus that the executive officer could have received, as a percentage of the target bonus;

  •
  the percentage by which the actual bonus paid exceeded the target bonus for each performance goal; and

  •
  the actual bonus paid, in dollars, for each performance goal.

         2008 Target Bonuses.    The Compensation Committee established the following target bonuses for fiscal 2008:

  •
  Messrs. Kotick and Kelly: 200% of base salary; and

  •
  Messrs. Griffith, Tippl and Hodous and Ms. Kaminsky: 10% above the target bonuses specified in their respective employment agreements (or 110%, 82.5%, 82.5% and 82.5% of their respective base salaries as of March 31, 2007).

These target bonuses reflected the Company's goal of achieving significant growth above that of its peer group.

         2008 Achievement of Performance Goals and Weights.    The fiscal 2008 performance bonuses for the named executive officers depended on the achievement of specified corporate and individual performance goals, including corporate and divisional operating income goals and non-operating income goals tied to Company strategies.

        The Compensation Committee and the Board set the Company financial goals and individual performance goals based on the annual financial plan for the year. These levels required significant year-over-year improvement in profitability and demanded superior performance from the Company's management team. In the last six fiscal years, despite sustained year-over-year revenue and operating income growth, performance-based payouts were below target in three of those fiscal years (most recently in fiscal 2006), demonstrating the difficulty of achieving these stretch goals.

        The Company believes that fiscal 2008 targets were aggressive. For example, annual bonus performance targets required the achievement of record operating margins for the Company that were among the highest in the video game industry and generally above those of other companies in the sector, and the non-operating income objectives required exceptional execution of significant building blocks to profitability, such as strong game quality, superior planning for key franchises and brands and increased market share in key territories and with important customers. Payouts in fiscal 2008 significantly exceeded targets because the Company significantly out-performed aggressive expectations with respect to key financial indicators, including operating income, operating margin and earnings per share, and because overall game quality improved and market share grew substantially in nearly all territories.

        The Company established performance goals for each individual and assigned weights, expressed as percentages, to each performance goal. Thus, each executive's total target bonus, expressed in dollars, was allocated among the performance goals that the Compensation Committee established for that executive.

         2008 Bonus Maximums.    If a named executive officer satisfied (but did not exceed) all performance goals, the executive officer would receive a payment equal to his or her target bonus (although the Compensation Committee retained the discretion to reduce bonus award payments).

        If either Mr. Kotick or Mr. Kelly surpassed a performance goal, he could receive a bonus payment in excess of the target dollar amount allocated to that goal as follows:

  •
  if the Company's earnings per share or operating margin exceeded the applicable performance goal, the target dollar amount allocated to that goal would increase by a commensurate amount, without limit;

  •
  if the Company surpassed an operating income goal, Messrs. Kotick and Kelly could each receive up to 150% of the target dollar amount allocated to that goal; and

  •
  if either Mr. Kotick or Mr. Kelly surpassed a non-operating income goal, he could receive up to 120% of the target dollar amount allocated to that goal.

        If Messrs. Griffith, Tippl or Hodous or Ms. Kaminsky surpassed an income goal, he or she could receive a bonus payment in excess of the target dollar amount allocated to that goal as follows:

  •
  if the Company surpassed a corporate operating income goal or divisional operating goal, the named executive officer could receive up to 150% of the target dollar amount allocated to that goal; and

  •
  if the named executive officer surpassed a non-operating income goal, he or she could receive up to 120% of the target dollar amount allocated to that goal. In addition, payments with respect to a non-operating income goal could be increased by a corporate multiplier of up to 150% if the Company achieved specified corporate operating income levels, resulting in a maximum aggregate non-operating income goal multiplier of 180%.

Name/Goals	Weight (%)	Target Bonus ($)		Maximum Bonus (As Percentage of Target)	Actual Bonus (As Percentage of Target)	Actual Bonus ($)
Robert A. Kotick
Earnings per share(1)	50.0	901,280		Unlimited	214.0	1,928,739
Strategic Acquisitions(2)	15.0	270,384		120.0	120.0	324,461
Corporate governance(2)	15.0	270,384		120.0	120.0	324,461
RedOctane operating income	5.0	90,128		150.0	150.0	135,192
European operating income	5.0	90,128		150.0	150.0	135,192
Portfolio operating income	5.0	90,128		150.0	103.1	92,956
Improved operating margin(3)	5.0	90,128		Unlimited	154.0	138,797

Total	100.0	1,802,560	(4)	Unlimited	170.9	3,079,798
Brian G. Kelly
Earnings per share(1)	50.0	876,920		Unlimited	214.0	1,876,609
Strategic Acquisitions(2)	15.0	263,076		120.0	120.0	315,691
Corporate governance(2)	15.0	263,076		120.0	120.0	315,691
RedOctane operating income	5.0	87,692		150.0	150.0	131,538
European operating income	5.0	87,692		150.0	150.0	131,538
Portfolio operating income	5.0	87,692		150.0	103.1	90,443
Improved operating margin(3)	5.0	87,692		Unlimited	154.0	135,046

Total	100.0	1,753,840		Unlimited	170.9	2,996,556
Michael J. Griffith
Corporate operating income(5)	68.2	515,250		150.0	150.0	772,875
RedOctane operating income	13.6	103,050		150.0	150.0	154,575
European operating income	9.1	68,700		150.0	150.0	103,050
Portfolio operating income	9.1	68,700		150.0	150.0	103,050

Total	100.0	755,700		150.0	150.0	1,133,550	(6)

Name/Goals	Weight (%)	Target Bonus ($)		Maximum Bonus (As Percentage of Target)		Actual Bonus (As Percentage of Target)	Actual Bonus ($)
Thomas Tippl
Corporate operating income(5)	63.6	254,100		150.0		150.0	381,150
Financial stewardship	18.2	72,600		180.0	(7)	180.0	130,680
European operating income	9.1	36,300		150.0		150.0	54,450
Business development	9.1	36,300		180.0	(7)	180.0	65,340

Total	100.0	399,300		158.2		158.2	631,620
Robin Kaminsky
Corporate operating income(5)	59.1	239,119		150.0		150.0	358,678
Portfolio operating income	13.6	55,181		150.0		150.0	82,772
RedOctane operating income	9.1	36,788		150.0		150.0	55,181
Improved franchise quality	9.1	36,788		180.0	(7)	165.0	60,699
Improved game quality	9.1	36,788		180.0	(7)	165.0	60,699

Total	100.0	404,664		155.5		152.7	618,029
Brian Hodous
Corporate operating income(5)	63.6	249,375		150.0		150.0	374,063
European operating income	9.1	35,625		150.0		150.0	53,438
RedOctane operating income	9.1	35,625		150.0		150.0	53,438
Portfolio operating income	9.1	35,625		150.0		150.0	53,438
Improve targeted market share	9.1	35,625		180.0	(7)	180.0	64,125

Total	100.0	391,875	(8)	152.7		152.7	598,502

(1)
Target non-GAAP earnings per share were $0.56, or approximately 170% of fiscal 2007 non-GAAP earnings per share of $0.33; actual non-GAAP earnings per share were $1.20. Non-GAAP earnings per share for fiscal 2008 was measured by adding back an equity-based compensation adjustment (which includes expenses related to employee stock options, employee stock purchase plan and restricted stock rights under FAS 123(R)) of $0.10 per share to GAAP earnings per share of $1.10. See the Company's Current Report on Form 8-K filed with the SEC on May 8, 2008 for additional detail on the Company's practice on reporting non-GAAP financial measures.

(2)
The Compensation Committee waived the objectives tied to investment of Company capital and director recruitment, which the Compensation Committee determined were impracticable and inadvisable to pursue in light of the pending Combination. The Compensation Committee allocated the weight of these waived components to the other components of the strategic acquisition and corporate governance target goals (which Messrs. Kotick and Kelly exceeded, as shown in the table above).

(3)
Target non-GAAP operating margin was 13%, or 200% of fiscal 2007 non-GAAP operating margin of 6.5%; actual non-GAAP operating margin was 18.4%. Non-GAAP operating margin for fiscal 2008 was measured by adding back an equity-based compensation adjustment (which includes expenses related to employee stock options, employee stock purchase plan and restricted stock rights under FAS 123(R)) of 1.9% to GAAP operating margin of 16.5%. See the Company's Current Report on Form 8-K filed with the SEC on May 8, 2008 for additional detail on the Company's practice on reporting non-GAAP financial measures.

(4)
The Company's Current Report on Form 8-K filed with the SEC on June 19, 2007, reported Mr. Kotick's target performance bonus as $1,753,840 because Mr. Kotick's base salary increased during fiscal 2008 and the figure provided in the Current Report was based on his base salary in effect at the time the report was filed.

(5)
Target non-GAAP corporate operating income was $216 million, or 218% of fiscal 2007 non-GAAP corporate operating income of $99 million; actual non-GAAP corporate operating income was $533 million. Non-GAAP corporate operating income for fiscal 2008 was measured by adding back an equity-based compensation adjustment (which includes expenses related to employee stock options, employee stock purchase plan and restricted stock rights under FAS 123(R)) of $54 million to GAAP corporate operating income of $480 million. See the Company's Current Report on Form 8-K filed with the SEC on May 8, 2008 for additional detail on the Company's practice on reporting non-GAAP financial measures.

(6)
The Company awarded Mr. Griffith an additional $450,000 bonus for his extraordinary efforts and accomplishments during fiscal 2008 related to corporate operating income and earnings per share, which amount is not reflected in the table above.

(7)
If the named executive officer surpassed a non-operating income goal, he or she could receive up to 120% of the target dollar amount allocated to that goal. In addition, if the Company achieved specified corporate operating income levels, payments with respect to a non-operating income goal could be increased by a corporate multiplier of up to 150%, resulting in a maximum aggregate non-operating income goal multiplier of 180%.

(8)
The Company's Current Report on Form 8-K filed with the SEC on July 17, 2007, reported Mr. Hodous' target performance bonus as $309,375 because the Compensation Committee determined Mr. Hodous' bonus based on his current base salary of $475,000 per year and the figure provided in the Current Report was based on his base salary in effect at the time the report was filed.

  Long-Term Incentive and Equity Grants

        The Compensation Committee uses long-term incentive and equity grants, consisting primarily of restricted stock, restricted share units and stock options, as incentives to recruit and retain talented employees, link compensation to long-term performance and align executive compensation with stockholders' interests. The Company selected the mix of equity compensation it believed best aligned the interests of the named executive officers with those of the Company and the Company's stockholders. The Company seeks to balance the need to: recruit and retain talent in a highly competitive market, manage stockholder dilution, minimize equity non-cash expense and provide performance-based compensation. By balancing these factors, the Company believes it can best meet stockholder and employee expectations. The Company believes the best mix to achieve these objectives is a blend of options and time-vested restricted share units.

        In granting equity to executive officers, the Company typically places a 70-80% weight on options and a 20-30% weight on restricted stock or restricted share units. The Company leverages options more heavily because their value to the executive remains more strongly tied to Company performance, as options provide value to executives only if the Company's stock price appreciates above the price on the grant date. Restricted stock and restricted share units enhance executive retention by ensuring a competitive level of compensation, while rewarding executives for improved stock performance. Because restricted stock and restricted share units focus more on retention, the Company uses them more sparingly.

        For executive officers, the Company typically makes grants as part of an employment agreement to secure long-term commitments to the Company's multi-year business growth strategy. The timing of these awards coincides with the hiring of a new executive officer or the renewal of an executive officer's employment agreement. See "—Outstanding Equity Awards at Fiscal Year-End for Fiscal 2008" below for a description of the outstanding awards granted to the named executive officers in fiscal 2008 and prior years.

  Stock Ownership and Retention Guidelines

        The Compensation Committee believes that, in some cases, stock retention guidelines can help align the interests of senior management with those of Company stockholders. Accordingly, in June 2005, the Compensation Committee began including minimum ownership provisions in employment agreements of certain named executive officers. As a result:

  •
  Mr. Griffith's employment agreement provides that beginning June 15, 2007, and at all times thereafter during his employment, Mr. Griffith must own a number of shares of Common Stock with an aggregate market value equal to the greater of (a) 1.5 times his annual base salary or (b) 10% of the total amount realized by him from all option exercises on or before June 15, 2007;

  •
  Mr. Tippl's employment agreement provides that beginning October 1, 2007, and at all times thereafter during his employment, Mr. Tippl must own a number of shares of Common Stock with an aggregate market value equal to the greater of (a) 1.5 times his annual base salary or (b) 10% of the total amount realized by him from all option exercises on or before October 1, 2007;

  •
  Ms. Kaminsky's employment agreement provides that beginning October 1, 2007, and at all times thereafter during her employment, Ms. Kaminsky must make a good-faith effort to own a number of shares of Common Stock with an aggregate market value at least equal to her annual base salary; and

  •
  Mr. Hodous's employment agreement requires that beginning on October 1, 2008, and at all times thereafter during his employment, Mr. Hodous must own shares of Common Stock with an aggregate market value equal to the greater of (a) one times his annual base salary or (b) 10% of the total amount realized by him from all option exercises on or before October 1, 2008.

        Calculation of these minimum stock ownership requirements includes any restricted shares of Common Stock held by Messrs. Griffith, Tippl and Hodous and Ms. Kaminsky. As of the end of fiscal 2008, each of Messrs. Griffith, Tippl and Hodous and Ms. Kaminsky satisfied the applicable ownership requirements. Based on the equity holdings of named executive officers as of the end of fiscal 2008, the Compensation Committee does not believe it is necessary to impose stock ownership requirements on Messrs. Kotick and Kelly at this time. See "Security Ownership of Certain Beneficial Owners and Management," above for further details on stock ownership levels.

  Other Reward Programs and Employment Arrangements

        The Company also provided additional reward programs for named executive officers in fiscal 2008, including:

  •
  retirement arrangements;

  •
  perquisites and other personal benefits; and

  •
  termination of employment and change of control arrangements.

  Retirement Arrangements

        The Company offers a 401(k) plan to all employees in the United States including the named executive officers. The company does not maintain other retirement benefit plans such as a qualified pension plan or a special non-qualified or supplemental deferred compensation plans for named executive officers. The Company believes that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures a substantial portion of the named executive officers' long-term wealth accumulation depends on the achievement of Company profitability targets and the appreciation of the Company's stock.

  Perquisites and Other Personal Benefits

        For named executive officers in the United States, the Company provides limited perquisites and personal benefits. According to the American Chamber of Commerce, the Company's corporate headquarters in the Los Angeles/Long Beach urban area was one of the ten most expensive metropolitan areas in the country in 2007. Given this relatively high cost of living and housing relative to the areas in which the Company has traditionally recruited and competed for executive talent such as the Midwest United States, the Compensation Committee has used mortgage assistance, including associated tax reimbursements, to help recruit executive talent. Accordingly, the Company provides mortgage assistance and related tax reimbursements to Messrs. Griffith, Tippl and Hodous and Ms. Kaminsky. For part of fiscal 2008, Brian Hodous was an expatriate based in the United Kingdom. During this period, Mr. Hodous was provided standard expatriate benefits for a senior executive based on the Company's policy.

        The named executive officers may also participate in benefit programs generally available to all employees, including medical, life and disability insurance benefits. The only exceptional benefit the Company provides to executives is Company-paid supplemental life and long-term disability insurance. For a description of these perquisites and other benefits, see the section entitled "—Employment Agreements" above and the Summary Compensation Table below.

        For a description of these perquisites and other benefits, see the section entitled "—Employment Agreements" above and the Summary Compensation Table below.

  Termination of Employment and Change-of-Control Arrangements

        To attract talented executives, the Company provides severance benefits negotiated with each executive officer in connection with a new or renewed employment agreement. In addition, Messrs. Kotick and Kelly are eligible to receive change-of-control benefits that the Compensation Committee believes remain consistent with market practice and will assist these individuals in maintaining objectivity in the context of a potential change-of-control transaction. These benefits for each of the named executive officers are described under "—Potential Payments upon Termination or Change of Control" below.

  Impact of Tax and Accounting Considerations

        The Company considers tax and accounting implications in determining the major elements of its compensation programs and the details of significant individual compensation.

        In structuring compensation programs, setting individual compensation levels and awarding bonuses, the Compensation Committee considers the potential impact of Section 162(m) of the Code. This section generally does not allow a publicly held corporation to make a tax deduction when compensation paid a "covered employee" (generally, the chief executive officer or any of its three other highest paid officers other than the chief financial officer) exceeds $1.0 million in any taxable year unless:

  •
  the compensation is payable solely on account of the attainment of pre-established objective performance goals;

  •
  a committee of two or more outside directors determines such performance goals;

  •
  the Company's stockholders disclose and approve the material terms of any compensation; and

  •
  the committee certifies that the employee has met the performance goals.

        The tax deductibility of compensation paid to other executives is not subject to these limitations.

        The Company designed the 2007 Plan and the 2008 Plan to permit the Compensation Committee to structure performance-based annual bonuses and other compensation to employees who are "covered employees" in a manner that would allow payments under such plans to satisfy the requirements of Section 162(m) for deductibility.

        In fiscal 2008, none of the Company's covered employees' salaries exceeds $1.0 million, therefore the Company may deduct the full amount of each executive's salary in any taxable year. With respect to annual performance-based bonuses and long-term incentive and equity grants, the Compensation Committee has determined, in light of the competitive environment in which the Company operates, that these annual bonuses and options or other equity-based compensation remain necessary to attract and retain the best executives, whether or not the compensation is fully deductible under Section 162(m).

        To the extent that any award granted under the 2007 Plan or the 2008 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award.

        The Compensation Committee also takes accounting considerations, including the impact of FAS 123(R), into account in structuring compensation programs and determining the form and amount of compensation awarded.

Summary Compensation Table

        The table below presents compensation information for each of our named executive officers for services rendered in fiscal 2007 and 2008.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)		Total ($)
Robert A. Kotick	2008	899,560		5,000,000	(5)	—	5,959,994	3,079,798	10,750		14,950,102
Chairman, Chief Executive Officer and Director	2007	797,200		—		—	1,156,610	881,571	8,990		2,844,371
Brian G. Kelly	2008	875,387		5,000,000	(5)	—	872,636	2,996,556	9,483		9,754,062
Co-Chairman and Director	2007	797,200		—		—	1,156,610	881,571	7,789		2,843,170
Michael J. Griffith	2008	686,000		450,000	(6)	400,000	1,773,156	1,133,550	203,394		4,646,100
President and Chief Executive Officer, Activision Publishing	2007	635,077		—		400,000	2,342,935	1,030,320	225,757		4,634,089
Thomas Tippl	2008	483,385		—		300,000	1,424,452	631,620	164,519		3,003,976
Chief Financial Officer, Activision Publishing	2007	458,654		—		300,000	2,009,424	573,176	168,857		3,510,111
Robin Kaminsky	2008	489,912		—		232,332	1,305,285	618,030	175,664		2,821,223
Executive Vice President, Publishing, Activision Publishing	2007	414,231		35,000		124,387	1,271,606	679,185	135,259		2,659,668
Brian Hodous	2008	417,450	(7)	—		391,874	864,767	598,500	464,165	(8)	2,736,756
Chief Customer Officer, Activision Publishing	2007	148,846		380,000		156,277	476,615	—	89,295		1,251,033

(1)
The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2008 in accordance with FAS 123(R) (but exclude any impact of assumed forfeiture rates) for awards of restricted stock or restricted share units granted in and prior to fiscal 2008. Assumptions and key variables used in the calculation of the amounts expensed for fiscal 2008 are discussed in footnote 14 to the Company's audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on May 30, 2008.

(2)
The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2008 in accordance with FAS 123(R) (but exclude any impact of assumed forfeiture rates) for option awards granted in and prior to fiscal 2008. Assumptions and key variables used in the calculation of the amounts expensed for fiscal 2008 are discussed in footnote 14 to the Company's audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on May 30, 2008.

(3)
For a discussion of non-equity incentive plans and other performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Fiscal 2008 Compensation Program—Performance-Based Annual Bonuses" above.

(4)
The amounts in this column for fiscal 2008 include:

(a)
matching contributions under the Company's 401(k) plan of $3,100 to Mr. Kotick, $3,100 to Mr. Kelly, $3,244 to Mr. Griffith, $3,223 to Mr. Tippl, $3,162 to Ms. Kaminsky and $4,352 to Mr. Hodous;

(b)
life and disability insurance premiums paid by the Company in the amount of $7,650 for Mr. Kotick, $6,383 for Mr. Kelly, $13,543 for Mr. Griffith, $2,770 for Mr. Tippl, $3,190 for Ms. Kaminsky and $4,957 for Mr. Hodous; and

(c)
mortgage assistance payments and associated tax reimbursements by the Company in the amount of $186,607 to Mr. Griffith, $158,526 to Mr. Tippl, $169,312 to Ms. Kaminsky and $12,152 to Mr. Hodous (which represents the payments made with respect to the period beginning November 2007 through March 2008).

(5)
This amount represents a payment to each of Messrs. Kotick and Kelly made pursuant to the replacement bonus agreement effective December 1, 2007. Please see "—Employment Agreements" for further details pertaining to these awards.

(6)
This amount represents a bonus made to Mr. Griffith due to his extraordinary efforts and accomplishments during fiscal 2008 related to corporate operating income and earnings per share.

(7)
Pursuant to Mr. Hodous' employment agreement, the Company paid his salary in both U.S. dollars and Great Britain pounds. In fiscal 2008, the Company paid $314,760 in U.S. dollars and the equivalent of $71,456 in Great Britain pounds. The portion of his salary paid in pounds was converted using monthly exchange rates into U.S. dollars at a rate of $2.0179 per pound, the weighted average exchange rate in effect during the period from April 2007 to October 2007.

(8)
In addition to the items listed in footnote 4 above for Mr. Hodous, the amount shown for fiscal 2008 includes an aggregate of $442,703 of Company-borne costs, comprised of the following:

(a)
$261,290 in tax payments and associated gross-up payments made by the employer related to the expatriate assignment and subsequent relocation back to the U.S. in November 2007;

(b)
$93,162 in respect of housing and utilities;

(c)
$33,944 in respect of a cost of living allowance;

(d)
$26,531 in respect of repatriation expenses paid by the employer;

(e)
$17,822 in respect of a car allowance; and

(f)
$9,955 in reimbursement for airfare from the U.K. to the U.S.

  Aside from relocation costs, Medicare taxes and associated tax gross-ups and the cost of living allowance, the Company paid all other Company-borne costs incurred in fiscal 2008 in Great Britain pounds. The amounts shown have been converted into U.S. dollars based on the average exchange rate in effect for the month in which the expenses were incurred, which averaged $2.0209 per pound for the period from April 2007 to February 2007. These payments represent standard expatriate benefits for a senior executive based on the Company's policy.

Grants of Plan-Based Awards for Fiscal 2008

        The table below accompanies the summary compensation table and provides additional detail regarding the grants of equity awards (such as grants of stock options, restricted share units and restricted stock) made during fiscal 2008:

								All Other Option Awards: Number of Securities Underlying Options(2) (#)
					Estimated Future Payouts Under Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date		Approval Date		Threshold ($)	Target ($)	Maximum ($)
Robert A. Kotick	6/13/2007		6/13/2007		—	1,753,840	N/A
	6/15/2007		6/13/2007					131,499	(4)	19.13	1,188,467
	12/5/2007		12/1/2007					1,850,000	(5)	26.58	24,104,237
	12/14/2007	(6)	—	(6)				339,687	(7)	13.33	—	(8)
	12/14/2007	(6)	—	(6)				351,648	(9)	7.87	—	(8)
	12/14/2007	(6)	—	(6)				1,400,002	(10)	6.69	—	(8)
	12/14/2007	(6)	—	(6)				175,081	(11)	6.54	—	(8)
	12/14/2007	(6)	—	(6)				383,921	(12)	6.54	—	(8)
	12/14/2007	(6)	—	(6)				4,548,048	(13)	2.06	—	(8)
	12/14/2007	(6)	—	(6)				178,201	(14)	5.29	—	(8)
Brian G. Kelly	6/13/2007		6/13/2007		—	1,753,840	N/A
	6/15/2007		6/13/2007					131,499	(4)	19.13	1,188,467
	12/14/2007	(6)	—	(6)				339,687	(15)	13.33	—	(8)
	12/14/2007	(6)	—	(6)				351,648	(9)	7.87	—	(8)
	12/14/2007	(6)	—	(6)				1,400,000	(16)	6.69	—	(8)
	12/14/2007	(6)	—	(6)				875,390	(12)	6.54	—	(8)
	12/14/2007	(6)	—	(6)				3,626,460	(17)	2.06	—	(8)
	12/14/2007	(6)	—	(6)				178,201	(14)	5.29	—	(8)
Michael J. Griffith	6/13/2007		6/13/2007		—	755,700	1,133,550
Thomas Tippl	7/11/2007		7/11/2007		—	399,300	631,620
Robin Kaminsky	7/11/2007		7/11/2007		—	404,663	629,066
Brian Hodous	7/11/2007		7/11/2007		—	309,375	472,500

(1)
The fiscal 2008 executive bonus plan for each named executive officer did not establish a threshold payout amount, and the bonus plan for each of Messrs. Kotick and Kelly did not establish a maximum payout amount. For a discussion of non-equity incentive plans and other performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Fiscal 2008 Compensation Program—Performance-Based Annual Bonuses" above.

(2)
All grants made in fiscal 2008 were made under the Company's Amended and Restated 2003 Incentive Plan except for (a) the December 5, 2007 award to Mr. Kotick, which was made under the 2007 Plan, and (b) the grants dated as of December 14, 2007 to Messrs. Kotick and Kelly, which reflect adjustments to the exercise price of options previously granted them and, as such, were made under the equity incentive plan under which the original grants were made.

(3)
The grant date fair value of the stock option awards is computed in accordance with FAS 123(R), but excludes any impact of assumed forfeiture rates.

(4)
The amount shown represents the number of shares of Common Stock underlying options granted to each of Messrs. Kotick and Kelly in payment of one-half of his annual performance-based bonus for fiscal 2007. These options vested on April 1, 2008.

(5)
These options were granted pursuant to the terms of Mr. Kotick's employment agreement with the Company, which become effective on December 1, 2007. See "—Employment Agreements—Robert A. Kotick and Brian G. Kelly." These options vest in 60 equal installments on the first day of each month in the five years following the date of grant, commencing with January 1, 2008. (In accordance with that vesting schedule, options with respect to one-sixtieth of the shares vested on each of April 1, 2008, May 1, 2008, June 1, 2008 and July 1, 2008.)

(6)
Reflects adjustment to exercise price of options previously granted to Messrs. Kotick and Kelly following the redetermination of measurement dates and exercise prices previously reported by the Company in its Annual Form on Form 10-K/A for the fiscal year ended March 31, 2006.

(7)
As the original options, which were granted on June 20, 2005, were exercisable in full as of the date on which they was repriced, the repriced options were exercisable in full on the date of the price adjustment. Of this award, options with respect to 140,170 shares are held by the 75260G Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick exercises voting and investment power.

(8)
There is no incremental fair value computed as of the repricing date associated with these awards, as the fair value of each decreased in connection with the repricing.

(9)
As the original options, which were granted on April 8, 2002, were exercisable in full as of the date on which they were repriced, the repriced options were exercisable in full on the date of the price adjustment.

(10)
As the original option, which were granted on July 22, 2002, were exercisable in full as of the date on which they were repriced, the repriced option were exercisable in full on the date of the price adjustment. Of this award, options with respect to 273,705 shares are held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(11)
As the original options, which were granted on April 4, 2001, were exercisable in full as of the date on which they were repriced, the repriced options were exercisable in full on the date of the price adjustment. All of these options are held by the 75260G Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick exercises voting and investment power.

(12)
As the original options, which were granted on April 4, 2001, were exercisable in full as of the date on which they were repriced, the repriced options were exercisable in full on the date of the price adjustment. (Subsequent to being repriced, options to purchase 241,427 shares were cancelled, leaving options to purchase 142,494 shares outstanding).

(13)
As the original options, which were granted on March 23, 1999, were exercisable in full as of the date on which they were repriced, the repriced options were exercisable in full on the date of the price adjustment. Of this award, options with respect to 244,135 shares are held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(14)
As the original options, which were granted on October 1, 2001, were exercisable in full as of the date on which they were repriced, the repriced options were exercisable in full on the date of the price adjustment. (Subsequent to being repriced, options to purchase 141,142 shares were cancelled, leaving options to purchase 37,059 shares outstanding).

(15)
As the original options, which were granted on June 20, 2005, were exercisable in full as of the date on which they were repriced, the repriced options were exercisable in full on the date of the price adjustment.

(16)
As the original options, which were granted on July 22, 2002, were exercisable in full as of the date on which they were repriced, the repriced options were exercisable in full on the date of the price adjustment.

(17)
As the original options, which were granted on March 23, 1999, were exercisable in full as of the date on which they were repriced, the repriced options were exercisable in full on the date of the price adjustment.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2008

        The table below sets forth the outstanding equity awards for the named executive officers as of March 31, 2008:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Robert A. Kotick	4,548,048	(3)	—		2.06	4/18/2010
	130,281		—		1.02	5/22/2010
	317,575	(4)	—		6.54	4/4/2011
	178,201		—		5.29	10/1/2011
	351,648		—		7.87	4/8/2012
	1,400,002	(5)	—		6.69	7/22/2012
	450,000		150,000	(6)	3.54	4/1/2013
	408,000		—		3.54	3/31/2013
	675,236	(4)	—		7.73	4/29/2014
	339,687	(7)	—		13.33	6/20/2015
	—		41,682	(8)	13.61	4/21/2016
	—		131,499	(9)	19.13	6/15/2017
	92,500		1,757,500	(10)	26.58	12/1/2017
Brian G. Kelly	3,626,460		—		2.06	4/18/2010
	875,390		—		6.54	4/4/2011
	37,509		—		5.29	10/1/2011
	351,648		—		7.87	4/8/2012
	1,400,000		—		6.69	7/22/2012
	450,000		150,000	(6)	3.54	4/1/2013
	408,000		—		3.54	3/31/2013
	675,236		—		7.73	4/29/2014
	339,687		—		13.33	6/20/2015
	—		41,682	(8)	13.61	4/21/2016
	—		131,499	(9)	19.13	6/15/2017
Michael J. Griffith							155,763	(11)	4,253,888
	—		400,000	(12)	12.84	6/15/2015
	155,556		311,111	(13)	12.84	6/15/2015
	186,668		279,999	(14)	12.84	6/15/2015
	31,250		93,750	(15)	13.61	4/21/2016
Thomas Tippl(16)							96,712	(17)	2,641,205
	—		266,666	(18)	15.21	10/3/2015
	88,889		177,778	(19)	15.21	10/3/2015
	106,668		159,999	(20)	15.21	10/3/2015
	25,000		75,000	(21)	13.61	4/21/2016
Robin Kaminsky							15,555	(22)	424,807
							8,750	(23)	238,963
	160,001		106,666	(24)	10.81	5/2/2015
	20,000		60,000	(25)	13.61	4/21/2016
	66,667		133,333	(26)	15.14	10/19/2016
	25,000		75,000	(27)	15.14	10/19/2016
Brian Hodous							21,000	(28)	573,510
							12,500	(29)	341,375
	80,000		160,000	(30)	15.85	11/3/2016

(1)
All exercisable options are currently vested.

(2)
Calculated using the closing market price of Common Stock as reported on NASDAQ of $27.31 per share of Common Stock on March 31, 2008, the last trading day in fiscal 2008.

(3)
As a result of Mr. Kotick's transfer by gift, options with respect to 244,135 shares are held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(4)
As a result of Mr. Kotick's transfer by gift, options with respect to 175,081 shares are held by the 75260G Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick exercises voting and investment power.

(5)
As a result of Mr. Kotick's transfer by gift, options with respect to 273,705 shares are held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(6)
These options vested in full on July 9, 2008.

(7)
As a result of Mr. Kotick's transfer by gift, options with respect to 140,170 shares are held by the 75260G Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick exercises voting and investment power.

(8)
These options vested in full on April 1, 2008.

(9)
These options vest in full on June 15, 2009.

(10)
These options vest in 60 equal installments on the first day of each month in the five years following the date of grant, commencing with January 1, 2008. (In accordance with that vesting schedule, options with respect to one-sixtieth of the shares vested on each of April 1, 2008, May 1, 2008, June 1, 2008 and July 1, 2008.)

(11)
Restrictions lapse with respect to one-third of these shares of restricted stock on June 15, 2008 and with respect to two-thirds of these shares on June 15, 2009. (In accordance with that vesting schedule, restrictions lapsed with respect to one-third of the shares on June 15, 2008.)

(12)
These options vest in full on June 30, 2009.

(13)
These options vest in full on June 30, 2009, subject to the possible earlier vesting of options with respect to one-half of the shares following each of fiscal 2008 and 2009 if the Company were to meet or exceed a corporate operating income target established by the Compensation Committee for such year. (The corporate operating income target was achieved for fiscal 2008, and, accordingly, options with respect to one-half of the shares vested on June 30, 2008.)

(14)
These options vest with respect to one-third of the shares on June 30, 2008 and with respect to two-thirds of the shares on June 30, 2009. (In accordance with that vesting schedule, options with respect to one-third of the shares vested on June 30, 2008.)

(15)
These options vest in full on April 1, 2011, subject to the possible earlier vesting of options with respect to 43,750 shares (i.e., 35% of the total grant of 125,000 shares) following fiscal 2008 if the Company were to meet or exceed a corporate operating income target established by the Compensation Committee for such year. (The corporate operating income target was achieved for fiscal 2008, and, accordingly, options with respect to 43,750 of the shares vested on May 15, 2008.)

(16)
As a result of Mr. Tippl's transfer by gift, all of his outstanding equity incentive awards are held in the name of the Thomas and Laura Tippl Family Trust. Thomas and Laura Tippl are co-trustees of such trust and share voting and investment power with respect to those securities.

(17)
Restrictions lapse with respect to one-third of these shares of restricted stock on each of October 3, 2008, 2009 and 2010.

(18)
These options vest in full on October 1, 2010.

(19)
These options vest in full on October 1, 2010, subject to the possible earlier vesting in the same manner as the options to which footnote 13 refers. (Accordingly, options with respect to one-half of the shares vested on May 15, 2008.)

(20)
These options vest with respect to one-third of the shares on each of October 3, 2008, 2009 and 2010.

(21)
These options vest in full on April 1, 2010, subject to possible earlier vesting in the same manner as the options to which footnote 15 refers. Accordingly, options with respect to 35,000 shares (i.e., 35% of the total grant of 100,000 shares) vested on May 15, 2008.

(22)
The restrictions lapse with respect to one-half of these shares on each of October 19, 2008 and 2009.

(23)
The restrictions lapse with respect to all of these shares of restricted stock on October 19, 2009, subject to the possible earlier lapse of restrictions with respect to one-third of the shares following fiscal 2008 if the Company were to meet or exceed a corporate operating income target established by the Compensation Committee for such year. (The corporate operating income target was achieved for fiscal 2008, and, accordingly, restrictions with respect to one-third of the shares lapsed on May 15, 2008.)

(24)
These options vest with respect to one-half of the shares on each of May 1, 2008 and 2009. (In accordance with that vesting schedule, options with respect to one-half of the shares vested on May 1, 2008.)

(25)
These options vest in full on April 1, 2010, subject to possible earlier vesting in the same manner as the options to which footnote 15 refers. Accordingly, options with respect to 28,000 shares (i.e., 35% of the total grant of 80,000 shares) vested on May 15, 2008.

(26)
These options vest with respect to one-half of the shares on each of October 19, 2008 and 2009.

(27)
These options vest in full on October 19, 2009, subject to the possible earlier vesting of options with respect to one-third of the shares following fiscal 2008 if the Company were to meet or exceed a corporate operating income target established by the Compensation Committee for such year. (The corporate operating income target was achieved for fiscal 2008, and, accordingly, options with respect to one-third of the shares vested on May 15, 2008.)

(28)
The restrictions lapse with respect to all of these shares of restricted stock on November 3, 2009, subject to the possible earlier lapse of restrictions with respect to one-half of the shares following each of fiscal 2008 and 2009 if the Company were to meet or exceed corporate operating income targets established by the Compensation Committee for such year. (The corporate operating income target was achieved for fiscal 2008, and, accordingly, restrictions with respect to one-half of the shares lapsed on May 15, 2008.)

(29)
Restrictions lapse with respect to these shares of restricted stock on November 3, 2008.

(30)
These options vest with respect to one-half of the shares on each of October 1, 2008 and 2009.

Option Exercises and Stock Vested for Fiscal 2008

        The table below sets forth the shares of restricted stock that vested for the named executive officers in fiscal 2007. The named executive officers did not exercise any options in fiscal 2008:

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Robert A. Kotick	—	—
Brian G. Kelly	—	—
Michael J. Griffith	—	—
Thomas Tippl	—	—
Robin Kaminsky	10,695	288,125
Brian Hodous	12,500	225,926

    (1)
    Based on closing price of the Common Stock as of the date of grant.

Potential Payments upon Termination or Change of Control

        The first table below describes the compensation payable to the named executive officers upon each of the following events: death, disability, performance termination, termination without cause, the consummation of the Combination and a termination of employment following the consummation of the Combination. The calculations assume that each of these events occurred on March 31, 2008.

        The second table below describes payments to be made to Messrs. Kotick and Kelly if a change of control (and subsequent termination) occurs following the consummation of the Combination.

  Termination and Change of Control Payments under the Combination

Name and Type of Payment/Benefit	Death(1)	Disability(1)	Performance Termination(2)	Termination by Company Without Cause or Termination by Employee for Good Reason(3)	Consummation of Combination(4)	Termination by Company Without Cause or Termination by Employee for Good Reason After Combination(5)
Robert A. Kotick
2008 bonus(6)	$—	$—	$—	$—	$—	$—
Lump-sum payment	—	950,000	—	5,700,000	5,000,000	5,700,000
Benefits continuation(7)	29,597	63,673	—	63,673	—	63,673
Value of accelerated equity awards(8)	5,752,780	5,752,780	—	5,752,780	4,136,918	11,546,788

Total	$5,782,377	$6,766,453	$—	$11,516,453	$9,136,918	$17,310,461

Brian G. Kelly
2008 bonus(6)	$—	$—	$—	$—	$—	$—
Lump-sum payment	—	799,106	—	7,301,960	5,000,000	7,301,960
Benefits continuation(7)	29,597	34,891	—	34,891	—	34,891
Value of accelerated equity awards(8)	5,212,580	5,212,580	—	5,212,580	4,136,918	11,006,588

Total	$5,242,177	$6,046,577	$—	$12,549,431	$9,136,918	$18,343,439

Michael J. Griffith
2008 bonus(6)	$—	$—	$—	$—	$—	$—
Lump-sum payment	2,058,000	2,058,000	—	—	—	—
Salary continuation	—	—	873,740	873,740	—	873,740
Bonus continuation	—	—	2,862,300	2,862,300	—	2,862,300
Benefits continuation(7)	29,597	29,597	—	107,222	—	107,222
Value of accelerated equity awards(8)	7,181,410	—	—	—	—	—
Transaction bonus acceleration value(9)	8,122	8,122	—	8,122	8,122	—

Total	$9,277,129	$2,095,719	$3,736,040	$3,851,384	$8,122	$3,843,262

Thomas Tippl
2008 bonus(6)	$—	$—	—	$—	$—	$—
Lump-sum payment	1,450,154	1,450,154	—	—	—	—
Salary continuation	—	—	—	1,310,800	—	1,310,800
Benefits continuation(7)	29,597	29,597	—	—	—	—
Mortgage assistance continuation	—	—	210,000	210,000	—	210,000
Value of accelerated equity awards(8)	4,188,885	1,500,000	1,500,000	—	—	—
Transaction bonus acceleration value(9)	6,526	6,526	—	6,526	6,526	—
Tax reimbursement(10)	—	—	35,419	35,419	—	35,419

Total	$5,675,162	$2,986,277	$1,745,419	$1,562,745	$6,526	$1,556,219

Name and Type of Payment/Benefit	Death(1)	Disability(1)	Performance Termination(2)	Termination by Company Without Cause or Termination by Employee for Good Reason(3)	Consummation of Combination(4)	Termination by Company Without Cause or Termination by Employee for Good Reason After Combination(5)
Robin Kaminsky
2008 bonus(6)	$—	$—	$—	$—	$—	$—
Lump-sum payment	1,469,735	1,469,735	—	—	—	—
Salary continuation	—	—	—	511,500	—	511,500
Bonus continuation	—	—	—	—	—	—
Benefits continuation(7)	29,597	31,335	—	33,727	—	33,727
Mortgage assistance continuation	52,500	52,500	—	52,500	—	52,500
Value of accelerated equity awards(8)	1,760,272	1,760,272	—	1,760,272	—	1,760,272
Transaction bonus acceleration value(9)	2,154	2,154	—	2,154	2,154	—
Tax reimbursement(10)	44,274	44,274	—	44,274	—	44,274

Total	$3,358,532	$3,360,270	$—	$2,404,427	$2,154	$2,402,273

Brian Hodous
2008 bonus(6)	$—	$—	$—	$—	$—	$—
Lump-sum payment	1,251,393	1,251,393	—	—	—	—
Salary continuation	—	—	—	712,500	—	712,500
Mortgage assistance continuation	42,000	42,000	—	42,000	—	42,000
Transaction bonus acceleration value(9)	1,958	1,958	—	1,958	1,958	—
Tax reimbursement(10)	43,066	43,066	—	43,066	—	43,066

Total	$1,338,417	$1,338,417	$—	$799,524	$1,958	$797,566

(1)
For each named executive officer, in the event of a termination of the executive's employment due to death or disability, the executive or the executive's estate will receive, in addition to any earned but unpaid salary, earned but unpaid bonuses for prior fiscal years and unreimbursed business expenses (collectively, "unpaid/unreimbursed amounts") (which for purposes of this table, are assumed to have been paid or reimbursed in full as of March 31, 2008), the following:

(a)
Mr. Kotick will receive:

•
continuation of health/medical insurance benefits for the executive and the executive's family, as applicable, for a period of two years;

•
in the event of termination due to disability, an amount equal to 100% of the base salary immediately prior to termination payable to Mr. Kotick; and

•
in the event of termination due to disability, continuation of supplemental life insurance benefits through December 1, 2017.

(b)
Mr. Kelly will receive:

•
continuation of health/medical insurance benefits for the executive and the executive's family, as applicable, for a period of two years;

•
in the event of termination due to disability, an amount equal to 100% of the average of the base salaries paid or payable to Mr. Kelly for the three most recent fiscal years immediately prior to termination; and

•
in the event of termination due to disability, continuation of supplemental life insurance benefits through March 31, 2011.

(c)
Messrs. Griffith, Tippl and Hodous and Ms. Kaminsky will receive:

•
a lump-sum payment equal to 300% of the base salary paid or payable to the executive for the most recent fiscal year immediately prior to termination, less, in the case of Mr. Griffith, in the event of a termination due to disability, certain payments received under Company-provided disability insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

•
except in the case of Mr. Hodous, continuation of health/medical insurance benefits for the executive and the executive's family, as applicable, for a period of two years.

    In addition,

    •
    Ms. Kaminsky will continue to receive mortgage assistance payments, including tax reimbursements, through October 31, 2008 (the date on which the initial term of employment under her employment agreement will expire unless earlier terminated);

    •
    Ms. Kaminsky will also continue to receive life insurance benefits for two years following the termination of her employment due to disability; and

    •
    Mr. Hodous will continue to receive mortgage assistance payments, including tax reimbursements, through October 31, 2009.

  The Company maintains a "key man" life insurance policy with respect to each of the named executive officers and a "key man" disability insurance policy with respect to each of them other than Mr. Tippl. As a result, in the event of a termination of the employment of a named executive officer due to death and, except in the case of Mr. Tippl, disability, the Company would receive insurance proceeds sufficient to fund a portion of the additional payments and benefits due to the executive or his or her estate upon such a termination. The amounts reflected in the table are in addition to any insurance proceeds the executive or the executive's estate would receive upon death or disability, as the case may be.

  The effects of a termination of employment due to death or disability on outstanding equity awards are discussed in footnote 8.

(2)
For each of Messrs. Griffith and Tippl, a "performance termination" occurs if the Company terminates the executive's employment by reason of the executive's failure to perform the functions of the position at the appropriate level. In the event of a performance termination:

(a)
Mr. Griffith will receive, in addition to any unpaid/unreimbursed amounts:

•
salary continuation through June 30, 2010, in an amount equal to 50% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement); and

•
annual bonus continuation through June 30, 2010, with the bonus each year to equal the product of:

•
his base salary that would have been in effect for such fiscal year (taking into account the automatic increases in base salary under his employment agreement); and

•
a fraction, the numerator of which is the total of the annual bonuses paid to him in the two fiscal years prior to termination and the denominator of which is the total base salary paid to him in the two most recently completed fiscal years prior to termination;

    provided that the total of severance payments to Mr. Griffith following a performance termination will not be more than:

    •
    $8 million if his employment is terminated before June 15, 2008;

    •
    $12 million if his employment is terminated on or after June 15, 2008 and before June 15, 2009;

    •
    $16 million if his employment is terminated on or after June 15, 2009 and before June 15, 2010; and

    •
    $20 million if his employment is terminated on or after June 15, 2010.

  (b)
  Mr. Tippl will receive, in addition to any unpaid/unreimbursed amounts:

  •
  continuation of mortgage assistance payments through September 30, 2010, including tax reimbursements through September 30, 2008; and

  •
  as set forth in the table above, because Mr. Tippl abandoned certain long-term compensation, pension benefits and related equity participations with his prior employer, in the event of a performance termination, his unvested restricted shares will vest on the date of termination such that the value of (i) the aggregate number of his restricted shares already vested but not yet sold, if any, and (ii) such newly vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1.5 million, less the amount, if any, of the after-tax proceeds of any vested shares sold by him prior to the date of termination.

  The effects of a performance termination on outstanding equity awards are discussed in footnote 8.

  In addition to the amounts set forth in the table, in connection with a termination of a named executive officer by the Company for cause, the executive will receive earned but unpaid salary and unreimbursed business expenses through the date of termination, except for Messrs. Kotick, Kelly and Griffith, who are each entitled to also receive earned but unpaid bonuses for prior fiscal years. Mr. Tippl will also receive accelerated vesting with respect to his unvested restricted shares as described in clause (b) of this footnote 2, above. In general, a termination for "cause" would involve the executive's willful, reckless or gross misconduct, material breach of his or her employment agreement, conviction of or plea of no contest to a felony or crime involving dishonesty or moral turpitude, breach of duty of loyalty or violation of the Company's governance policies.

(3)
Upon a termination of employment by the Company without cause, the named executive officers will receive, in addition to any unpaid/unreimbursed amounts, the following:

(a)
Mr. Kotick will receive:

•
a lump-sum payment equal to 200% of the sum of his base salary in effect on the termination date and the target annual bonus for the fiscal year in which termination occurs; and

•
continuation of health/medical, life and disability insurance benefits for him and his family for a period of two years.

(b)
Mr. Kelly will receive:

•
a lump-sum payment equal to 300% of the average of the sum of his base salary and annual bonus paid to him for the three most recent fiscal years immediately prior to the year in which the date of termination occurs; provided however, that in the event of a termination by the executive for good reason for a failure by the Company to renew his agreement at the conclusion of the employment period (March 31, 2011), the multiple will be 200%; and

    •
    continuation of health/medical, life and disability insurance benefits for him and his family for a period of two years.

  (c)
  Mr. Griffith will receive:

  •
  salary continuation through June 30, 2010, in an amount equal to 50% of the base salary that would have been payable to him through such date (taking into account the automatic increases in base salary under his employment agreement);

  •
  annual bonus continuation through June 30, 2010, with the bonus each year to be computed in the same manner as discussed in footnote 2; and

  •
  continuation of health/medical, life and disability insurance benefits for him and his family for a period of two years.

    In addition, upon a termination of employment by the Company without cause or by him for good reason, Mr. Griffith and the Company will enter into a consulting agreement with a term through June 30, 2012 that provides for:

    •
    consulting fees equal to 50% of the base salary that would have been payable to him had his employment not been terminated until June 30, 2010 (taking into account the automatic increases in base salary under his employment agreement) and thereafter $250,000 per year through June 30, 2012 (which payments, for purposes of the table, are assumed to be zero because they represent compensation to be received for future services); and

    •
    continuation of health/medical, life and disability insurance benefits for him and his family.

    If, on May 15, 2010, Mr. Griffith's total compensation (as described under "—Employment Agreements" above) plus any severance payments received by him has not exceeded $20 million, Activision Publishing will pay Mr. Griffith the shortfall. Activision Publishing is required to make this shortfall payment whether or not Mr. Griffith is then employed by Activision Publishing, unless Mr. Griffith's employment is terminated by Activision Publishing for cause or performance failure or due to his death or disability, or Mr. Griffith terminates his employment other than for good reason. See "—Employment Agreements—Michael J. Griffith." Whether any payment would be due to Mr. Griffith on May 15, 2010 following the assumed termination of his employment without cause or by him for good reason as of March 31, 2008 would depend on Mr. Griffith's realized and unrealized gains as of March 15, 2010, which cannot be known until that date.

  (d)
  Mr. Tippl will receive:

  •
  salary continuation through September 30, 2010 in an amount equal to 100% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement); and

  •
  continuation of mortgage assistance payments through September 30, 2010, including tax reimbursements through September 30, 2008.

  (e)
  Ms. Kaminsky will receive:

  •
  salary continuation in an amount equal to 100% of the base salary that would have been payable to her through the date that is 12 months from the date of termination (taking into account the automatic increases in base salary under her employment agreement);

  •
  continuation of health/medical, life and disability insurance benefits for her and her family for a period of two years; and

  •
  continuation of mortgage assistance payments, including tax reimbursements, through October 31, 2008.

  (f)
  Mr. Hodous will receive:

  •
  salary continuation through September 30, 2009 in an amount equal to 100% of the base salary that would have been payable to him through that date; and

  •
  continuation of mortgage assistance payments, including tax reimbursements, through December 31, 2009.

  Each of Messrs. Kotick, Kelly, Griffith and Tippl and Ms. Kaminsky would receive the same payment and benefits upon termination of employment by him or her for good reason (and, in the case of Mr. Tippl, upon termination of his employment as a result of his loss of immigration status and legal ability to work for Activision Publishing in the United States) as he or she would receive upon a termination of employment by the Company without cause, as described above. In the event of a termination of his employment by his voluntary resignation, as discussed above, Mr. Hodous would receive payment of any unpaid/unreimbursed amounts.

  The effects of a termination of employment by the Company without cause or by the named executive officer for good reason or otherwise on outstanding equity awards are discussed in footnote 8.

(4)
The amounts provided in the table reflect the amount that would have been received if the consummation of the Combination had occurred on March 31, 2008. Note that the table below entitled "Termination and Change of Control Payments Following the Consummation of the Combination" sets forth payments to be made to Messrs. Kotick and Kelly if, following the Combination, a subsequent change of control occurs. For the other named executive officers, there is no difference in the amounts payable.

(a)
Upon the consummation of the Combination, Messrs. Kotick and Kelly received:

•
a lump sum payment of his second cash bonus of $5 million as part the replacement bonus agreement;

•
accelerated vesting of options granted prior to January 1, 2007;

•
a grant of 363,637 restricted share units, and for Mr. Kotick, a grant of 1,250,000 performance shares, subject to the attainment of specified defined performance targets. The value of this equity is not included in the table because the share price upon grant was not known as of March 31, 2008. The restricted stock and performance shares were granted on July 9, 2008 upon the consummation of the Combination. Assuming full vesting and a stock price of $30.07 (the per share closing market price of the Common Stock as reported on NASDAQ on July 9, 2008), these grants would be valued at $48,522,064 for Mr. Kotick and $10,034,565 for Mr. Kelly; and

    •
    if he has received (or will receive) any compensation or recognize any income which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code or for which taxes are otherwise payable under Section 4999 of the Code, he will receive an amount equal to all applicable taxes.

  (b)
  Upon the consummation of the Combination, Mr. Griffith received:

  •
  accelerated payment of his transaction bonus (see footnote 9 for additional details); and

  •
  a grant of options to purchase 50,000 shares of Common Stock with an exercise price of $32.55 (the per share closing market price of the Common Stock as reported on NASDAQ on July 11, 2008) per share, and 50,000 restricted share units. Assuming full vesting and a stock price of $32.55, the stock options would be valued at $768,000 and the restricted stock would be valued at $1,627,500.

  (c)
  Upon the consummation of the Combination, Messrs. Tippl and Hodous and Ms. Kaminsky received accelerated payment of their respective transaction bonuses. See footnote 9 for additional details.

(5)
For each of Messrs. Kotick and Kelly, in addition to the benefits discussed in footnote 4, if his employment is terminated during the twelve-month period following the Combination by the Company without cause or by him for good reason, he will receive, in addition to any unpaid/unreimbursed amounts, the benefits described in footnote 3 for Termination by the Company Without Cause or Termination by the Employee for Good Reason, adjusted as described in footnote 8 to reflect the accelerated vesting of different equity awards.

(6)
Each of the named executive officers is entitled to the pro rata portion of the executive's bonus for the fiscal year in which termination occurs, to the extent such bonus is earned (which payments, for purposes of this table, are assumed to be zero, as the full bonus for fiscal year 2008 is included in the Summary Compensation Table). No pro rata bonus will be paid upon termination of employment upon death, disability, termination by the Company without cause or termination by the employee for good reason (whether before or after a change of control). Mr. Griffith is entitled to a pro rata bonus upon a performance termination.

(7)
Represents the estimated cost to the Company of continuation of health/medical insurance benefits and, if applicable, life and disability insurance benefits for the required period, based on the current cost of such benefits.

(8)
The amounts shown represent:

•
the value of any unvested options, the vesting of which accelerates upon termination, which equals the excess of the $27.31 per share closing market price of the Common Stock as reported on NASDAQ on March 31, 2008, the last trading day of fiscal 2008, over the exercise price of such option; and

•
the value of any restricted shares as to which the restrictions lapse upon termination, which equals the $27.31 per share closing market price of the Common Stock as reported on NASDAQ on March 31, 2008, the last trading day of fiscal 2008.

  Depending on the reasons for the termination upon the consummation of the Combination, some option grants are subject to accelerated vesting. The outstanding equity awards that continue to vest in accordance with their vesting schedules do not have any value attributed to them in this table because the market price of the Common Stock at the time of vesting cannot be determined. Assuming the stock price on the date of vesting is equal to $27.31 per share, the closing market price of the Common Stock as reported on NASDAQ on March 31, 2008, the value of the vesting is as described below and reflects only the intrinsic value on that date.

  The effects of termination on outstanding options and/or restricted shares are as follows:

  (a)
  Kotick—All Option Grants.    For Mr. Kotick:

  •
  in the event of a termination of his employment by the Company without cause or by him for good reason, or in the event of a termination of his employment as a result of his death or disability:

  •
  his unvested options granted prior to January 1, 2007 immediately vest and become exercisable until the fifth anniversary of the date of termination,

  •
  his unvested options granted on June 15, 2007 immediately vest and remain exercisable until the original expiration date, and

  •
  40 percent of his unvested options granted on December 5, 2007 immediately vest and remain exercisable until the original expiration date;

  •
  upon the consummation of the Combination, which occurred on July 9, 2008, all options granted prior to January 1, 2007 immediately vested; and

  •
  in the event of a termination of his employment for any other reason, his options will cease to vest on the date of termination and, to the extent vested on that date, will generally remain exercisable for 30 days.

    As of March 31, 2008, Mr. Kotick held unvested options to purchase 2,080,681 shares of Common Stock.

  (b)
  Kelly—All Option Grants.    For Mr. Kelly:

  •
  in the event of a termination of his employment by the Company without cause or by him for good reason, or in the event of a termination of his employment as a result of his death or disability:

  •
  his unvested options granted prior to January 1, 2007 immediately vest and become exercisable until the fifth anniversary of the date of termination, and

  •
  his unvested options granted June 15, 2007 immediately vest and remain exercisable until the original expiration date;

  •
  upon the consummation of the Combination, which occurred on July 9, 2008, all options granted prior to January 1, 2007 immediately vested; and

  •
  in the event of a termination of his employment for any other reason, his options will cease to vest on the date of termination and, to the extent vested on that date, will generally remain exercisable for 30 days.

    As of March 31, 2008, Mr. Kelly held unvested options to purchase 323,181 shares of Common Stock.

  (c)
  Griffith—Grants under Employment Agreement.    With respect to equity awards granted to Mr. Griffith pursuant to his employment agreement:

  •
  in the event of a termination of his employment as a result of his death, on the date of termination:

  •
  a pro rata portion (determined based upon the amount of time between June 15, 2005, the date on which the initial term of employment under his employment agreement commenced, the date of death and the vesting schedule of the options) of his unvested options to purchase 711,111 shares of Common Stock (which are otherwise scheduled to vest on June 30, 2010) will vest and become exercisable; the remainder of his unvested options will cease to vest; and, to the extent vested, his options will generally remain exercisable for one year, and

  •
  the restrictions on his restricted shares will continue to lapse as if his employment had not terminated (based on a $27.31 stock price Mr. Griffith's 155,763 shares of restricted stock would be valued at $4,253,888);

  •
  in the event of a termination of his employment due to disability:

  •
  his options will cease to vest on the date of disability and, to the extent vested on that date, will generally remain exercisable for one year after termination, and

  •
  the restrictions on his restricted shares will continue to lapse as if his employment had not terminated (based on a $27.31 stock price Mr. Griffith's 155,763 shares of restricted stock would be valued at $4,253,888); and

  •
  in the event of a termination of his employment for any reason other than death or disability, on the date of termination:

  •
  his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days (unless such termination is for cause, in which case his options will immediately be cancelled), and

  •
  his restricted shares will be forfeited.

    As of March 31, 2008, the outstanding equity awards granted to Mr. Griffith pursuant to his employment agreement were as follows: (i) vested options to purchase 373,474 shares of Common Stock; (ii) unvested options to purchase 1,084,860 shares of Common Stock; and (iii) 155,763 unvested restricted shares of Common Stock.

  (d)
  Tippl—Grants under Employment Agreement.    With respect to options and restricted shares granted to Mr. Tippl pursuant to his employment agreement:

  •
  in the event of a termination of his employment for cause or as a result of a performance termination, on the date of termination:

  •
  his options (whether or not vested) will be cancelled, and

  •
  his unvested restricted shares will vest so that the value of his restricted shares already vested but not yet sold, if any, and such newly-vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1.5 million, less the amount, if any, of the after-tax proceeds of any vested shares already sold by him, and the remainder of his restricted shares will be forfeited on the date of termination;

  •
  in the event of a termination of his employment as a result of his death, on the date of termination:

  •
  a pro rata portion (determined based upon the amount of time between October 1, 2005, the date on which the initial term of employment under his employment agreement commenced, and his death) of his unvested options to purchase 444,444 shares of Common Stock (which are currently scheduled to vest on October 3, 2010) will vest and become exercisable; the remainder of his unvested options will cease to vest; and, to the extent vested, his options will generally remain exercisable for 30 days, and

  •
  his unvested restricted shares will vest such that the value of his restricted shares already vested but not yet sold, if any, and such newly-vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1.5 million, less the amount, if any, of the after-tax proceeds of any vested shares already sold by him, and the remainder of his restricted shares will be forfeited on the date of termination;

    •
    in the event of a termination of his employment by reason of disability, on the date of termination:

    •
    his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days;

    •
    restricted shares that are unvested will vest such that the value of his restricted shares already vested but not yet sold, if any, and such newly-vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1.5 million, less the amount, if any, of the after-tax proceeds of any vested shares already sold by him, and the remainder of his restricted shares will be forfeited on the date of termination;

    •
    in the event of a termination of his employment by the Company without cause or by him for good reason (or as a result of his loss of immigration status and legal ability to work for Activision Publishing in the United States), his options will continue to vest and be exercisable as if his employment had not terminated and the restrictions on his restricted shares will continue to lapse as if his employment had not terminated, subject in each case to a valuation limit determined by multiplying $1,968,750 (which is equal to 2.5 times the sum of his initial base salary and target bonus during the first year of his employment) by the number of full and partial years worked as of the date of termination (with any partial year pro-rated based on the number of whole months actually worked through the date of termination). Based on the stock price of $27.31 per share, the closing market price of the Common Stock as reported on NASDAQ on March 31, 2008, Mr. Tippl would have reached the valuation limit of $4,757,813; and

    •
    in the event of a termination of his employment for any other reason, on the date of termination (i) his options (whether or not vested) will be cancelled and (ii) his restricted shares will be forfeited.

    As of March 31, 2008, the outstanding equity awards granted to Mr. Tippl pursuant to his employment agreement were as follows: (i) vested options to purchase 220,557 shares of Common Stock; (ii) unvested options to purchase 679,443 shares of Common Stock; and (iii) 96,712 unvested restricted shares of Common Stock.

  (e)
  Kaminsky—Grants under Employment Agreement and Prior Thereto.    With respect to equity awards granted to Ms. Kaminsky pursuant to her employment agreement and prior to such agreement:

  •
  in the event of a termination of her employment due to death or disability, by the Company without cause or by her with good reason:

  •
  the options granted to her pursuant to her employment agreement will continue to vest as if her employment had not terminated for the 24-month period after termination and, to the extent vested at the end of such period, will generally remain exercisable for 30 days (based on a $27.31 stock price, Ms. Kaminsky's options to purchase 208,333 shares of Common Stock that would have vested would have had a value of $2,534,996);

  •
  the options granted to her prior to her current employment agreement will vest on the date of termination with respect to the number of shares as to which they would have ultimately vested over the 24-month period after termination if her employment had not terminated (assuming no acceleration for performance) and will remain exercisable as if her employment had not terminated (based on the assumptions above, Ms. Kaminsky's options to purchase 106,666 shares of Common Stock that would have vested would have had an intrinsic value of $1,750,256), and

  •
  the restrictions on her restricted shares will continue to lapse as if her employment had not terminated for the 24-month period after termination and thereafter any remaining restricted shares will be forfeited (based on the assumptions above, Ms. Kaminsky's 24,305 shares that would continue to vest would have had a value of $663,770); and

  •
  in the event of a termination of her employment for any other reason, on the date of termination (i) her options will cease to vest and, to the extent vested, will remain exercisable for 30 days and (ii) her restricted shares will be forfeited.

    As of March 31, 2008, the outstanding equity awards granted to Ms. Kaminsky pursuant to her employment agreement were as follows: (i) vested options to purchase 271,668 shares of Common Stock; (ii) unvested options to purchase 106,666 shares of Common Stock granted pursuant to her current employment agreement (of which options to purchase 53,333 shares vested on May 1, 2008, and options to purchase an additional 53,334 shares vest on or prior to March 31, 2009); (iii) unvested options to purchase 268,333 shares of Common Stock granted pursuant to her prior to her current employment agreement (of which options to purchase 141,667 shares vest on October 19, 2008, options to purchase an additional 66,666 shares vest on or prior to March 31, 2009, and options to purchase an additional 60,000 shares vest on or prior to March 31, 2010); and (iv) unvested restricted shares (of which 24,305 restricted shares vest on or prior to October 19, 2009).

  (f)
  Griffith, Tippl and Kaminsky—Leadership Grants.    With respect to leadership options granted to Messrs. Griffith and Tippl and Ms. Kaminsky:

  •
  in the event of a termination of the executive's employment for cause, the executive's options (whether or not vested) will be cancelled on the date of termination;

  •
  in the event of a termination of the executive's employment as a result of death or disability, the executive's options will cease to vest on the date of death or disability, as applicable, and, to the extent vested on that date, will generally remain exercisable for one year; and

  •
  in the event of a termination of the executive's employment for any other reason, the executive's options will cease to vest on the date of termination and, to the extent vested on that date, will remain exercisable for 30 days.

    As of March 31, 2008, the outstanding "leadership" options granted in April 2006 were as follows:

    •
    Mr. Griffith had vested options to purchase 31,250 shares of Common Stock and unvested options to purchase 93,750 shares of Common Stock;

    •
    Mr. Tippl had vested options to purchase 25,000 shares of Common Stock and unvested options to purchase 75,000 shares of Common Stock; and

    •
    Ms. Kaminsky had vested options to purchase 20,000 shares of Common Stock and unvested options to purchase 60,000 shares of Common Stock.

  (e)
  Hodous—Grants under Employment Agreement.    With respect to equity awards granted to Mr. Hodous pursuant to his employment agreement:

  •
  in the event of a termination of his employment by the Company for cause, on the date of termination (i) his options (whether or not vested) will be cancelled and (ii) his restricted shares will be forfeited;

  •
  in the event of a termination of his employment by reason of death or disability or by the Company without cause, (i) his options will continue to vest through September 30, 2009 as if his employment had not terminated and, to the extent vested on that date, will generally remain exercisable for 30 days (based on the assumptions above, Mr. Hodous' options to purchase 80,000 shares of Common Stock that would have vested would have had a value of $916,800) and (ii) the restrictions on his restricted shares will continue to lapse as if his employment had not terminated until the restrictions lapse in full (based on a $27.31 stock price, Mr. Hodous' 33,500 restricted shares that would continue to vest would have had a value of $914,885); and

  •
  in the event of a termination of his employment for any other reason, on the date of termination (i) his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days and (ii) his restricted shares will be forfeited.

    As of March 31, 2008, the outstanding equity awards granted to Mr. Hodous pursuant to his employment agreement were as follows: (i) vested options to purchase 80,000 shares of Common Stock; (ii) unvested options to purchase 160,000 shares of Common Stock (of which options to purchase 80,000 shares vest on or prior to October 1, 2008 and option to purchase 80,000 shares vest on or prior to October 1, 2009); and (iii) 33,500 unvested restricted shares of Common Stock.

(9)
The accelerated vesting of the transaction bonus represents the time value of the accelerated payment of a bonus amount that would have otherwise been paid on December 31, 2008 or upon the consummation of the Combination in the amount of $700,000 to Mr. Griffith, $562,500 to Mr. Tippl, $185,625 to Ms. Kaminsky, and $168,750 to Mr. Hodous based on the acceleration of that payment to March 31, 2008 using the March 2008 1-year treasury bill rate of 1.55%.

(10)
For Mr. Tippl and Ms. Kaminsky, represents the estimated cost to the Company of tax reimbursements to the named executive officer in connection with his or her mortgage assistance payments, based on the current cost of such reimbursements. As discussed in footnotes 4 and 5, no tax reimbursement payments would have been due to Messrs. Kelly and Kotick.

  Termination and Change of Control Payments Following the Consummation of the Combination

        The following table shows benefits Messrs. Kotick and Kelly would receive following the Combination upon (i) a subsequent change of control following the consummation of the Combination or (ii) termination by the Company without cause or by such officer for good reason following a subsequent change of control. We have not included the remaining named executive officers in the table below because they would receive the same benefits described in the first table above with the exception of the transaction bonus acceleration, which such officers already received in connection with the Combination.

Name and Type of Payment/Benefit	Change of Control Post Combination	Termination by Company Without Cause or Termination by Employee for Good Reason After Change of Control Post Combination(1)
Robert A. Kotick
2008 bonus	$—	$—
Lump-sum payment	—	8,550,000
Benefits continuation(2)	—	63,673
Value of accelerated equity awards(3)	21,507,932	11,264,131
Excise tax gross-up(4)	—	17,027,443

Total	$21,507,932	$36,905,247

Brian G. Kelly
2008 bonus	$—	$—
Lump-sum payment	—	7,301,960
Benefits continuation(2)	—	34,891
Value of accelerated equity awards(3)	215,132	10,791,456
Excise tax gross-up	—	—

Total	$215,132	$18,128,307

    (1)
    Upon a termination of employment by the Company without cause, the named executive officers will receive, in addition to any unpaid/unreimbursed amounts, the following:
    •
    Mr. Kotick will receive a lump-sum payment equal to 300% of the sum of his base salary in effect on the termination date and the target annual bonus for the fiscal year in which termination date occurs; and

    •
    Mr. Kelly will receive a lump-sum payment equal to 300% of the average of the sum of his base salary and annual bonus paid to him for the three most recent fiscal years immediately prior to the year in which the termination occurs.

    (2)
    Represents the estimated cost to the Company of continuation of health/medical insurance benefits and, if applicable, life and disability insurance benefits for the required period, based on the current cost of such benefits.

    (3)
    The amounts shown represent:

    •
    the value of any unvested options, the vesting of which accelerates upon termination, which equals the excess of the $27.31 per share closing market price of the Common Stock as reported on NASDAQ on March 31, 2008, the last trading day of fiscal 2008, over the exercise price of such option; and

      •
      the value of any restricted shares or restricted share units as to which the restrictions lapse upon termination, which equals the $27.31 per share closing market price of the Common Stock as reported on NASDAQ on March 31, 2008.

      Termination would result in the following with respect to outstanding options and/or restricted shares:

      (a)
      For Mr. Kotick:

      •
      in the event of change of control following consummation of the Combination:

      •
      20 percent of his unvested options granted on June 15, 2007 immediately vest and remain exercisable until the original expiration date,

      •
      60 percent of his unvested options granted on December 5, 2007 immediately vest and remain exercisable until the original expiration date, and

      •
      60 percent of his performance shares granted on July 9, 2008 immediately vest; and

      •
      in the event of termination of his employment by the Company without cause or by him for good reason, or in the event of termination of his employment as a result of death or disability:
      •
      the remaining portion of his unvested options granted on June 15, 2007 immediately vest and remain exercisable until the original expiration date,

      •
      the remaining unvested options granted December 5, 2007 immediately vest and remain exercisable until the original expiration date, and

      •
      all of the restricted share units granted upon the consummation of the Combination immediately vest.

      (b)
      For Mr. Kelly:
      •
      in the event of change of control following consummation of the Combination, 20 percent of his unvested options granted June 15, 2007 immediately vest and remain exercisable until the original expiration date; and

      •
      in the event of termination of his employment by the Company without cause or by him for good reason or in the event of a termination of his employment as a result of death or disability:

      •
      the remaining portion of his unvested options granted on June 15, 2007 immediately vest and remain exercisable until the original expiration date, and

      •
      all of the restricted share units granted upon the consummation of the Combination immediately vest.

    (4)
    By virtue, in part, of the grant and partial accelerated vesting of the performance shares, Mr. Kotick would be entitled to a gross-up payment (in accordance with the SEC rules, for purposes of the calculations, we assume that both transactions occurred March 31, 2008).

 DIRECTOR COMPENSATION

General

        Directors of the Company who are not employed by the Company or any of its subsidiaries or a majority stockholder of the Company (e.g., Vivendi) or that stockholder's affiliates and subsidiaries (collectively, the "unaffiliated directors") receive a mix of compensation, which includes an annual cash retainer and specific cash fees for services rendered and equity incentive awards. In addition, unaffiliated directors are reimbursed for expenses incurred in attending Board, Board committee and stockholder meetings. Directors of the Company who are employed by the Company or any of its subsidiaries are not entitled to receive any compensation for their services on the Board. Directors of the Company who are employed by a majority stockholder of the Company (e.g., Vivendi) or that stockholder's affiliates and subsidiaries are only entitled to receive the compensation mandated by the Bylaws (which require the Company to provide each such director with the equity needed to satisfy the Company's stock ownership requirements for non-employee directors).

        The Compensation Committee annually reviews the compensation plans and policies applicable to all directors and makes recommendations to the Board regarding such plans and policies. During fiscal 2008, the Compensation Committee engaged Frederic Cook to review the Company's director compensation program for unaffiliated directors and, upon the recommendation of Frederic Cook, the Board approved a new program on September 27, 2007. Subsequently, the Compensation Committee engaged Frederic Cook to consider whether the program should be revised in connection with the consummation of the Combination and, upon the recommendation of Frederic Cook, the Compensation Committee approved further changes to the program.

Cash Compensation

        The following table sets forth a summary of the cash compensation that the Company paid to its unaffiliated directors prior to September 27, 2007, the cash compensation that the Company paid to its unaffiliated directors for the period between September 27, 2007 and July 16, 2008 and the cash compensation that the Company currently pays to its unaffiliated directors:

	Prior to September 27, 2007	From September 28, 2007 and July 15, 2008	As of July 28, 2008
Annual Retainer	$45,000	$45,000	$50,000
For Serving as Chairman of the Audit Committee	$20,000	$20,000	$25,000
For Serving as Chairman of the Compensation Committee	$20,000	$20,000	$20,000
For Serving as Chairman of the Nominating and Corporate Governance Committee	$10,000	$10,000	$15,000
For Serving as an Audit Committee Member	$5,000	$5,000	$10,000
For Service as a Compensation Committee or Nominating and Governance Committee Member	N/A	N/A	$5,000
For Each Board Meeting Attended in Person	$1,500	$2,500	$3,000
For Each Board Meeting Attended by Telephone	$1,000	$2,500	$3,000
For Each Committee Meeting Attended in Person	$1,000	$2,500	$3,000
For Each Committee Meeting Attended by Telephone	$750	$2,500	$3,000
Per Day for Special Assignments	$1,000	$5,000	$5,000

Equity Compensation and Stock Ownership Guidelines

        The Company's director compensation program is closely linked with stockholders' interests through the grant of equity incentive awards and the promulgation of stock ownership guidelines.

        Pursuant to the program adopted on September 27, 2007, upon an unaffiliated director's initial election to the Board and upon an unaffiliated director's re-election to the Board following each ten year period of continuous service, such director shall receive options to purchase 20,000 shares of Common Stock and 10,000 restricted share units which vest in eight equal installments (on a quarterly basis for the two years following the date of grant, subject to continued service on the Board). In addition, upon the annual re-election of an unaffiliated director to the Board, such director shall receive options to purchase 10,000 shares of Common Stock and 5,000 restricted share units which vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on the Board). In accordance with the revised director compensation program adopted on July 16, 2008, each unaffiliated director received his "annual re-election" grant on July 21, 2008 and will not be eligible for such grant in connection with the Annual Meeting.

        Each director (including the unaffiliated directors) is required, within four years following his or her first election to the Board, to own shares of Common Stock (including any restricted shares of Common Stock) or restricted share units having an aggregate value at least equal to three times the amount of the annual cash retainer that the Company then pays such directors for service on the Board. The value of shares owned by the unaffiliated director will be calculated at the beginning of each fiscal year and will be based on the higher of the actual cost of the shares or their fair market value at that time. Directors are subject to these guidelines for as long as they continue to serve on the Board. The Board's policies in this area are intended to further align service as a director of the Company and the enhancement of stockholder value. As of March 31, 2008, all directors were in compliance with these guidelines.

        As required by the Bylaws, in order to provide each Vivendi Director with the equity needed to satisfy such ownership requirement, the Board granted each such director an award of 5,000 restricted share units on July 21, 2008. The restricted share units vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on the Board).

Indemnification

        The Company maintains a directors' and officers' insurance policy that insures all directors of the Company from any claim arising out of an alleged wrongful act by such persons in their capacity as directors of the Company. In addition, the Company has entered into indemnification agreements with its directors containing provisions that in certain respects provide broader indemnification than the indemnification required by the Delaware General Corporation Law.

        The indemnification agreements require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, provided that the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company (provided further that, with respect to any criminal action, suit or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful). The indemnification agreements also require the Company to advance expenses incurred by directors as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors.

Compensation for Fiscal 2008

        The following table sets forth a summary of certain information regarding the compensation of the Company's directors for fiscal 2008, excluding Messrs. Kotick and Kelly, who are also named executive officers of the Company and included in the Summary Compensation Table above and who do not receive any additional compensation for their Board activities. The table does not reflect perquisites and other personal benefits because the aggregate value of any such compensation received by each director in fiscal 2008 was less than $10,000. (Note that as a result of the Combination in July 2008, the directors for fiscal 2008 differ from our current directors listed in "Proposal 1—Election of Directors" above.)

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(3) ($)	Option Awards(2)(3) ($)	Total ($)
Robert J. Corti	106,500		87,541	110,918	304,959
Ronald Doornink	—	(4)	87,541	147,520	235,061
Barbara S. Isgur	96,250		122,581	144,062	362,893
Robert J. Morgado	135,000		122,581	144,062	401,643
Peter J. Nolan	83,000		87,541	110,918	281,459
Richard Sarnoff	78,000		87,541	117,679	283,220

(1)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2008 in accordance with FAS 123(R), but exclude any impact of assumed forfeiture rates, for restricted share unit awards granted in and prior to fiscal 2008. Assumptions and key variables used in the calculation of the amounts expensed for fiscal 2008 are discussed in footnote 14 to the Company's audited financial statements for fiscal 2008 included in the Company's Annual Report on Form 10-K filed with the SEC on May 30, 2008. The following table sets forth the number of shares underlying restricted share units granted in fiscal 2008 to each director who served as such during that year who is not a named executive officer and the grant date fair value of those restricted share units (computed in accordance with FAS 123(R) but excludes any impact of assumed forfeiture rates).

Name	Number of Shares Underlying Restricted Share Units Granted in Fiscal 2008 (#)	Grant Date Fair Value of Restricted Share Units Granted in Fiscal 2008 ($)
Robert J. Corti	5,000	110,950
Ronald Doornink(a)	5,000	110,950
Barbara S. Isgur	10,000	221,900
Robert J. Morgado	10,000	221,900
Peter J. Nolan	5,000	110,950
Richard Sarnoff	5,000	110,950

  (a)
  All of these restricted share units are held through the Ronald Doornink Martha Doornink TTEE U/A/D 12-17-1996 FBO Doornink Rev Living Trust. Ronald and Martha Doornink are co-trustees of such trust and share voting and investment power with respect to trust holdings.

(2)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2008 in accordance with FAS 123(R), but exclude any impact of assumed forfeiture rates, for option awards granted in and prior to fiscal 2008. Assumptions and key variables used in the calculation of the amounts expensed for fiscal 2008 are discussed in footnote 14 to the Company's audited financial statements for fiscal 2008 included in the Company's Annual Report on Form 10-K filed with the SEC on May 30, 2008. The following table sets forth the number of shares underlying options granted in fiscal 2008 to each director who served as such during that year who is not a named executive officer and the grant date fair value of those options (computed in accordance with FAS 123(R) but excludes any impact of assumed forfeiture rates).

Name	Number of Shares Underlying Options Granted in Fiscal 2008 (#)		Grant Date Fair Value of Options Granted in Fiscal 2008 ($)
Robert J. Corti	10,000		98,803
Ronald Doornink(a)	10,000		98,803
	750,000	(b)	—	(c)
	600,000	(b)	—	(c)
	550,000	(b)(d)	—	(c)
Barbara S. Isgur	20,000		204,071
	31,111	(b)(e)	—	(c)
Robert J. Morgado	20,000		204,071
	32,228	(b)(f)	—	(c)
Peter J. Nolan	10,000		98,803
Richard Sarnoff	10,000		98,803

  (a)
  All of these options are held through the Ronald Doornink Martha Doornink TTEE U/A/D 12-17-1996 FBO Doornink Rev Living Trust. Ronald and Martha Doornink are co-trustees of such trust and share voting and investment power with respect to trust holdings.

  (b)
  Reflects adjustment to exercise price of options previously granted to Messrs. Doornink and Morgado and Ms. Isgur following the redetermination of measurement dates and exercise prices previously reported by the Company in its Annual Form on Form 10-K/A for the fiscal year ended March 31, 2006.

  (c)
  There is no incremental fair value computed as of the repricing date associated with these awards, as the fair value of each decreased in connection with the repricing.

  (d)
  Subsequent to being repriced, options to purchase 302,587 shares were cancelled, leaving options to purchase 29,822 shares outstanding.

  (e)
  Subsequent to being repriced, options to purchase 1,289 shares were cancelled, leaving options to purchase 247,413 shares outstanding.

  (f)
  Subsequent to being repriced, options to purchase 1,696 shares were cancelled, leaving options to purchase 30,532 shares outstanding.

(3)
The following table presents the number of and the number of shares underlying options and restricted share units held by each director who served in fiscal 2008 who is not a named a named executive officer, as of March 31, 2008:

Name	Number of Shares Underlying Options as of March 31, 2008	Number of Shares Underlying Restricted Share Units as of March 31, 2008
Robert J. Corti	141,390	5,000
Ronald Doornink(a)	648,055	5,000
Barbara S. Isgur	251,214	10,000
Robert J. Morgado	485,255	10,000
Peter J. Nolan	141,390	5,000
Richard Sarnoff	79,167	5,000

  (a)
  All such options and restricted share units are held through the Ronald Doornink Martha Doornink TTEE U/A/D 12-17-1996 FBO Doornink Rev Living Trust. Ronald and Martha Doornink are co-trustees of such trust and share voting and investment power with respect to trust holdings.

(4)
During fiscal 2008 Mr. Doornink was employed by the Company as an advisor and received an aggregate of approximately $500,000 in salary and bonus in compensation for this employment pursuant to an employment agreement that expired on June 30, 2008. The Company currently employs Mr. Doornink as a senior advisor to the Board under an employment agreement with the Company which he entered into on July 8, 2008 and which will expire on June 30, 2009. See "Certain Relationships and Related Transactions—Transactions with Related Persons—Employment Agreement with Ronald Doornink" below. While serving as a member of the Board, Mr. Doornink did not receive an annual cash retainer or any other cash fees paid to the unaffiliated directors, but was otherwise treated as an unaffiliated director under our unaffiliated director compensation program and stock ownership guidelines.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

        Pursuant to the Audit Committee charter, the Audit Committee is responsible for establishing and implementing policies and procedures for reviewing and approving all related party transactions involving the Company and any director, executive officer or family member. In carrying out its responsibilities, the Audit Committee must review with management and the independent auditor all transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties. Neither the Board nor the Audit Committee has adopted specific procedures for reviewing or approving related party transactions.

Transactions with Related Persons

  Combination of the Company and Vivendi Games

        On July 9, 2008, the parties to the Business Combination Agreement—the Company (then known as Activision, Inc.), Sego Merger Corporation, Vivendi, VGAC and Vivendi Games—consummated the Combination. In that transaction:

  •
  a wholly-owned subsidiary of the Company merged with Vivendi Games, and VGAC, a wholly owned subsidiary of Vivendi and the former sole stockholder of Vivendi Games, received approximately 295.3 million newly issued shares of Common Stock; and

  •
  VGAC purchased approximately 62.9 million newly issued shares of Common Stock.

        Following the consummation of the Combination, Vivendi and its subsidiaries owned approximately 54% of the issued and outstanding shares of Common Stock.

        Upon the consummation of the Combination, the Certificate of Incorporation and the Bylaws were amended and restated to provide for, among other things, (a) the change of the Company's name to Activision Blizzard, Inc., (b) the change of the Company's fiscal year end to December 31, (c) an increase in the authorized number of shares of Common Stock, (d) certain majority and minority stockholder protections and (e) certain changes to the structure of the Board. As a result of these amendments, among other things, Vivendi is entitled to appoint a majority of the Board. For more information about the Company's corporate governance, see "Corporate Governance" above and "—Investor Agreement" below.

        On July 16, 2008, the Company commenced a cash tender offer for up to 146.5 million shares of its Common Stock (representing approximately 22% of the outstanding shares of Common Stock as of July 9, 2008, the closing date of the Combination). If the tender offer is fully subscribed, Vivendi and its subsidiaries are expected to own approximately 68% of the outstanding shares of Common Stock. More information about the Combination and related transactions is contained in the Company's Proxy Statement filed with the SEC on June 6, 2008 and the offer to purchase, letter of transmittal and other related materials filed with the SEC on July 16, 2008. The tender offer is scheduled to expire at 5:00 pm (EST) on Wednesday, August 13, 2008, unless otherwise extended.

  Credit Facility Provided by Vivendi

        On April 29, 2008, the Company entered into a senior unsecured credit agreement with Vivendi, which the Company and Vivendi amended in connection with the consummation of the Combination. Pursuant to the credit agreement, as amended, Vivendi provides the Company with:

  •
  a term loan credit facility (the "Tranche A Facility") in an aggregate amount of up to $400.0 million to be applied to fund that portion of the tender offer described above, if any, in excess of $3.628 billion;

  •
  a term loan credit facility (the "Tranche B Facility") in an aggregate amount of up to $150.0 million, of which the Company may borrow up to the lesser of (i) the amount required to repay certain indebtedness of Vivendi Games and (ii) the amount required to purchase shares of Common Stock in the tender offer described above after the Company exhausts all unrestricted cash on hand; and

  •
  a revolving credit facility (the "Revolving Facility") in an aggregate amount at any time of up to $475.0 million to be used for general corporate purposes.

        Borrowings under each of the new credit facilities bear interest by reference to LIBOR (and under limited circumstances, at Vivendi's election, a "Base Rate"). The applicable margin with respect to loans bearing interest by reference to LIBOR is (i) 0.85% per annum for loans under the Tranche A Facility and (ii) 1.20% per annum for loans under the Tranche B Facility and the Revolving Facility. The applicable margin with respect to loans bearing interest with reference to the Base Rate, if any, is 1.0% lower than the margin applicable to LIBOR borrowings.

        Any unused amounts under the Revolving Facility are subject to a commitment fee of 0.42% per annum.

        The Tranche A Facility is payable in full on March 31, 2010. The Tranche B Facility and the Revolving Facility will terminate and be payable in full on March 31, 2011.

        The credit facilities are subject to customary negative covenants, in each case subject to certain exceptions, qualifications and baskets, including limitations on: indebtedness; liens; investments, mergers, consolidations and acquisitions; transactions with affiliates; issuance of preferred stock by subsidiaries; sale and leaseback transactions; restricted payments; and certain restrictions with respect to subsidiaries.

  Voting and Lock-Up Agreements

        On December 1, 2007, in connection with entering into the Business Combination Agreement, Vivendi and the Company entered into voting and lock-up agreements with Mr. Kotick, the Company's Chief Executive Officer, and Mr. Kelly, the Co-Chairman of the Board. These agreements restrict the ability of each of Messrs. Kotick and Kelly to transfer more than one-third of his shares of Common Stock and other equity securities for a period of 120 days after the consummation of the Combination. These agreements also provide certain registration rights for Messrs. Kotick and Kelly. After expiration of the 120-day lock-up period, each of Messrs. Kotick and Kelly will have the right to require the Company to file a registration statement with the SEC relating to the sale of their securities. In addition, Messrs. Kotick and Kelly will be entitled to participate in any proposed registered public offering of the Company's securities. For more information, see the section "Certain Agreements Related to the Transaction—Voting and Lock-Up Agreements" in the Company's Proxy Statement filed with the SEC on June 6, 2008.

  Investor Agreement

        In connection with the consummation of the Combination, on July 9, 2008, the Company, Vivendi, VGAC and Vivendi Games entered into the Investor Agreement. The Investor Agreement contains various agreements among the parties regarding, among other things:

  •
  Vivendi's and VGAC's agreement to vote their respective shares Common Stock in favor of (a) the nominees proposed for election as directors of the Company by the Independent Nominating Committee, subject to certain limited exceptions, and (b) the nominees proposed for election as directors of the Company by the Executive Nominating Committee, in each case, as long as such nominees are nominated in accordance with the Certificate of Incorporation and the Bylaws;

  •
  the reimbursement of Vivendi by the Company for stock-settled equity award expenses and the payment of cash-settled equity awards as they relate to equity awards granted by Vivendi and its controlled affiliates to certain of Vivendi Games' employees prior to consummation of the Combination;

  •
  the Company's agreement to provide Vivendi with the Company's quarterly consolidated financial statements and to use reasonable best efforts to comply with Vivendi's consolidation and financial reporting process;

  •
  the grant of certain registration rights to Vivendi and its affiliates, including demand and piggyback registration rights;

  •
  Vivendi's and VGAC's agreements to provide the Company with at least five business days notice of their intention to enter into any agreement to consummate a "control block sale" (as such term is defined in the Investor Agreement) and to provide certain other information related thereto); and

  •
  Vivendi's and VGAC's agreements to vote their respective shares of Common Stock to ratify those actions taken by the Activision stockholders at the 2007 annual meeting of Activision stockholders.

        For more information about the Investor Agreement, see the Company's Current Report on Form 8-K filed with the SEC on July 15, 2008.

  Tax Sharing Agreement

        Also in connection with the consummation of the Combination, on July 9, 2008, the Company entered into a Tax Sharing Agreement with Vivendi Holding I Corp., a subsidiary of Vivendi ("VHIC"), and Vivendi Games. The Tax Sharing Agreement sets forth various agreements among the parties relating to, among other things:

  •
  the joining of the Company and/or certain of its subsidiaries in the filing of certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file;

  •
  the payments to the appropriate tax authorities of certain tax liabilities;

  •
  the payment by the Company and subsidiaries of the Company to VHIC of amounts representing certain tax liabilities attributable to the Company and its subsidiaries;

  •
  the payment by VHIC to the Company of (or the offsetting of certain obligations of the Company to pay VHIC with) amounts in respect of fifty percent of the tax liability associated with certain distributions that may be made by non-U.S. subsidiaries of Vivendi Games to the Company (or certain U.S. subsidiaries of the Company) during the five year period following the consummation of the Combination;

  •
  VHIC's indemnification of the Company for certain tax liabilities imposed on the Company arising in periods prior to the consummation of the Combination in respect of Vivendi Games or its subsidiaries or resulting from VHIC's failure to pay;

  •
  the control of certain tax contests with certain taxing authorities; and

  •
  the resolution of certain tax disputes between the parties.

        In addition, the agreement specifies certain procedural matters that will apply in any tax contest with any taxing authority. For more information about the tax sharing agreement, see the Company's Current Report on Form 8-K filed with the SEC on July 15, 2008.

  Cash Management Services Agreement

        On June 19, 2008, the Company and Vivendi entered into a cash management services agreement effective as of the consummation of the Combination on July 9, 2008, pursuant to which Vivendi provides certain treasury-related services to certain subsidiaries of the Company. The agreement has a term of three years, subject to possible extensions, and may be terminated by either party on not less than three months' prior written notice. Vivendi charges the Company a fee based on Vivendi's estimated cost of providing these services and the Company reimburses Vivendi for its out-of-pocket expenses incurred in connection with the services. The Company also licenses software from Vivendi on a royalty-free basis in connection with certain of these services.

  Legal Fees Advanced on Behalf of Officers and Directors

        In July 2006, individuals and/or entities claiming to be our stockholders filed derivative lawsuits (purportedly on our behalf) in federal and state court against certain current and former officers and directors of the Company, alleging purported improprieties in our issuance of stock options, among other allegations. The U.S. District Court for the Central District of California entered an order finally approving a stipulation of settlement and dismissing all claims with prejudice with respect to the federal lawsuits on July 22, 2008 and in the Los Angeles Superior Court, a stipulation of dismissal with respect to the state lawsuits was filed and signed by the court on July 28, 2008. In entering into the stipulation of settlement, neither the Company nor the settling parties admitted to any liability or wrongdoing.

        In July 2006, we also received a letter of informal inquiry from the SEC requesting certain documents and information relating to our stock option grant practices. Thereafter, in June 2007, the SEC issued a formal order of non-public investigation with respect to such practices. The Company has made an offer of settlement to the SEC staff with respect to this investigation, and the SEC staff indicated it would recommend the settlement offer to the SEC. The tentative settlement is subject to agreement on the specific language of the settlement documents, and review and approval by the SEC. Under the proposed settlement, the Company would settle this matter without admitting or denying the SEC's findings.

        From April 1, 2007 through March 31, 2008, pursuant to the Bylaws, the Company advanced, on behalf of the Company's present and former directors and officers, approximately $5.2 million for legal fees and expenses incurred in connection with the legal proceedings described above. For a more complete description of such legal proceedings and the related settlement agreements, see Note 13 of the Company's annual report on Form 10-K for the year ended March 31, 2008.

  Employment Agreement with Ronald Doornink

        Mr. Doornink, a former executive officer of Activision Publishing, served as a senior advisor to Activision Publishing from January 1, 2006 until June 30, 2008, pursuant to an employment agreement approved by the Compensation Committee in accordance with its charter. Under the agreement, Mr. Doornink provided advisory services to the Company and received an annual base salary of

$250,000 and was eligible for an annual bonus as compensation for these services. He was also a member of the Company's Board of Directors until the Combination was consummated on July 9, 2008, and received equity incentive awards as compensation for such service. See "Director Compensation" above.

        Mr. Doornink became a senior advisor to the Company's Board of Directors on July 8, 2008 pursuant to an employment agreement with Activision Publishing and will receive an annual base salary of $250,000 as compensation for such services. In addition, Mr. Doornink is entitled to receive salary continuation payments if his employment is terminated without cause prior to the expiration of the term of the agreement (on June 30, 2009). Mr. Doornink is also eligible to participate in all benefit plans applicable to executives. Pursuant to the agreement, on July 11, 2008, Mr. Doornink received a grant of 5,000 restricted share units and an option to purchase 10,000 shares of Common Stock.

        This agreement was approved by the Compensation Committee in accordance with its charter.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under "Executive Compensation—Compensation Discussion and Analysis" above. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement and also incorporated by reference into the Company's Annual Report on Form 10-K for fiscal 2008.

Members of the Compensation Committee

Jean-Bernard Lévy (Chairperson), Robert J. Corti, Robert J. Morgado,
René P. Pénisson and Frédéric R. Crépin

 AUDIT COMMITTEE REPORT

        Management is responsible for the Company's system of internal controls over financial reporting. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of its internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and system of internal control.

        The Audit Committee has reviewed and discussed with both management and the Company's independent registered public accounting firm all annual financial statements prior to their issuance. During fiscal 2008, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications), including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with its independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for fiscal 2008 for filing with the SEC.

Members of the Audit Committee

Robert J. Corti (Chairperson), Robert J. Morgado and Richard Sarnoff

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection

        The Combination was treated as a "reverse acquisition" for accounting purposes and as such, the historical financial statements of the accounting acquirer, Vivendi Games, will become the historical financial statements of the Company. The SEC has released guidance that, unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change of accountants.

        PricewaterhouseCoopers LLP was the independent registered public accounting firm that audited the Company's financial statements for the fiscal years ended March 31, 2008, 2007 and 2006. On July 9, 2008, the Audit Committee of the Board and the Board engaged PricewaterhouseCoopers LLP to be the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2008. During the fiscal years ended December 31, 2007 and 2006, and during the transition period through July 9, 2008, the Company or Vivendi Games did not consult with PricewaterhouseCoopers LLP in regards to Vivendi Games' financial statements, which were audited by Ernst & Young LLP, with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that was rendered on the Vivendi Games' financial statements or the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

        On July 9, 2008, the audit committee of the Company chose to dismiss Ernst & Young LLP, the independent auditors that were previously engaged to audit the financial statements of Vivendi Games. In the past two years, no report on the financial statements of Vivendi Games issued by Ernst & Young LLP contained an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during Vivendi Games' two most recent fiscal years and through the date of dismissal of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

        Except as described below, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred during the fiscal years ended December 31, 2007, 2006 and 2005 and through July 9, 2008.

        During the fiscal years ended December 31, 2006 and 2007, Vivendi Games was a wholly owned subsidiary of Vivendi. As a wholly owned subsidiary operating as a business unit within the Vivendi group, Vivendi Games had not historically prepared financial statements for separate stand alone purposes, had its taxable income processed within the Vivendi U.S. tax returns and did not maintain an external financial reporting group or a tax group. Internal controls have proven to be adequate to comply with Vivendi's internal reporting requirements under International Financial Reporting Standards. The U.S. GAAP stand-alone financial statements of Vivendi Games for the fiscal years ended December 31, 2007 and 2006 were prepared for the purpose of inclusion in the Company's proxy statement relating to the merger with the Company and were issued after the announcement of the transaction.

        Management of Vivendi Games has discussed the material weaknesses described below with Ernst & Young LLP, and management of Vivendi Games and Vivendi have authorized Ernst & Young LLP to respond fully to the inquiries of a successor auditor concerning the subject matter below.

Ernst & Young LLP considered the material weaknesses in determining the nature, timing and extent of their audit procedures performed on the 2007 and 2006 financial statements of Vivendi Games.

        In connection with Ernst & Young LLP's audit of the financial statements of Vivendi Games for the fiscal years ended December 31, 2007 and 2006, Ernst & Young LLP advised Vivendi Games that it believed the following matters constituted material weaknesses as it related to those stand-alone financial statements: In connection with the preparation of its financial statements, on a stand-alone U.S. GAAP basis, for the fiscal years ended December 31, 2007 and 2006, Vivendi Games management did not detect certain errors in the preparation, classification and disclosure of its financial statements; additionally, Vivendi Games management did not detect certain errors in the stand alone-tax provision and related tax disclosures in its financial statements for the fiscal year ended December 31, 2007. These errors were detected by Ernst & Young LLP during the audit process and required certain modifications to the financial statements and related disclosures prior to their issuance. These modifications were made prior to the delivery of these financial statements by Vivendi Games management to the Company.

        The Company has provided Ernst & Young LLP with a copy of the foregoing disclosures and requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether it agreed with the above statements made by the Company. A copy of such letter, dated July 28, 2008, is filed as Exhibit 16.1 to the Current Report on Form 8-K/A, filed with the SEC on July 28, 2008.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

        During fiscal 2008, the Company retained PricewaterhouseCoopers LLP to provide services as its independent registered public accounting firm. The table below sets forth the categories and amounts (amounts include out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with providing such services and billed to the Company) paid to PricewaterhouseCoopers LLP for the years ended March 31, 2008 and 2007:

	Year ended March 31,
	2008	2007
Audit fees(1)
Worldwide including statutory audit fees	$1,910,446	$1,685,827
Accounting assistance and SEC documents	395,100	2,017,000

Total audit fees	2,305,546	3,702,827

Audit related fees(2)	—	—

Tax fees(3)
Compliance	251,940	267,306
Planning and advice	132,029	256,946

Total tax fees	383,969	524,252

All other fees(4)	7,800	1,500

Total	$2,697,315	$4,228,579

    (1)
    Audit Fees: This category includes services provided in connection with the annual audit of the Company's financial statements (including required quarterly reviews of financial statements included in the Company's quarterly reports on Form 10-Q), services provided in connection with the annual audit of the Company's internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits required for certain of the Company's non-U.S. subsidiaries, comfort letters, consents, assistance with and review of documents filed with the SEC and other services that are normally provided in connection with statutory or regulatory filings or engagements.

    (2)
    Audit Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.

    (3)
    Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit and other technical tax consulting.

    (4)
    Other Fees: This category includes fees for all other services except those described above. For fiscal 2008 and fiscal 2007, this category consists of fees for services provided in connection with subscription to an online research tool.

Pre-Approval Policies and Procedures

        The Audit Committee charter requires that the Audit Committee pre-approve all audit and non-audit services provided by the independent auditor in a manner consistent with applicable law and requirements of the exchange on which Common Stock is listed, which is currently NASDAQ.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Those persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of Section 16(a) forms furnished to the Company and written representations from certain reporting persons that no Forms 5 were required, the Company believes that during fiscal 2008, all of the Company's executive officers, directors and persons who beneficially own more than 10% of Common Stock were in compliance with all filing requirements of Section 16(a) of the Exchange Act.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, the Company will promptly deliver a separate notice to one or more stockholders at a shared address to which a single notice was delivered. Stockholders may request a separate notice by calling the Company's Investor Relations department at (310) 255-2000 or by mailing a request to the Company's Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices may request to receive a single notice in the future in the same manner as described above.

 STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in the Company's Proxy Statement and for consideration at the 2009 annual meeting of stockholders by submitting their proposals to the Company in a timely manner. Rule 14a-8 requires that the Company must receive stockholder proposals not less than 120 calendar days before the date of the Company's 2008 proxy statement, or March 31, 2009; provided that if the Company changes the date of the 2009 stockholder meeting more than 30 days from the date of the Company's 2008 annual meeting, then the deadline for stockholder proposals shall be a reasonable time before the Company begins to print and send its proxy materials for the 2009 annual meeting.

        In addition, the Bylaws require that stockholder proposals for the 2009 annual meeting must be in writing and be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 45 days nor more than 75 days prior to the anniversary of the date on which the Company first mailed its notice of availability of proxy materials to stockholders for the 2008 annual meeting of stockholders (which the Company expects to do on our about August 14, 2008). However, if the 2009 annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2008 annual meeting of stockholders, then notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to the 2009 annual meeting or (y) the 10th day following the day on which public announcement of the date of the 2009 annual meeting is first made.

        Because the Company's current fiscal year will end on December 31, 2008, three months before the anniversary of the end of fiscal 2008, it is likely that the Company will advance its 2009 annual meeting of stockholders more than 30 days prior to the anniversary of the 2008 annual meeting of stockholders.

FINANCIAL AND OTHER INFORMATION

        The Company's Annual Report for fiscal 2008, including financial statements, accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

OTHER MATTERS

        The Board knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY PROXY. YOU MAY VOTE YOUR SHARES BY PROXY BY FOLLOWING THE INSTRUCTIONS UNDER THE HEADING "PROCEDURAL MATTERS" IN THIS PROXY STATEMENT. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOU PROVIDE YOUR PROXY PROMPTLY SO THAT THE COMPANY CAN AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

George L. Rose Chief Legal Officer

July 29, 2008
Santa Monica, California

 APPENDIX A

ACTIVISION BLIZZARD, INC.
2008 INCENTIVE PLAN

        1.    Purpose.    The purpose of the Activision Blizzard, Inc. 2008 Incentive Plan is to attract and retain directors, officers and other employees of and consultants to Activision Blizzard, Inc., a Delaware corporation, and its Subsidiaries, and to provide to such persons incentives and rewards for performance.

        2.    Definitions.    As used in the Plan:

          (a)   "Award" means a grant of a Stock Option, SARs, Performance Shares, Performance Units or a Senior Executive Bonus or a grant or sale of Restricted Shares, Restricted Share Units or an award contemplated by Section 10.

          (b)   "Base Price" means the price per share specified in an Evidence of Award of a Freestanding SAR.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e)   "Committee" means the Compensation Committee of the Board or such other committee of the Board responsible for administering the Plan pursuant to Section 11.

          (f)    "Common Shares" means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12.

          (g)   "Company" means Activision Blizzard, Inc., a Delaware corporation, and its successors.

          (h)   "Covered Employee" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

          (i)    "Date of Grant" means the date specified by the Committee on which an Award becomes effective (which date may not be earlier than the date on which the Committee takes action with respect thereto).

          (j)    "Deferral Period" means the period of time during which Restricted Share Units are subject to deferral limitations, as provided in Section 7.

          (k)   "Director" means a member of the Board of Directors of the Company.

          (l)    "Effective Date" means the date of approval of the Plan by the Company's stockholders.

          (m)  "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of Awards. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.

          (o)   "Exercise Price" means the purchase price per share payable on exercise of a Stock Option.

          (p)   "Fiscal Year" means the fiscal year of the Company.

          (q)   "Freestanding SAR" means a SAR that is not granted in tandem with a Stock Option.

          (r)   "Incentive Stock Option" means a Stock Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

          (s)   "Management Objectives" means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Stock Options, SARs, Restricted Shares, Restricted Share Units, dividend credits and other awards pursuant to the Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department or function within the Company or a Subsidiary. The Committee may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any Fiscal Year, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they will be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Management Objectives applicable to any Award to a Covered Employee will be based on specified levels of, or relative peer company, performance in any one or more of the following objectives, or any combination thereof, as determined by the Committee in its sole discretion:

            (A)  Adjusted net earnings

            (B)  Appreciation in and/or maintenance of the price of Common Shares (or any other publicly-traded securities of the Company), including, without limitation, comparisons with various stock market indices

            (C)  Attainment of strategic and operational initiatives

            (D)  Budget

            (E)  Cash flow (including, without limitation, free cash flow)

            (F)  Cost of capital

            (G)  Cost reduction

            (H)  Earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization)

            (I)   Maintenance of internal controls over financial reporting and corporate governance practices

            (J)   Market share

            (K)  Market value added

            (L)  Net income

            (M) Net sales

            (N)  Operating profit and operating income

            (O)  Pretax income before allocation of corporate overhead and bonus

            (P)   Quality

            (Q)  Recruitment and development of associates

            (R)  Reductions in costs

            (S)   Return on assets and return on net assets

            (T)  Return on equity

            (U)  Return on invested capital

            (V)  Sales and sales growth

            (W) Successful acquisition/divestiture

            (X)  Total stockholder return and improvement of stockholder return

  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

          (t)    "Market Value per Share" means, as of any particular date, (i) the closing price per Common Share as reported on the principal securities exchange, association or quotation system on which Common Shares are then listed or quoted, or (ii) if clause (i) does not apply, the fair market value of a Common Share as determined by the Committee.

          (u)   "Optionee" means the optionee named in an Evidence of Award evidencing an outstanding Stock Option.

          (v)   "Participant" means a person who is selected by the Committee to receive benefits under the Plan and who is at the time an officer, employee, consultant, advisor or director of the Company or of any Subsidiary.

          (w)  "Performance Period" means, in respect of a Performance Share, Performance Unit or Senior Executive Plan Bonus, a period of time established pursuant to Section 8 or Section 9 within which the Management Objectives relating to such Award are to be achieved. The Performance Period for a Senior Executive Plan Bonus will be the Fiscal Year and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

          (x)   "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8.

          (y)   "Performance Unit" means a bookkeeping entry awarded pursuant to Section 8 that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

          (z)   "Plan" means this Activision Blizzard, Inc. 2008 Incentive Plan, as may be amended from time to time.

          (aa) "Prior Plan" means any of the following: (i) Activision, Inc. 1998 Incentive Plan, as amended, (ii) Activision, Inc. 1999 Incentive Plan, as amended, (iii) Activision, Inc. 2001 Incentive Plan, as amended, (iv) Activision, Inc. 2002 Incentive Plan, as amended, (v) Activision, Inc. 2002 Executive Incentive Plan, as amended, (vi) Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended, (vii) Activision, Inc. 2003 Incentive Plan, as amended, and (viii) Activision, Inc. 2007 Incentive Plan.

          (bb) "Related SAR" means a SAR granted pursuant to Section 5 that is granted in tandem with a Stock Option.

          (cc) "Restricted Shares" means Common Shares granted or sold pursuant to Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

          (dd) "Restricted Share Unit" means an award granted pursuant to Section 7 of the right to receive Common Shares or cash at the end of a specified period.

          (ee) "SAR" or "Share Appreciation Right" means a right granted pursuant to Section 5 to receive a percentage of the Spread upon exercise, and includes both Freestanding SARs and Related SARs.

          (ff)  "Senior Executive Plan Bonus" means an award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 9.

          (gg) "Spread" means the excess of the Market Value per Share on the date when a SAR is exercised over the Exercise Price or Base Price provided for in the related Stock Option or Freestanding SAR, respectively.

          (hh) "Stock Option" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.

          (ii)   "Subsidiary" means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interests representing the right generally to make decisions for such other entity are, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

          (jj)   "2007 Plan" means the Activision, Inc. 2007 Incentive Plan.

        3.    Shares Available Under the Plan.

          (a)   Subject to adjustment as provided in Section 12, the number of Common Shares that may be issued or transferred (i) upon the exercise of Stock Options, (ii) in payment of SARs, (iii) as Restricted Shares, (iv) in payment of Restricted Share Units, (v) in payment of Performance Shares or Performance Units, (vi) in payment of Senior Executive Bonuses, (vii) as or pursuant to Awards contemplated by Section 10, or (viii) in payment of dividend equivalents paid with respect to Awards made under the Plan will not exceed in the aggregate 15,000,000 Common Shares, plus the number of Common Shares that were reserved for issuance under the Prior Plans, other than the 2007 Plan, that were not subject to outstanding awards on September 27, 2007, plus the number of Common Shares subject to outstanding awards under the Prior Plans, other than the 2007 Plan, on September 27, 2007 that subsequently became available for issuance pursuant to the terms of the 2007 Plan, plus the number of shares subject to awards made under the 2007 Plan that subsequently became available for issuance pursuant to the terms of the 2007 Plan, minus the number of shares subject to awards issued under the 2007 Plan since September 27, 2007, which maximum number will be increased by the following: (A) the number of shares relating to awards outstanding under any Prior Plan as of the Effective Date that (1) expire, or are forfeited, terminated or cancelled, without the issuance of shares, (2) are settled in cash in lieu of shares, or (3) are exchanged prior to the issuance of Common Shares, for awards not involving Common Shares; and (B) if the exercise price of any stock option outstanding under any Prior Plan as of the Effective Date is, or the tax withholding requirements with respect to any award outstanding under any Prior Plan as of the Effective Date are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares.

          (b)   Under the Plan, (i) if all or any portion of an Award expires, or is forfeited, terminated or cancelled, without the issuance of Common Shares, or is settled in cash in lieu of Common Shares, or is exchanged with the Committee's permission, prior to the issuance of Common Shares, for an Award not involving Common Shares, the number of Common Shares expired, forfeited, terminated or cancelled, or settled or exchanged, as the case may be, will again be available for issuance or transfer under the Plan; (ii) if the Exercise Price of any Stock Option granted under the Plan is, or the tax withholding requirements with respect to any Award granted under the Plan are, satisfied through the withholding by the Company of shares otherwise then deliverable in respect of such Award or actual or constructive transfer to the Company of shares already owned, a number of shares equal to such withheld or transferred shares will again be available for issuance or transfer under the Plan; and (iii) if a SAR is exercised and settled in Common Shares, a number of shares equal to the difference between the total number of shares for which the SAR was exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the Plan, with the result being that only the number of Common Shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of Common Shares available for issuance or transfer under the Plan. Shares utilized under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

          (c)   Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 12:

    (i)
    The number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed that number of shares equal to the number of shares available for grant under the 2007 Plan at the time the 2008 Plan is approved by stockholders in the aggregate.

    (ii)
    The number of Common Shares actually issued or transferred by the Company as or pursuant to Awards other than Options or SARs will not exceed 7,500,000 in the aggregate, including no more than 3,000,000 in the aggregate as or pursuant to Awards granted under Section 10.

    (iii)
    The number of shares issuable or transferable in respect of Stock Options and SARs granted to any one Participant in a single Fiscal Year may not exceed 2,000,000 in the aggregate.

    (iv)
    The number of (A) Restricted Shares granted to any one Participant in a single Fiscal Year and (B) Common Shares issuable or transferable in respect of Restricted Share Units granted to such Participant in such Fiscal Year, may not exceed 1,000,000 in the aggregate.

    (v)
    The number of Performance Shares granted to any one Participant in a single Fiscal Year may not exceed 1,500,000 in the aggregate.

    (vi)
    The value of Performance Units granted to any one Participant in a single Fiscal Year may not exceed $2,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

    (vii)
    The amount of any Senior Executive Plan Bonuses paid to any one Participant for any single Fiscal Year may not exceed $4,000,000 in the aggregate.

    (viii)
    The number of Common Shares issuable or transferable in respect of Awards contemplated by Section 10 granted to any one Participant in a single Fiscal Year may not exceed 1,500,000 in the aggregate. The value of any Awards contemplated by Section 10 that do not involve the issuance or transfer of Common Shares granted to any one Participant in a single Fiscal Year may not exceed $2,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

          (d)   If a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

        4.    Stock Options.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each grant will specify an Exercise Price per share, which may not be less than the Market Value per Share on the Date of Grant.

          (c)   Each grant may specify that the Exercise Price will be payable (i) by bank check or certified check or by wire transfer of immediately available funds, (ii) through the delivery of irrevocable instructions, in form acceptable to the Company, to a brokerage firm approved by the Optionee to sell some or all of the Common Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate Exercise Price of the Common Shares being purchased, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee.

          (d)   Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (e)   Each grant will specify the period or periods of continuous employment or other service by the Optionee with the Company or a Subsidiary that is necessary before the Stock Options or installments thereof will become exercisable. A grant of Stock Options may provide for the accelerated vesting and exercisability of all or a portion of such Stock Options in the event of the retirement, death, disability or other termination of the Optionee's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (f)    A grant of Stock Options may specify Management Objectives or other performance criteria that must be achieved as a condition to the exercise of such rights or that may result in the accelerated exercisability of such rights.

          (g)   Stock Options may be (i) options that are intended to qualify under the Code as Incentive Stock Options, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.

          (h)   The exercise of a Stock Option will result in the cancellation on a share- for-share basis of any Related SAR authorized under Section 5.

          (i)    No Stock Option will be exercisable more than 10 years from the Date of Grant.

          (j)    Each grant of Stock Options will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

        5.    SARs.    The Committee may also authorize the grant to any Optionee of Related SARs in respect of Stock Options granted hereunder and the grant to any Participant of Freestanding SARs. A Related SAR will be a right of the Optionee, exercisable by surrender of the related Stock Option, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Related SARs must be granted concurrently with the related Stock Option. A Freestanding SAR will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each grant of SARs may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each grant of Freestanding SARs will specify the Base Price, which may not be less than the Market Value per Share on the Date of Grant.

          (c)   Upon exercise, each SAR will be payable in Common Shares having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread).

          (d)   A grant may specify that the amount payable on exercise of a SAR may not exceed a maximum specified by the Committee at the Date of Grant.

          (e)   A grant may specify waiting periods before exercise and permissible exercise dates or periods.

          (f)    A grant may specify that the exercisability of a SAR may be conditioned on, or may be accelerated in whole or in part in the event of, the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (g)   A grant of SARs may specify Management Objectives or other performance criteria that must be achieved as a condition of the exercise of such SARs or that may result in the accelerated exercisability of such SARs.

          (h)   Each grant of SARs will be evidenced by an Evidence of Award, which Evidence of Award will describe such SARs, identify the related Stock Options (if applicable), and contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

          (i)    A grant of Related SARs will provide that such Related SARs may be exercised only at a time when the related Stock Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Stock Option for cancellation. Successive grants of Related SARs may be made to the same Participant regardless of whether any Related SARs previously granted to the Participant remain unexercised.

          (j)    Successive grants of Freestanding SARs may be made to the same Participant regardless of whether any Freestanding SARs previously granted to the Participant remain unexercised.

          (k)   No Freestanding SAR granted under the Plan may be exercised more than 10 years from the Date of Grant.

        6.    Restricted Shares.    The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services or other benefit to the Company, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture (within the meaning of Section 83 of the Code) and restrictions on transfer hereinafter referred to. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant.

          (c)   Each such grant or sale will specify the period or periods of continuous employment or other service by the Participant with the Company or a Subsidiary (or other risk of forfeiture) that must be satisfied before the restrictions described in Section 6(c) will lapse and the Restricted Shares will become vested, and/or may provide that all or a portion of the restrictions on the Restricted Shares will lapse upon the achievement of Management Objectives or other performance criteria (as provided in Section 6(d) below).

          (d)   Each such grant or sale will provide that, during the period for which the risk of forfeiture continues, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e)   A grant of Restricted Shares may specify Management Objectives or other performance criteria that, if achieved, will result in the lapse or early lapse of the restrictions applicable to all or a portion of such Restricted Shares. Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares with respect to which restrictions will lapse if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

          (f)    Notwithstanding anything to the contrary contained in the Plan, a grant or sale of Restricted Shares may provide for the acceleration in whole or in part of the lapse of the restrictions on the Restricted Shares in the event of the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (g)   A grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Shares, which may be subject to the same restrictions as the underlying Award.

          (h)   Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve. Unless otherwise directed by the Committee, all Restricted Shares will be held in custody by the Company or its transfer agent and registrar until all restrictions thereon have lapsed.

        7.    Restricted Share Units.    The Committee may also authorize the grant or sale of Restricted Share Units to Participants. Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services or other benefit to the Company, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives or other performance criteria) during the Deferral

Period as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Share Units which will vest if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

          (c)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d)   Notwithstanding anything to the contrary contained in the Plan, a grant or sale may provide for the accelerated vesting of Restricted Share Units and the lapse or other modification of the Deferral Period in whole or in part in the event of the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (e)   During the Deferral Period, the Participant will have no rights of ownership in the Restricted Share Units and will have no right to vote Common Shares underlying the Restricted Share Units, but an Evidence of Award may authorize the payment of dividend equivalents on such Restricted Share Units on either a current or deferred or contingent basis, either in cash or in Common Shares.

          (f)    Each grant or sale will specify the time and manner of payment of the Restricted Share Units that have been earned. A grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (g)   Each grant or sale of Restricted Share Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

        8.    Performance Shares and Performance Units.    The Committee may also authorize the grant of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives or other performance criteria during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

          (b)   The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the Date of Grant, which may be subject to earlier lapse or other modification in the event of the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (c)   A grant of Performance Shares or Performance Units will specify Management Objectives or other performance criteria which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives or other performance criteria a level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level or levels, but falls short of maximum achievement of the specified Management Objectives or criteria.

          (d)   Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. A grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (e)   A grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. A grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

          (f)    The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in Common Shares.

          (g)   Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

        9.    Senior Executive Plan Bonuses.    The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is a Covered Employee, which incentive compensation will become payable upon achievement of specified Management Objectives. Subject to Section 3(b)(vii), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a)   No later than 90 days after the first day of the Fiscal Year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such Fiscal Year.

          (b)   Following the close of the Fiscal Year, the Committee will certify in writing whether the specified Management Objectives have been achieved. Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose. The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) Common Shares having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable, or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

          (c)   The Committee may provide that, if a change in control of the Company occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period. In such event, the Senior Executive Plan Bonus will be paid at such time following the change in control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a change in control.

          (d)   Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant's termination of employment by reason of retirement, death, disability or otherwise.

        10.    Other Awards.

          (a)   In addition to Stock Options, SARs, Performance Shares, Performance Units, Restricted Shares, Restricted Share Units and Senior Executive Plan Bonuses, the Committee may, subject to limitations under applicable law, make other Awards (i) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, (ii) with value and payment contingent upon performance of the Company or specified Subsidiaries or other business units thereof or any other factors designated by the Committee, or (iii) valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee determines.

          (b)   Cash awards, as an element of or a supplement to any other Award made under the Plan, may also be made pursuant to this Section 10.

          (c)   The Committee may grant Common Shares as a bonus, or may make other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Committee from time to time.

        11.    Administration of the Plan.

          (a)   The Plan will be administered by the Committee. The composition of the Committee will comply with applicable independence requirements under the rules and regulations of any securities exchange, association or quotation system on which Common Shares are then listed or quoted, and the Board will also consider the advisability of appointing to the Committee members who satisfy the requirements of (i) the definition of the term "non-employee director" used Rule 16b-3 promulgated under the Exchange Act and (ii) the definition of the term "outside director" used in Section 162(m) of the Code.

          (b)   The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee of the Committee or to any other committee of the Board or a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such committee or subcommittee.

          (c)   Notwithstanding any other provision of the Plan, any Award to a member of the Committee must be approved by the Board to be effective.

          (d)   The Committee will have sole discretion to (i) interpret any provision of the Plan or an Evidence of Award, (ii) make any determination necessary or advisable for the administration of the Plan and Awards hereunder, and (iii) waive any condition or right of the Company under an Award or discontinue or terminate an Evidence of Award. Without intending to limit the generality or effect of the foregoing, any decision or determination made by the Committee with respect to the Plan or an Award, including whether to grant or withhold any required consent, will be made by the Committee in its sole and absolute discretion, subject to the terms of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Evidence of Award and any determination by the Committee pursuant to any provision of the Plan or of any such Evidence of Award will be final and conclusive.

          (e)   The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been so delegated, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Without limiting the foregoing and subject to applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under the Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for Awards to an executive officer or any person subject to Section 162(m) of the Code; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards made pursuant to the authority delegated.

        12.    Adjustments.    The Committee will make or provide for such adjustments in the number of Common Shares authorized under Section 3, in the number of Common Shares covered by outstanding Awards, in the Exercise Price of outstanding Stock Options and any amounts payable for Common Shares under other outstanding Awards, in the Base Price of outstanding SARs, and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including, without limitation, cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3(c) as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the numbers specified in Sections 3(c)(i) and 3(c)(ii) will be made only if and to the extent that (i) such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify and (ii) such adjustment would not result in negative tax consequences under Section 409A of the Code. Without limiting the generality of the foregoing, in the event that the Company issues warrants or other rights to acquire Common Shares on a pro rata basis to all stockholders, the Committee will make such adjustments in the number of Common Shares authorized under the Plan and in the limits contained herein as it may deem to be equitable, including, without limitation, proportionately increasing the number of authorized Common Shares or any such limit.

        13.    Non U.S. Participants.    In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        14.    Transferability.

          (a)   Except as provided below or as otherwise determined by the Committee, (i) no Award will be transferable by a Participant except by will or the laws of descent and distribution and (ii) Stock Options and SARs will be exercisable during the Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity to do so, by the Participant's guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision. With the consent of the Company, which may be granted or withheld in its sole and absolute discretion, a Participant may transfer an Award for estate planning purposes or pursuant to a domestic relations order; provided that such transferee will be bound by and subject to all of the terms and conditions of the Plan and the Evidence of Award relating to the Award and executes an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant will remain bound by the terms and conditions of the Plan. Notwithstanding the foregoing, no Stock Option that is intended to be an Incentive Stock Option or any Related SAR granted in tandem therewith may be transferred.

          (b)   The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or SARs, upon the termination of the Deferral Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares, Performance Units or a Senior Executive Plan Bonus or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6, will be subject to further restrictions on transfer.

        15.    Withholding Taxes.    To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company or Subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.

        16.    Compliance with Section 409A of the Code.    To the extent applicable, it is intended that the Plan and any Awards hereunder comply with the provisions of Section 409A of the Code. The Plan and any Awards hereunder will be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any Award to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in the Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated by the U.S. Department of the Treasury or the Internal Revenue Service.

        17.    Amendments.

          (a)   The Committee may at any time and from time to time amend or suspend the Plan in whole or in part; provided, however, that, if an amendment must be approved by the stockholders of the Company in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which the Common Shares are then listed or quoted, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Without intending to limit the generality or effect of the foregoing, if an amendment to the Plan would increase the number of Common Shares that may be issued or transferred upon the exercise of Incentive Stock Options, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

          (b)   The Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Base Price. Furthermore, no Stock Option or SAR will be cancelled and replaced with Awards having a lower Exercise Price or Base Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of "underwater" Stock Options and SARs and will not be construed to prohibit the adjustments provided for in Section 12.

          (c)   Subject to Section 17(b) hereof, the Committee may amend the terms of any Award under the Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 12, no amendment to any Award may materially and adversely affect the rights of any Participant taken as a whole without his or her consent.

          (d)   If permitted by Section 409A of the Code, in case of termination of employment by reason of the death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds a Stock Option or SAR not immediately exercisable in full, or any Restricted Shares as to which the risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Share Units as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other Award made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b), the Committee may, in its sole discretion, accelerate the time at which such Stock Option, SAR or other Award may be exercised, the time at which such risk of forfeiture or prohibition or restriction on transfer will lapse, the time when such Deferral Period will end, the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such Award.

          (e)   The Committee may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

        18.    Governing Law.    The Plan and all Awards and actions taken thereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

        19.    Term of Plan.    The Plan will be effective as of the Effective Date. No Award will be made under the Plan more than 10 years after the Effective Date, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

        20.    Miscellaneous Provisions.

          (a)   The Company will not be required to issue any fractional Common Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

          (b)   The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or a Subsidiary, nor will it interfere in any way with any right the Company or a Subsidiary would otherwise have to terminate such Participant's employment or other service at any time. Except as specifically provided by the Committee, the Company will not be liable for the loss of existing or potential profit with respect to an Award hereunder in the event of termination of employment or other relationship, even if the termination is in violation of an obligation of the Company or a Subsidiary to the Participant. The Committee's

  making of an Award to a Participant hereunder will not confer upon the Participant any right to receive any other Awards hereunder or under any other plan or arrangement.

          (c)   Any Evidence of Award may provide for the effect on any Common Shares issued or other payment made with respect to the Award of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to the Company or any Subsidiary.

          (d)   Notwithstanding any other provision of the Plan or any Award to the contrary, no Award may be effectuated, through exercise by the holder thereof or otherwise, if the delivery of cash or stock to the holder of such Award pursuant to the terms thereof would be, based on advice of counsel to the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan. Notwithstanding any other provision of the Plan to the contrary, each issuance of Common Shares to a Participant pursuant to the Plan or an Award will be made for such consideration as is required by applicable law to ensure that such Common Shares are validly issued, fully paid and nonassessable upon such issuance.

          (e)   Absence on leave approved by a duly constituted officer of the Company or a Subsidiary will not be considered interruption or termination of service of any employee for any purposes of the Plan or an Award, except that no Award may be made to an employee while he or she is absent on leave.

          (f)    No Participant will have any rights as a stockholder with respect to any Common Shares subject to an Award made to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

          (g)   The Committee may condition any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

          (h)   If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, will be stricken and the remainder of the Plan will remain in full force and effect.

          (i)    Each individual who is or has been a member of the Board or a committee appointed by the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof with the Company's approval, or paid in satisfaction of any judgment in any such action, suit or proceeding against the individual, provided the Company is given the opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before the individual undertakes to handle and defend such claim, action, suit or proceeding on his or her own behalf, unless such loss, cost, liability or expense is a result of such individual's own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

 ACTIVISION BLIZZARD, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VOTE BY INTERNET, TELEPHONE OR MAIL

        As a stockholder of Activision Blizzard, Inc., a Delaware corporation (the "Company"), you have the option of voting your shares of common stock of the Company by proxy using the Internet, telephone or mail. If you vote electronically by the Internet or telephone, you do not need to return the attached proxy card. Your vote by proxy authorizes Brian G. Kelly, Robert A. Kotick and René P. Pénisson and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that you are entitled to vote at the 2008 Annual Meeting of Stockholders of the Company to be held on Wednesday, September 24, 2008, at 9:00 a.m., Pacific Daylight Time, at The Peninsula Hotel, 9882 South Santa Monica Boulevard, Beverly Hills, California 90212, and at any adjournment(s) or postponement(s) thereof, with the same effect as if you were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement.

(Continued, and to be marked, dated and signed, on the other side)

[COMPUTER]	VOTE BY INTERNET OR TELEPHONE QUICK *** EASY *** IMMEDIATE	[PHONE]
ACTIVISION BLIZZARD, INC.

Voting by Internet or telephone is quick, easy and immediate.    As a stockholder of Activision Blizzard, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Daylight Time, on September 23, 2008.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com.

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:

Call 1 (866) 894-0537.

Use any touchtone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE

Vote Your Proxy by Mail:

Mark, sign and date your proxy card below, then detach it, and return it in the postage-paid envelope provided.

V            FOLD AND DETACH HERE AND READ THE REVERSE SIDE            V

Please mark your votes like this ☒

PROXY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BELOW. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES, FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

1.	The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying proxy statement.	FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

01 Philippe G. H. Capron	02 Robert J. Corti	03 Frédéric R. Crépin
04 Bruce L. Hack	05 Brian G. Kelly	06 Robert A. Kotick
07 Jean-Bernard Lévy	08 Robert J. Morgado	09 Douglas P. Morris
10 René P. Pénisson	11 Richard Sarnoff

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)
2.	Approval of the Activision Blizzard, Inc. 2008 Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approval of the stockholder proposal regarding diversity on the Board of Directors of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Approval of the stockholder proposal regarding a stockholder advisory vote on executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature	Signature	Dated	, 2008

Note:    Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature.

V            FOLD AND DETACH HERE AND READ THE REVERSE SIDE            V

QuickLinks

  3100 Ocean Park Boulevard Santa Monica, California 90405
  July 29, 2008
PROCEDURAL MATTERS
PROPOSAL 1— ELECTION OF DIRECTORS
PROPOSAL 2— APPROVAL OF THE 2008 PLAN
PROPOSAL 3— STOCKHOLDER PROPOSAL—DIVERSITY ON THE BOARD OF DIRECTORS
PROPOSAL 4— STOCKHOLDER PROPOSAL—STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE MATTERS
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
FINANCIAL AND OTHER INFORMATION
OTHER MATTERS
  APPENDIX A
ACTIVISION BLIZZARD, INC. 2008 INCENTIVE PLAN
ACTIVISION BLIZZARD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS VOTE BY INTERNET, TELEPHONE OR MAIL
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE
PROXY